UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Celsion Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2007

Dear Stockholder:

We are pleased to invite you to Celsion Corporation’s Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, June 13, 2007, at the Four Points by Sheraton BWI Hotel, located at 7032 Elm Road, Baltimore, MD 21240.

Enclosed for your review are a number of important items, including a notice of the Annual Meeting, our proxy statement, a proxy card and our Annual Report to Stockholders on Form 10-K.

At the meeting you are being asked to vote on a proposal to sell our Prolieve assets to Boston Scientific Corporation. Your Board of Directors has unanimously approved and recommends that the stockholders approve the sale of the Prolieve assets pursuant to the Asset Purchase Agreement by and between Celsion Corporation and Boston Scientific Corporation, a copy of which is attached to the proxy statement as Appendix B. In approving the agreement, the Board of Directors considered a number of factors including the following:

1.	The proceeds from the sale of the Prolieve assets will provide funding for our drug development program and will allow us to avoid an immediate sale of equity and further dilution to our current stockholders.

2.	The proceeds from the sale of the Prolieve assets will fund the substantial completion of our Phase III primary liver cancer program.

3.	The proceeds from the sale of the Prolieve assets will fund at least the initiation of our recurrent chest wall breast cancer Phase II/III study.

4.	The gain generated by the sale of the Prolieve assets will result in a significant increase in stockholder equity and assist us in achieving compliance with the listing requirements of The American Stock Exchange.

5.	The proceeds from the sale of the Prolieve assets will help fund the exploration and development of additional ThermoDox indications and encapsulation of other drugs in our heat activated liposome.

6.	The funds generated by the sale of the Prolieve assets will assist us with undertaking market research activities which we believe will facilitate business development initiatives and commercialization strategies.

7.	The sale of the Prolieve assets completes our exit from the medical device segment and will allow us to focus on attracting and retaining employees with the skills required to develop and commercialize drug products.

The Board of Directors has determined that the asset sale is in the best interest of stockholders for the reasons cited above and therefore recommends that you vote “FOR” the asset sale.

The proposed asset sale is an important decision for Celsion Corporation and its stockholders. The Prolieve assets cannot be sold unless the Asset Purchase Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Celsion Corporation Common Stock. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the postage-prepaid envelope or you may cast your vote via the internet at www.proxyvote.com or by phone by calling 1-800-690-6903. If you attend the Annual Meeting, you may revoke your proxy and vote your shares personally. Failure to vote either by proxy or in person at the Annual Meeting will have the effect of a vote AGAINST the sale of the Prolieve assets. Your prompt cooperation will be greatly appreciated.

Sincerely,

Max E. Link	Michael H. Tardugno
Chairman of the Board	President and Chief Executive Officer

CELSION CORPORATION

10220-L OLD COLUMBIA ROAD

COLUMBIA, MARYLAND 21046-2364

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 13, 2007

To Our Stockholders:

Notice is hereby given that the annual meeting (together with any adjournments, postponements or rescheduling thereof, the “Annual Meeting”) of the stockholders of Celsion Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, June 13, 2007 at the Four Points by Sheraton BWI Hotel, located at 7032 Elm Road, Baltimore, MD 21240, for the following purposes:

(1)	To elect three Class III Directors, to serve for a three-year term;

(2)	To consider and act to approve the Celsion Corporation 2007 Stock Incentive Plan;

(3)	To ratify the selection of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

(4)	To consider and vote upon a proposal to ratify and approve the sale by us of our Prolieve assets, which may constitute a sale of substantially all of our assets, to Boston Scientific Corporation (“BSC”) pursuant to an Asset Purchase Agreement dated as of April 17, 2007 by us and BSC; and

(5)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The close of business on Monday, April 30, 2007 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 30, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Anthony P. Deasey
Secretary

April 30, 2007

Columbia, Maryland

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN,

DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PRE-ADDRESSED

AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT 1-800-690-6903.

CELSION CORPORATION

PROXY

STATEMENT

i

ii

CELSION CORPORATION

PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

The Board of Directors of Celsion Corporation (which is sometimes referred to in this Proxy Statement as the “Company”, “Celsion”, “we” or “us”) is furnishing this Proxy Statement in connection with the solicitation, by the Board of Directors, of proxies to be used at the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the “Annual Meeting”) to be held at 10:00 a.m., local time, on Wednesday, June 13, 2007, at the Four Points by Sheraton BWI Hotel, located at 7032 Elm Road, Baltimore, MD 21240 for the purposes set forth in the accompanying Notice of Annual Meeting.

Only stockholders of record at the close of business on the Record Date, Monday, April 30, 2007 are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 10,831,251 shares of our common stock, par value $0.01 per share (“Common Stock”), issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting. If you were a stockholder as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person. HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM. A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling 1-800-690-6903.

Our principal executive offices are located at 10220-L Old Columbia Road, Columbia, Maryland 21046-2364, and our telephone numbers are (410) 290-5390 and (800) 262-0394 (toll free). We are first sending this Proxy Statement and accompanying Proxy Card and Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K for the fiscal year ended December 31, 2006 (our “2006 Annual Report on Form 10-K”) to our stockholders on or about May 7, 2007.

Election of Class III Directors at the Annual Meeting will be by plurality vote. This means that the director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of Common Stock in the election of the Class III Directors, will be elected. Stockholders may not cumulate their votes in electing directors. The proposal to approve the Celsion Corporation 2007 Stock Incentive Plan (the “2007 Plan”) requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. Ratification of the selection of Stegman & Company to serve as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. The proposal to approve the sale of the Prolieve Assets to Boston Scientific Corporation requires the affirmative vote, whether in person or by proxy, of a majority of the shares of the outstanding Common Stock. The presence in person or by proxy of a majority of the holders of all shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. In the event that the number of shares represented at the Annual Meeting in person or by proxy is less than a quorum, the persons named in the accompanying Proxy Card intend to vote “FOR” an adjournment of the Annual Meeting.

Stockholder votes will be tabulated by Broadridge Financial Solutions, Inc. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes (shares which a broker or nominee has indicated it does not have discretionary authority to vote) on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes therefore will have the same effect as “no” votes on the proposal to approve the 2007 Plan, the ratification of the selection of Stegman & Company as our independent registered public accounting firm, and the proposal to approve the sale of the Prolieve assets to Boston Scientific Corporation, but will have no effect on the election of directors.

PROXIES

If the enclosed Proxy Card is properly dated, signed and returned so that we receive it prior to the time of the Annual Meeting, the shares represented by that Proxy Card will be voted at the Annual Meeting in accordance with the choices indicated. If no choice is specified as to a matter but the Proxy Card otherwise is properly executed, dated and returned, the proxy holders will vote the shares represented by that Proxy Card in accordance with the recommendations of the Board of Directors.

REVOCABILITY OF PROXIES

Any stockholder giving a proxy prior to the Annual Meeting may revoke it prior to its exercise either by attending the Annual Meeting and voting his or her shares in person or by delivering to the Company, not later than the commencement of the Annual Meeting, a letter or other suitable instrument of revocation or a later dated Proxy Card, duly executed by the stockholder.

SOLICITATION

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying Proxy Card and the Company’s 2006 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The solicitation of proxies will be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefore. In addition, D.F. King & Co. Inc. has been retained to aid in the solicitation. Its fees for this solicitation should not exceed $9,000, exclusive of expenses.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT 1-800-690-6903.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of Company Common Stock as of April 30, 2007 by:

•	each person or group known by us to own beneficially more than 5% of the outstanding Common Stock;

•

each of our directors and director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading “Proposal No. 1: Election of Directors—Executive Compensation”; and

•	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of April 30, 2007 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

NAME OF BENEFICIAL OWNER*	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING (1)
Max E. Link(2)	121,659	1.12%

Gary W. Pace(3)	9,449	*	*

Kris Venkat(4)	53,513	*	*

Anthony P. Deasey(5)	156,312	1.44%

Gregory Weaver(6)	13,448	*	*

Lawrence S. Olanoff	9,276	*	*

Augustine Chow	0	*	*

Michael H. Tardugno	57,716	*	*

William Hahne(7)	19,545	*	*

Michael Oleck(8)	18,812	*	*

Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760-1537	848,838	7.94%

Directors and Executive Officers as a group (10 persons)(9)	459,730	4.18%

*	Except as otherwise indicated, the address of each of the persons named is c/o Celsion Corporation, 10220-L Old Columbia Road, Columbia, MD 21046-2364.

**	Less than 1%.
(1)	Based on 10,831,251 shares of Common Stock outstanding as of April 30, 2007.
(2)	Includes 24,194 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(3)	Includes 8,226 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(4)	Includes 48,228 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(5)	Includes 127,891 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(6)	Includes 2,337 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(7)	Includes 4,444 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(8)	Includes 12,279 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.
(9)	Includes 227,599 shares of Common Stock underlying options currently exercisable or exercisable within 60 days of April 30, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports regarding ownership and changes in ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms furnished between January 1, 2006 and December 31, 2006, or with respect to our fiscal year ended December 31, 2006, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2006, all applicable Section 16(a) filing requirements were met.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct applicable to its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions) and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics and Business Conduct was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003. It is available on the Company’s website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company’s Corporate Secretary, 10220-L Old Columbia Road, Columbia, MD 21046-2364. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters promptly will be posted on the Company’s website.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

The Company’s Certificate of Incorporation provides that the number of directors that constitutes the whole Board of Directors is to be fixed by, or in the manner provided in, our Bylaws. The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is the Company’s practice to have such classes as even in size as possible. The Company’s Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at seven.

The terms of the Class III Directors—Drs. Max Link and Kris Venkat and Mr. Michael H. Tardugno—will expire with the election and qualification of successor directors at the Annual Meeting. Drs. Link and Venkat and Mr. Tardugno have been nominated to stand for re-election for a three-year term. The term of the Class I Directors—Mr. Gregory Weaver and Dr. Augustine Chow — will expire with the election and qualification of directors at the annual meeting of stockholders in 2008. The terms of the Class II Directors—Drs. Gary W. Pace and Lawrence S. Olanoff—will expire with the election and qualification of directors at the annual meeting of stockholders in 2009. At each annual meeting of stockholders, the directors elected to succeed those whose terms are expiring succeed to the same class as the directors they replace and each such new director is elected for a term to expire at the third annual meeting of stockholders after his or her election and when his or her successor is duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors would hold office for the remaining term of the class to which he or she is elected, and a director elected to fill a vacancy arising in any other manner would hold office for the remaining term of his or her predecessor.

Dr. Claude Tihon resigned from the Board of Directors in June 2006. Mr. Anthony P. Deasey served as a Class I director from October 2006 to January 2007. Mr. Deasey resigned as the Company’s Interim President and Chief Executive and Director in January 2007. Mr. Michael H. Tardugno was appointed as a Class III Director in January 2007. In March 2007, the Board of Directors was expanded from six to seven members and Dr. Augustine Chow was appointed a Class I Director.

The Board of Directors has nominated Drs. Max Link and Kris Venkat and Mr. Michael H. Tardugno to stand for re-election to the Board of Directors as Class III Directors, with a term expiring at the 2010 annual meeting of stockholders and with the election and qualification of their successor. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote “FOR” the election of Dr. Link, Dr. Venkat and Mr. Tardugno unless otherwise instructed. If you do not wish your shares to be voted for Dr. Link, Dr. Venkat and Mr. Tardugno, you must so indicate by marking the “Withhold Authority” box on the Proxy Card against the appropriate name or names in which event your shares will not be voted for name or names so marked. In the event that any of Dr. Link, Dr. Venkat and Mr. Tardugno becomes unavailable, which is not expected, the designated proxies will vote in their discretion for a substitute nominee, or the Board may reduce the number of directors.

VOTE REQUIRED AND RECOMMENDATION

The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, so long as a quorum is present. As a result, assuming the presence of a quorum, broker non-votes and abstentions will not affect the election of directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES FOR DIRECTORS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding the Company’s current directors and the nominees (who are also currently serving as directors), as well as the Company’s non-director executive officers.

NAME	AGE	POSITION(S)
Max E. Link	66	Chairman, Director

Michael H. Tardugno	55	President, Chief Executive Officer, and Director

Lawrence S. Olanoff	55	Director

Gary W. Pace	59	Director

Gregory Weaver	50	Director

Kris Venkat	60	Director

Augustine Chow	54	Director

Anthony P. Deasey	57	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary; Interim President and Chief Executive Officer from October 2006 to January 2007.

William Hahne	54	Vice President Clinical Development and Medical Affairs

Michael Oleck	48	Vice President—Operations

Following are the biographical summaries for each of the continuing Class I and Class II Directors, and for the nominees proposed for election as Class III Directors of the Company at the Annual Meeting.

Continuing Class I Directors (Term Expires in 2008)

Mr. Gregory Weaver. Mr. Weaver has been a director of the Company since 2005. Mr. Weaver most recently served as Senior VP and Chief Financial Officer of Sirna Therapeutics (Nasdaq: RNAI), an RNAI therapeutics company from February 2006 until the sale of the firm to Merck, Inc. in December 2006. From April 2002 through September 2005, Mr. Weaver was Chief Financial Officer and Corporate Secretary of Nastech Pharmaceutical Company (Nasdaq: NSTK), a drug delivery company. From April 1999 to April 2002, Mr. Weaver was Chief Financial Officer of Ilex Oncology Inc. (Nasdaq: ILXO), a cancer drug development company, and from 1996 to 1998 he was the Chief Financial Officer of medical device manufacturer Prism Technologies. Previously, Mr. Weaver, a certified public accountant, held increasingly senior positions with Fidelity Capital and Harte-Hanks (NYSE: HHS) in the publishing industry. He began his career with Andersen LLP. Mr. Weaver earned his MBA from Boston College and B.S. in accounting from Trinity University.

Dr. Augustine Chow. Dr. Augustine Chow was appointed to the Board of Directors in March 2007. Dr. Chow has served as the Chief Executive Officer of Harmony Asset Limited since 1996, a publicly listed investment company specializing in China and Hong Kong. He also serves as the Chief Executive Officer of Pacific Life Science Holdings Limited. From 1990-1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong. Prior to this, Dr. Chow held increasingly senior positions with Brunswick Corporation and Outboard Marine Corporation. Dr. Chow has held numerous directorships of listed and non-listed companies, principally in Hong Kong, China and the UK. He has also participated and managed over fifty direct investments in China. Dr. Chow holds a M.Sc. from London Business School, a Ph.D. in Transfer of Technology from the University of South Australia, a DBA in Internet Research from Southern Cross University, and an Engineering Doctorate in Commercialization of Radical Innovation from the City University of Hong Kong.

Continuing Class II Directors (Term Expires in 2009)

Dr. Gary W. Pace. Dr. Pace has served as a director of the Company since 2002. He is currently Chairman and Chief Executive Officer of QRxPharma Pty Ltd., a development stage biopharmaceutical company and a Visiting Scientist at the Massachusetts Institute of Technology (MIT). He also serves as a director of ResMed (NYSE:RMD), Transition Therapeutics Inc. (CDNX:TTH), Peplin Ltd (ASX:PEP), Protiveris Inc., and CTour A/S. From 1995 to 2001, Dr. Pace was President and Chief Executive Officer of RTP Pharma and from 2000 to 2002, Dr. Pace was Chairman and Chief Executive Officer of Waratah Pharmaceuticals Inc., a spin-off company from RTP Pharma. From 1993 to 1994, he was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From 1989 to 1993, he was Senior Vice President of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.S. with honors from the University of New South Wales and a Ph.D. from MIT.

Dr. Lawrence S. Olanoff. Dr. Olanoff was elected to the Board of Directors in August 2005. Dr. Olanoff was appointed President and Chief Operating Officer and a member of the Board of Directors of Forest Laboratories Incorporated in October 2006. Dr. Olanoff served as President and Chief Executive Officer of the Company from July 2005 until October 2006. From 1995 to July 2005, Dr. Olanoff was the senior Research and Development executive for Forest Laboratories Incorporated and was appointed Executive Vice President—Scientific Affairs on November 30, 1998. From 1993 to 1995, Dr. Olanoff was Senior Vice President-Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President—Clinical Development and Medical Affairs. Dr. Olanoff holds a Ph.D. degree in Biomedical Engineering and an MD degree from Case Western Reserve University.

Class III Director Nominees (Term Expires in 2010)

Dr. Max E. Link. Dr. Link has served as a director of the Company since 1997 and has been the Chairman of the Board of Directors since October 2001. Dr. Link currently provides consulting and advisory services to a number of pharmaceutical and biotechnology companies. From 1993 to 1994, Dr. Link served as Chief Executive Officer of Corange, Ltd., a life science company that was subsequently acquired by Hoffman-LaRoche. From 1971 to 1993, Dr. Link served in numerous positions with Sandoz Pharma AG, culminating in his appointment as Chairman of their Board of Directors in 1992. From 2001 to 2003, Dr. Link served as Chairman and Chief Executive Officer of Centerpulse Ltd. Dr. Link currently serves on the Boards of Directors of Human Genome Sciences, Inc. (Nasdaq:HGSI), Alexion Pharmaceuticals, Inc. (Nasdaq:ALXN) and Discovery Laboratories, Inc. (Nasdaq:DSCO). Dr. Link holds a Ph.D. in Economics from the University of St. Gallen (Switzerland).

Dr. Kris Venkat. Dr. Venkat has been a director of the Company since May 2001. Since 2000, he has been Chief Executive Officer and Chairman of Sundari Enterprises, Inc. He has also been Chairman of the Board of Directors of Provid Pharmaceuticals, Inc. (since 2001), Thar Technologies, Inc. (since 2003), and Indus Biotech Private Limited (since 2002), IEP, GmbH (since 1996), Aescula Pharma, Switzerland (since 2006) and Pharmexx India Limited (since 2006). Dr. Venkat is a director of Genomics USA, Inc., Eleos, Inc, Strand Life Sciences Private Limited, Vice Chairman of Transvivo, Inc. and Omicia Inc. Dr. Venkat is also a Senior Adviser to TVM Capital, a large venture capital fund. From 1992 to 2000, he served as Chairman of the Board and Chief Executive Officer of Phyton, Inc. and, from 1993 to 2000, as Chairman of the Board and Managing Director of its wholly owned German subsidiary - Phyton, GmbH. From 1990 to 1991, Dr. Venkat was President and Chief Executive Officer of Genmap, Inc. Dr. Venkat is a Visiting Professor of Chemical and Biochemical Engineering at Rutgers University. He has held visiting faculty positions at Yale University, Dartmouth College, Anna University in India and University College, Galway, in Ireland. From 1986 to 1998, Dr. Venkat served as an adviser to the government of India on biotechnology development. Dr. Venkat holds a Ph.D. and a Masters degree in Chemical and Biochemical Engineering from Rutgers University and an undergraduate degree in Chemical Engineering from the Indian Institute of Technology (I.I.T.).

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies Inc, a subsidiary of Mylan Laboratories. Before Mylan, from 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc. From 1996 to 1998 he was Senior Vice President of Technical Operations for the ConvaTec division of Bristol-Myers Squibb, and from 1977 to 1995 he held increasingly senior positions with Bausch & Lomb and Abbott Laboratories. Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School, Program for Management Development.

Executive Officers

Following are the biographical summaries for each of the Company’s executive officers. Each executive officer is elected by, and serves at the pleasure of, the Board of Directors.

Mr. Michael H. Tardugno. Mr. Tardugno’s biographical information appears above under the heading “Class III Director Nominees (Term Expires in 2010).”

Mr. Anthony P. Deasey. Mr. Deasey is currently Executive Vice President—Chief Operating Officer and Chief Financial Officer of the Company. He also served as Interim President and Chief Executive Officer and as a Director of the Company from October 2006 to January 2007. Mr. Deasey joined the Company as Senior Vice President—Finance and Chief Financial Officer in November 2000, and became Executive Vice President—Finance and Administration in February 2002. Prior to joining Celsion, he was Senior Vice President—Finance and Chief Financial Officer of World Kitchen (formerly Corning Consumer Products) from 1998 to 2000. He also served as Senior Vice President—Chief Financial Officer of Rollerblade Inc. from 1996 to 1998 and previously held the position of Vice President and Chief Financial Officer with Church & Dwight Co. (NYSE:CHD). Mr. Deasey is a Chartered Accountant who gained his early experience in the international operations of Chesebrough Ponds and Price Waterhouse.

Dr. William Hahne. Dr. Hahne is currently Vice President—Research and Development. He was appointed Vice President—Clinical Development and Medical Affairs in January 2006. Prior to joining Celsion, from 2003 though 2005, Dr. Hahne was Vice President, Clinical Development for Curagen Corporation. From 1997 to 2002, he was Executive Director of Clinical Research and ultimately Vice President—Clinical Development for Eisai Inc. Prior to Eisai, Dr. Hahne held positions of increasing responsiblity at Glaxo Inc. and Merrel Dow, Marion Merrel Dow, and Hoechst Marion Roussel. Dr. Hahne holds an MD degree from Cornell University Medical College.

Mr. Michael Oleck. Mr. Oleck has been Vice President—Operations since September 2004. From 2001 until he joined the Company, Mr. Oleck held various positions at Cordis Corporation (a Johnson & Johnson Company), most recently as Director—Worldwide Strategic Sourcing—New Product Development. Mr. Oleck previously served as Director—Manufacturing & Plant Engineering for Cytometrics Inc. from 2000 to 2001, following a 20-year career with E.I. DuPont de Nemours & Co. Mr. Oleck holds a B.S. in Electrical Engineering from the New Jersey Institute of Technology, an M.S. in Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Delaware.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors presently maintains separately designated Audit, Compensation, and Nominating and Governance Committees. The Audit Committee’s principal responsibilities are to review financial statements and reports filed by the Company with the SEC, select annually a firm of independent accountants to conduct the annual audit of the Company’s financial statements, assess the independence of the Company’s independent auditors and meet with the independent auditors from time to time in order to review the Company’s general policies and procedures with respect to audits, accounting and financial controls. Mr. Weaver (Chairman) and Drs. Link and Pace, each of whom is independent under the applicable rules of The American Stock Exchange (“AMEX”) and Rule 10A-3 under the Exchange Act currently serve on the Audit Committee.

The Compensation Committee is responsible for establishing and administering the compensation policies applicable to the Company’s directors, officers and key personnel, for recommending compensation arrangements to the Board of Directors and for evaluating the performance of senior management. The Compensation Committee does not delegate the authority to approve compensation policies and actions affecting the Company’s Named Executive Officers or directors. The Compensation Committee applies discretion in determining compensation for the Company’s executives. The Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. The President and Chief Executive Officer assists the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by the Company’s competitors, to the extent such information is publicly available. Members of the Compensation Committee undertake to verify such information, prior to referring to it in determining executive compensation. The compensation of the President and Chief Executive is determined by the Compensation Committee based on the Compensation Committee’s evaluation of his performance and with reference to such external or competitive data as they consider necessary. Additional discussion of the Compensation Committee’s role in setting executive officer compensation may be found under “Compensation Discussion and Analysis.”

Drs. Pace (Chairman) and Link currently comprise the Compensation Committee. Both Drs. Pace and Link are independent under the applicable AMEX rules and Rule 10A-3 under the Exchange Act.

The Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that the Board of Directors is properly constituted to meet its corporate governance obligations. The current members of the Nominating and Governance Committee are Drs. Venkat (Chairman), Pace and Link, each of whom is deemed to be independent under applicable AMEX rules.

In October 2006, the Board of Directors formed a Special Committee, comprised of Drs. Pace (Chairman) and Venkat, to manage a search for a new President and Chief Executive Officer. The Special Committee was also charged with providing oversight and support for management until such time as a new President and Chief Executive Officer was appointed. The Special Committee having completed its assignment was disbanded on January 22, 2007.

Each of the Audit, Compensation and Nominating and Governance Committees operated under a separate written charter. Current copies of the charters for each of these committees of the Board of Directors can be found on our website located at http://www.celsion.com.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During the fiscal year ended December 31, 2006, there were a total of 13 meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board of Directors. During the fiscal year ended December 31, 2006, the Audit Committee met four times, the Compensation Committee met two times, and the Nominating and Governance committee met once.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors operates under a Charter adopted by the full Board of Directors on December 24, 2003 and amended on February 27, 2006, a current copy of which can be found on our website, located at http://www.celsion.com. The role of the Nominating and Governance Committee is to act on behalf of the Board of Directors to ensure that the Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, the Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. The Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of the Board of Directors and its committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that the Company and the Board of Directors operates in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to the Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee’s performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to the Board any improvements or amendments that the Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of the Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of the Board of Directors and further the interests of the Company, bearing in mind the composition of the Board of Directors and the current state of the Company and the biotechnical/biopharmaceutical industry generally. In particular, the Nominating and Governance Committee believes it is important for one or more members of the Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. The Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, has such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution.

In addition, in accordance with the rules of the SEC and AMEX, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one qualify as an “audit committee financial expert” under those rules.

The Board of Directors has determined that Mr. Gregory Weaver is qualified to serve as the “audit committee financial expert” as defined by Item 401(h) of Regulation S-K. The Board of Directors has also determined that of the seven currently serving directors—Drs. Max E. Link, Gary W. Pace, Augustine Chow and Kris Venkat and Mr. Gregory Weaver—are independent. Mr. Gregory Weaver acts as the chairman of our Audit Committee. Mr. Weaver is deemed to be “independent” under applicable rules of the SEC and AMEX. Finally, among candidates who meet the foregoing criteria, the Nominating and Governance Committee also considers the Company’s current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors. In considering the independence of the Directors nominated for election, Dr. Link has no relationship with the Company other than as Chairman and Director. Dr. Venkat has a consulting agreement with the Company which is fully discussed below under “Transactions with Related Parties, Promoters and Certain Control Persons.” This consulting agreement precludes Dr. Venkat under the Amex rules from being a member of either the audit or compensation committees.

Nominating and Governance Committee Process

In selecting candidates for the Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. Under its charter, the Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, the Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company’s affairs and enhancing the Board of Directors’ ability to work as a collective body. Therefore, it is the policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors whom the Nominating and Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of the Board of Directors, the following process would be followed:

•	The Nominating and Governance Committee develops a profile for candidates’ skills and experience, based on the criteria described above.

•

The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

•

The Nominating and Governance Committee has a policy with respect to stockholders’ suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee. The process by which stockholders may submit potential nominees is described below under “Stockholder Recommendation Process.”

•

The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee’s search profile.

•	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

•	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

•	The Nominating and Governance Committee seeks full Board endorsement of the final candidate(s).

•	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

To date, the Nominating and Governance Committee has not received any recommendations from stockholders and has not retained a search firm to aid in the identification or evaluation of potential nominees.

Stockholder Recommendation Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders, provided that the stockholder making the recommendation follows the procedure set forth below. Stockholder recommendations should be submitted to the Company in writing, as follows:

Corporate Secretary

Celsion Corporation

10220-L Old Columbia Road

Columbia, Maryland 21046-2364

Suggestions received by the Secretary before January 9, 2008 will be considered by the Nominating and Governance Committee for nomination and election at the 2008 annual meeting of stockholders.

A stockholder’s notice to the Secretary must set forth:

(a)	as to each stockholder-proposed nominee:

(i)	the name, age, business address and residence address of the nominee;

(ii)	the principal occupation or employment of the nominee;

(iii)	an undertaking to provide a completed director’s and officer’s questionnaire in the form required by the Company within two weeks of the submission;

(iv)	a statement as to the nominee’s citizenship; and

(v)	any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(b)	as to the stockholder giving the notice:

(i)	the name and record address of the stockholder; and

(ii)	the number of shares of Common Stock that the stockholder beneficially owns.

The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company.

Revisions to Process

The Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Nominating and Governance Committee intends to review these processes from time to time in light of the Company’s evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to Anthony P. Deasey, Corporate Secretary, at the Company’s headquarters in Columbia, Maryland. The envelope containing any such communication should be prominently marked “To the Attention of the Board of Directors” or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder’s address and the number of shares of the Company’s Common Stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

The Board of Directors strongly encourages all directors, to the extent reasonable and practicable, to attend the Company’s annual meetings of stockholders in person. All of the current Board members, except Mr. Tardugno and Dr. Chow, who were elected to the Board of Directors after the 2006 annual meeting, were present at last year’s annual meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter as amended and restated effective December 24, 2003. A copy of the charter was included in our Proxy Statement in connection with our 2004 annual meeting and is available on our web site, located at http://www.celsion.com. Additional copies of the charter are available upon written request to the Company. All members of the Audit Committee meet the independence standards established by the SEC and AMEX. In addition, the Board of Directors has made the affirmative determination that none of the independent directors has a material relationship with the Company and that the Audit Committee members meet the additional independence requirements set forth in Rule 10A-3 under the Exchange Act.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s 2006 Annual Report on Form 10-K with the Company’s management and the Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the Company’s independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examination evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Gregory Weaver
Max E. Link
Gary W. Pace

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Company is an early stage drug development company and as such is unlikely, in the short to medium term, to generate revenues and income sufficient to cover product development costs. As a result, the Company’s executive compensation philosophy is geared to ensuring that executive compensation aligns management and stockholders’ interests by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other early stage biotechnology companies.

The Compensation Committee and the Board of Directors have adopted the following executive compensation approaches:

Executive Compensation Philosophy

The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives. First, the program is intended to attract, motivate and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry. Second, the program is intended to create an alignment of interests between the Company’s executives and stockholders such that a significant portion of each executive’s compensation varies with business performance and is dependent on a rising stock price performance. Third the program is designed to award behavior which results in optimizing the commercial potential of the Company’s development program.

The Compensation Committee’s philosophy is to pay competitive total compensation, comprised of annual salaries, a non-equity incentive compensation plan, cash bonuses and stock option awards, which is geared to provide above average total compensation for superior performance reflected in increases in the Company’s stock price. The Compensation Committee considers the elements of the compensation package (consisting of base salary, incentive compensation and stock based compensation) to be reflective of compensation packages given to executives in the industry. Compensation packages are designed to pay competitive salaries at the 50th percentile level, reward superior annual performance through incentive compensation awards and to allow executives to participate in increases in stockholder value though stock option and other stock based grants. The Company considers the income tax affects to both the Company and the employee in structuring its compensation arrangements.

The Compensation Committee reviews the performance of the Chief Executive and other executives at least annually. Management provides the Compensation Committee material and data requested by the Compensation Committee. The Chief Executive provides input relative to the performance of executives but is not involved in determining the amounts or composition of individual executive compensation packages.

A discussion of each individual element of compensation follows.

Annual Salaries

The Company participates in an ongoing industry survey which covers a broad cross-section of the biotechnology industry including all the key positions with the Company. The Compensation Committee compares base salary for Company executives with these benchmarks and targets to pay base salaries that are equivalent to the 50th percentile of the survey.

Incentive Compensation

The Company has an incentive compensation plan in which all members of senior management participate. The plan is performance driven based on objectives that are established annually by mutual agreement of management and the Compensation Committee. The objectives are operational in nature and include completion of development projects, fund raising, cost controls, business development and profit and loss goals. They do not include share price objectives as all of the operating objectives are ultimately directed at creating shareholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Executives are individually evaluated for their contribution to the Company’s achievement of these objectives. Payouts under this plan, which can be as high as 60% of an executive’s base salary, can be in cash or restricted stock that vests one year after it is awarded. This component of compensation is provided, among other reasons, to create incentives for executives to meet short and medium term performance goals of the Company, without regard to the stock price. Objectives are weighted in terms of overall importance to meeting the Company’s operating plan and the amount of the reward is determined on a sliding scale dependent on the achievement of objectives and the relative importance of the objectives achieved.

Bonuses

Bonuses are awards paid outside the incentive compensation plan. The Compensation Committee has the latitude to reward exceptional performance in circumstances when an individual does not qualify for an incentive compensation award through achievement of pre-determined objectives but has delivered significant contributions not covered by the annual objectives agreed upon between management and the Compensation Committee.

Stock Based Compensation

The 2004 Employee Stock Plan is designed to align the interest of Company employees and its stockholders, encouraging participants to maintain and increase their ownership of Company Common Stock with the opportunity to benefit from the Company’s long-term performance. The plan authorizes the issuance of up to 666,667 shares of Common Stock in the form of stock options; stock appreciation rights (SARs) or restricted stock. The plan also authorizes the issuance of phantom stock units (PSUs). The plan is administered by the Compensation Committee, which has the authority to grant options, SARs, restricted stock and PSUs.

During the year ended December 31, 2006, a total of 138,538 options were granted under the Employee Stock Plan, including 67,934 options granted to the Company’s Named Executive Officers and 19,606 options granted to directors. Options granted in 2006 become exercisable in equal installments over three years. Options are granted to employees based on their position and responsibilities in the Company. The level of award is determined by the Compensation Committee after considering relevant competitive data.

Executive Officer Compensation

The Compensation Committee, in determining the 2006 compensation of executive officers of the Company, reviewed the total compensation for the Company’s CEO, Principal Financial Officer and two other officers for 2004, 2005 and 2006, and compared them to the industry survey referenced above. Additionally, the Compensation Committee members drew on additional experience gleaned from their service as members of Boards of Directors at other biotechnology companies at development stages comparable to the Company. The Compensation Committee concluded that the Company is compensating its executives in accordance with the Compensation Committee’s compensation philosophy.

Compensation paid to the Company’s Named Executive Officers during the year ended December 31, 2006 consisted of a base salary and non equity incentive compensation accrued at year-end and paid in the first quarter of fiscal 2007

(based on individual and company goals achieved during 2006), Stock Awards (i.e. grants of restricted stock) and Option Awards (i.e. grants of stock options enabling the recipient to purchase shares of the Company’s Common Stock at pre-determined exercise prices). The Compensation Committee from time-to-time may elect to pay all or part of an employee’s incentive compensation or bonus in restricted stock as a retentive measure or in order to conserve cash.

Base salaries were determined in accordance with the principals and compensation philosophy described above. The non-equity incentive compensation plan awards payable to each of the Company’s Named Executive’s Officers were determined based on their achievement of objectives set during 2006 and their relative importance to the long-term development of the Company. The Stock Awards were based on the Named Executive Officer’s contribution to the development of the Company’s business, and vest over a period of one year. All Option Awards to Named Executive Officers, directors, and employees vest over a three-year period from the date of grant.

Chief Executive Compensation

Dr. Lawrence S. Olanoff served as the Company’s Chief Executive Officer from July 29, 2005 through October 6, 2006. In December 2005, the Compensation Committee reviewed Dr. Olanoff’s performance for 2005 and concluded that he had made sufficient progress toward his predetermined objective of repositioning the Company as a drug development company, as established by the Compensation Committee, to warrant a grant of 12,255 shares of restricted stock vesting twelve months from its issue date. The Compensation Committee also granted him an option to purchase 13,000 shares of common stock exercisable in equal installments over three years. Dr. Olanoff tendered his resignation as Chief Executive Officer effective October 6, 2006, and accordingly, none of these options vested.

Mr. Anthony P. Deasey, the Company’s Executive Vice-President, Chief Operating Officer and Chief Financial Officer, served as the Company’s Interim President and Chief Executive Officer for the period from October 6, 2006 to January 3, 2007. As compensation for acting as Interim President and Chief Executive Officer, Mr. Deasey’s incentive compensation target was increased from 40 to 50% of his base salary. Mr. Deasey was not separately compensated for his service as a member of the Company’s Board of Directors.

Effective January 3, 2007, the Company hired Mr. Michael Tardugno as the Company’s President and Chief Executive Officer. The Compensation Committee negotiated the terms of Mr. Tardugno’s employment contract after considering relevant data from the industry survey referenced above, board experience from similar companies, Mr. Tardugno’s personal requirements, and an objective of aligning his interests with those of shareholders. Mr. Tardugno’s compensation package includes a base salary of $310,000, subject to annual review, a grant of 50,000 shares of restricted stock which vest over three years, and an option to purchase 430,000 shares of the Company’s Common Stock vesting in equal installments over four years. The Company also provided Mr. Tardugno with a relocation allowance of $140,000. Mr. Tardugno is eligible for annual incentive compensation targeted as 60% of his base salary amount, and will also be considered for an annual option grant. Annually, independent members of the Board, under the leadership of the Compensation Committee, will evaluate Mr. Tardugno’s performance, as measured by his progress against objectives negotiated with the Compensation Committee, in determining his future compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with the Company’s management. Management is responsible for the disclosure in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2007 Annual Meeting.

Members of the Compensation Committee

Gary W. Pace
Max E. Link

2006 SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash and other compensation paid, for the year ended December 31, 2006, to the Company’s Chief Executive Officer, Principal Financial Officer and each of its other executive officers whose annual salary and non equity incentive compensation for the fiscal year ended December 31, 2006 exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
			(Note 1)	(Note 1)	(Note 10)
Lawrence S. Olanoff Former President and Chief Executive Officer (2) (3) (4)	2006	269,355	—	305,637	—	29,294	604,286
Anthony P. Deasey Executive Vice President Chief Operating Officer and Chief Financial Officer; (5) (6)	2006	299,250	34,082	62,592	75,000	5,400	476,324
William Hahne Vice President- Research and Development (7) (8)	2006	250,000	9,921	15,825	62,500	18,035	356,281
Michael Oleck Vice President-Operations (9)	2006	193,325	14,748	37,355	38,000	—	283,428

(1)	Amounts reported in the above table for Stock Awards and Option Awards represent the compensation cost recorded in the Company’s financial statements for the year ended December 31, 2006, as determined in accordance with FASB Statement No. 123(R), Share-Based Payment. The Company uses the Black-Scholes method of estimating the fair value of stock options granted to employees and directors. See Note 8 to the Company’s financial statements included in its 2006 Annual Report on Form 10-K for assumptions used in determining the fair values of stock option awards using the Black-Scholes method.
(2)	Dr. Olanoff resigned as President and Chief Executive Officer on October 6, 2006.
(3)	During fiscal 2006, Dr. Olanoff was granted an option to acquire 13,000 shares of Common Stock vesting equally in three installments starting on March 15, 2007. Such options were forfeited during January 2007.
(4)	Dr. Olanoff’s other compensation for 2006 consisted of life insurance premiums ($792), a car allowance ($4,050) and a Company provided housing allowance ($24,452).
(5)	Mr. Deasey also served as the Company’s Interim President and Chief Executive Officer for the period from October 2006 to January 2007. On March 15, 2006, Mr. Deasey was granted an option to purchase 33,000 shares of Common Stock vesting in three equal installments starting on March 15, 2007. On March 15, 2006, Mr. Deasey received a grant of 10,478 shares of restricted Common Stock which vested one year from the date of grant.
(6)	Mr. Deasey’s other compensation for 2006 consists of a car allowance in the amount of $5,400.
(7)	Dr. Hahne was granted at the inception of his employment on January 16, 2006 an option to acquire 13,334 shares of Common Stock, such option vesting in three equal installments starting on January 16, 2007. Additionally, in October 2006 Dr. Hahne, as remuneration for his promotion to the position of Vice President-Research and Development, received a grant of 5,100 shares of restricted stock and an option to purchase a further 5,100 shares of Common Stock. The restricted stock and the option to purchase Common Stock vest over a three-year period commencing October 5, 2007.

(8)	Dr. Hahne’s other compensation for 2006 consists of a Company provided housing allowance in the amount of $18,035.
(9)	On March 15, 2006, Mr. Oleck was granted an option to acquire 3,500 shares of Common Stock vesting in three equal installments starting on March 15, 2007. During March 2006, Mr. Oleck also received a grant of 4,535 shares of restricted Common Stock which vested one year from the date of grant.
(10)	Non-equity incentive compensation plan awards were paid during the first quarter of 2007, in respect of 2006 performance.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth the plan-based awards granted to each Named Executive Officer of the Company during the year ended December 31, 2006. All grants were made under the 2004 Employee Stock Plan.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Lawrence S. Olanoff (1)	March 13, 2006	March 13, 2006	—	140,000	175,000	—	—	—	—
	March 15, 2006	March 13, 2006	—	—	—	—	13,000	4.08	45,740

Anthony P. Deasey (3)	March 13, 2006	March 13, 2006	—	119,700	149,625	—	—	—	—
	March 15, 2006	March 13, 2006	—	—	—	—	33,000	4.08	116,110
	March 15, 2006	December 5, 2005	—	—	—	10,478	—	—	42,750

William Hahne (4)	January 16, 2006	March 13, 2006	—	—	—	—	13,334	4.65	45,221
	March 13, 2006	March 13, 2006	—	87,500	93,750	—	—	—	—
	October 3, 2006	October 3, 2006	—	—	—	5,100	—	—	12,444
	October 3, 2006	October 3, 2006	—	—	—	—	5,100	2.44	8,996

Michael Oleck (5)	March 13, 2006	March 13, 2006	—	57,998	72,497	—	—	—	—
	March 15, 2006	March 15, 2006	—	—	—	—	3,500	4.08	12,315
	March 15, 2006	December 5, 2005	—	—	—	4,534	—	—	18,500

Notes to 2006 Grants of Plan-Based Awards Table

(1)	Dr. Lawrence S. Olanoff was granted options to purchase 13,000 shares of Common Stock on March 15, 2006. Dr. Olanoff resigned before any such options vested. The options had a grant date fair value of $45,740.
(2)	Amounts represent 2006 Incentive Compensation Payout for executives of the Company. Such amounts were based upon performance goals established by Company at the beginning of fiscal 2006, including quantitative goals as well as personal objectives. The final payout was determined by the Board of Directors on February 8, 2007. The 2006 Incentive Compensation Payouts were based on a percentage of the Named Executive Officer’s base salary as follows:

	As Percentage of Base Salary
	Threshold	Target	Maximum
Dr. Olanoff	0%	40%	50%
Mr. Deasey	0%	40%	50%
Dr. Hahne	0%	35%	37.5%
Mr. Oleck	0%	30%	37.5%

(3)	Mr. Deasey was granted a discretionary stock award on March 15, 2006, consisting of 10,478 shares of restricted Common Stock. Such shares vest over a one-year period from the date of grant. Dividends will accrue on the restricted shares to the benefit of Mr. Deasey if declared by the Board of Directors.
(4)	Dr. Hahne was granted stock award on March 15, 2006, as remuneration for his promotion to the position of Vice President-Research and Development, consisting of 5,100 shares of restricted Common Stock. Such shares vest over a three-year period from the date of grant. Dividends will accrue on the restricted shares to the benefit of Dr. Hahne if declared by the Board of Directors. As part of Dr. Hahne’s initial compensation package, he was granted, subject to approval by the Board of Directors, an option to purchase shares of the Company’s Common Stock. This grant was approved at the first Compensation Committee meeting subsequent to his hire. In accordance with Company policy, these options were priced as of the close of business on his first day of employment with the Company.
(5)	Mr. Oleck was granted a discretionary stock award on March 15, 2006, consisting of 4,534 shares of restricted Common Stock. Such shares vest over a one-year period from the date of grant. Dividends will accrue on the restricted shares to the benefit of Mr. Oleck if declared by the Board of Directors.
(6)	There was no consideration paid by any of the Named Executive Officers for options issued during the year ended December 31, 2006. There were no re-pricings or modifications of any option awards during the year ended December 31, 2006.

EXECUTIVE EMPLOYMENT AGREEMENTS

We have entered into an employment agreement with Mr. Michael H. Tardugno, pursuant to which Mr. Tardugno serves as our President and Chief Executive Officer. The agreement is for a term of three years, effective January 3, 2007. We have also entered into an employment agreement with Anthony P. Deasey, pursuant to which Mr. Deasey serves as our Chief Operating Officer and Chief Financial Officer. This agreement, which had a term of two years effective January 1, 2004, was renewed for a one-year period on January 1, 2007.

Mr. Tardugno’s employment agreement provides for an initial annual base salary of $310,000, subject to annual adjustment by the Board of Directors or the Compensation Committee (the “Base Salary”). Mr. Tardugno also is eligible for an annual performance bonus from the Company. The amount of such bonus will be determined by the Board or the Compensation Committee and will not exceed 60% of current Base Salary except pursuant to a specific finding by the Board or the Compensation Committee that a higher percentage is appropriate. The Company provided Mr. Tardugno with a relocation allowance in the amount of $140,000. In addition, on the effective date of his agreement, Mr. Tardugno received a grant of non-statutory options to purchase 430,000 shares of the Company’s Common Stock, which will vest in four equal installments on the first, second, third and fourth anniversaries of the effective date. If the agreement is terminated by the Company prior to the first anniversary of the effective date other than for “cause” (as defined in the agreement) or on account of death or disability, the first installment will vest on the termination date. Once vested, these options will be exercisable for a period of ten years, measured from the effective date, at a price per share equal to the closing price of the Common Stock on AMEX on the effective date.

In the event: (A) that the Company terminates the agreement other than for “cause” (as defined in the agreement) or upon death or disability or (B) Mr. Tardugno terminates the agreement upon the occurrence of (i) a material adverse change in his duties or authority; (ii) Mr. Tardugno is not at least one of President or Chief Executive Officer of the Company during the term of the agreement; (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company (a “Triggering Event”), Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the “Reference Amount”). In the event of termination of his employment upon a Triggering Event within two years following a “change in control” (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company’s obligation under the agreement, and he terminates his employment, Mr. Tardugno also is entitled to a severance payment equal to the Reference Amount. The agreement also provides that such severance is payable upon a change in control if Mr. Tardugno elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. Under the agreement, a “change in control” is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company’s voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets. The agreement also contains customary confidentiality and other provisions.

Mr. Deasey’s employment agreement had an initial term of two years effective January 1, 2004 with renewals for one-year periods from January 1, 2006. The agreement provides for a base salary of not less than $275,000 per annum, subject to annual review, an annual performance bonus at the discretion of the Board of Directors based on the Company’s management incentive bonus program and an annual grant of stock options. In addition, the agreement provides that, in the event of a termination of the agreement by Mr. Deasey as a result of a material adverse change in his duties or authority, all options will remain exercisable for the lesser of ten years or the longest period permitted by law. The agreement also provides for a severance payment of two times Mr. Deasey’s base salary at the time of termination plus the average of his bonuses for the prior two years (the “Reference Amount”) in the event: (A) the Company terminates the agreement other than for “cause” (as defined in the agreement) or upon the death or disability of Mr. Deasey; (B) Mr. Deasey terminates the agreement upon the occurrence of (i) a material adverse change in Mr. Deasey’s duties or authority, (ii) Mr. Deasey is not continuously as at least an Executive Vice President and the Chief Operating Officer and Chief Financial Officer of the Company; (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company; or (C) of termination of Mr. Deasey’s employment by the Company, at the end of the term of the agreement, in the capacities of Executive Vice President, Chief Operating Officer and Chief Financial Officer, on terms substantially similar to those of the agreement (such events being referred to as “Triggering Event”). The agreement provides for a severance payment equal to 2.99 times Mr. Deasey’s Reference Amount in the event of termination of his employment upon a Triggering Event within two years following a “change in control” (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company’s obligation under the agreement, and Mr. Deasey terminates his employment. The agreement also provides that such severance is payable upon a change in control if Mr. Deasey elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. In the circumstances in which Mr. Deasey is entitled to 2.99 times the Reference Amount, all unvested options under the agreement vest and become immediately exercisable. The agreement carries forward stock options granted under prior employment agreements. Under the agreement, a “change in control” is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company’s voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets. Finally, the agreement contains customary confidentiality and other provisions.

Dr. Hahne and Mr. Oleck have customary employment letters outlining their terms of employment, including their initial salaries and stock option grants, incentive compensation and stock option eligibility, vacation, health benefits, and severance payments. The Company has not entered into employment agreements with either Dr. Hahne or Mr. Oleck. The employment letters with Dr. Hahne and Mr. Oleck provide for post-employment payments and other benefits as described below under “Post-Employment Compensation.”

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the unexercised options, nonvested stock and equity incentive plan awards outstanding and held by each Named Executive Officers as of December 31, 2006.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Lawrence S. Olanoff (1)	107,334	322,000	5.70	7/29/2015	—	—

Anthony P. Deasey (2)	5,334	—	9.00	8/9/2011	—	—
	18,000	—	10.50	8/9/2011	—	—
	44,334	—	9.60	5/14/2012	—	—
	22,334	—	11.40	5/14/2012	—	—
	10,000	—	10.05	5/14/2012	—	—
	8,000	—	6.00	12/6/2012	—	—
	4,444	2,222	10.05	6/9/2014	—	—
	2,222	4,444	6.90	2/22/2015	—	—
	—	33,000	4.08	3/15/2016	—	—
					10,478	19,908
William Hahne (3)	—	13,334	4.65	1/16/2016	—	—
	—	5,100	2.44	10/3/2016	—	—
	—	—	—	—	5,100	$9,690
Michael Oleck (4)	8,889	4,445	7.80	9/20/2014	—	—
	1,112	2,222	6.90	2/22/2015	—	—
	—	3,500	4.08	3/16/2016	—	—
	—	—	—	—	4,534	8,614

Notes:

(1)	Dr. Olanoff resigned as President and Chief Executive Officer as of October 6, 2006. All options held by Dr. Olanoff were forfeited during January 2007.
(2)	Unvested options held by Mr. Deasey as of December 31, 2006 vest according to the following schedule: 2,222 options with an exercise price of $10.05 vest during June 2007; 2,222 options with an exercise price of $6.90 vest during February 2007; 2,222 options with an exercise price of $6.90 vest during February 2008; 33,000 options with an exercise price of $4.08 vest in equal tranches during each of March 2007, March 2008 and March 2009.
(3)	Unvested options held by Dr. Hahne vest according to the following schedule: 4,445 options with an exercise price of $4.65 vest during each of January 2007, 2008 and 2009; 1,700 options with an exercise price of $2.44 vest during each of October 2007, 2008 and 2009.
(4)	Unvested options held by Mr. Oleck vest according to the following schedule: 4,445 options with an exercise price of $7.80 vest during September 2007; 1,111 options with an exercise price of $6.90 vest during each of February 2007 and 2008; and 1,167 options with an exercise price of $4.08 vest during each of March 2007, 2008 and 2009.

2006 OPTION EXERCISES AND STOCK VESTED INFORMATION

None of the Company’s Named Executive Officers exercised any stock options during the year ended December 31, 2006. No awards of nonvested stock during the year ended December 31, 2006 vested to the benefit of any Named Executive Officer during the year ended December 31, 2006.

PENSION BENEFITS

The Company does not provide pension benefits for any employee or director.

NONQUALIFIED DEFERRED COMPENSATION

The Company does not provide non-qualified deferred compensation to any employee or director.

POST-EMPLOYMENT COMPENSATION

Mr. Tardugno’s employment agreement provides for post-employment benefits. If the agreement is terminated by the Company prior to the first anniversary of the effective date other than for “cause” (as defined in the agreement) or on account of death or disability, the first installment of the option to purchase 430,000 shares of Company Common Stock, granted as an inducement to take up employment with the Company, will vest on the termination date. Once vested, these options will be exercisable for a period of ten years measured from the effective date. In the event: (A) that the Company terminates the agreement other than for “cause” (as defined in the agreement) or upon death or disability, or (B) Mr. Tardugno terminates the agreement upon the occurrence of (i) a material adverse change in his duties or authority; (ii) of a “prohibited event” (as described below); (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company (a “Triggering Event”), Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the “Reference Amount”). In the event of termination of his employment upon a Triggering Event within two years following a “change in control” (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company’s obligation under the agreement, and he terminates his employment, Mr. Tardugno also is entitled to a severance payment equal to the Reference Amount. The agreement also provides that such severance is payable upon a change in control if Mr. Tardugno elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. Under the agreement, a “change in control” is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company’s voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets.

In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under his employment agreement Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company’s “Field of Interest” (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of one year following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company in communications with any customer, client or the public. Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

Mr. Deasey’s employment agreement provides for post-employment benefits. The agreement provides that, in the event of a termination of the agreement by Mr. Deasey as a result of a material adverse change in his duties or authority, all issued options will vest and remain exercisable for the lesser of ten years or the longest period permitted by law. The agreement also provides for a severance payment of two times Mr. Deasey’s base salary at the time of termination plus the average of his bonuses for the prior two years (the “Reference Amount”) in the event: (A) the Company terminates the agreement other than for “cause” (as defined in the agreement) or upon the death or disability of Mr. Deasey; (B) Mr. Deasey terminates the agreement upon the occurrence of (i) a material adverse change in Mr. Deasey’s duties or authority, (ii) Mr. Deasey is not continuously at least an Executive Vice President and the Chief Operating Officer and Chief Financial Officer of the Company, (iii) of a bankruptcy filing or similar action by or against the Company; or (iv) of another material breach of the agreement by the Company; or (C) of termination of Mr. Deasey’s employment by the Company, at the end of the term of the agreement, in the capacities of Executive Vice President, Chief Operating Officer and Chief Financial Officer, on terms substantially similar to those of the agreement (such events being referred to as “Triggering Event”). The agreement provides for a severance payment equal to 2.99 times Mr. Deasey’s Reference Amount in the event of termination of his employment upon a Triggering Event within two years following a “change in control” (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company’s obligation under the agreement, and Mr. Deasey terminates his employment. The agreement also provides that such severance is payable upon a change in control if Mr. Deasey elects to terminate his employment commencing with the sixth and ending with the twelfth month following the change in control. In the circumstances in which Mr. Deasey is entitled to 2.99 times the Reference Amount, all unvested options under the agreement vest and become immediately exercisable. The agreement carries forward stock options granted under prior employment agreements. Under the agreement, a “change in control” is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 40% of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in a majority of the directors in office; (iii) the Company engages in a merger, asset sale, tender offer or other transaction after which the holders of the Company’s voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the disposition of substantially all of its assets. Finally, the Agreement contains customary confidentiality and other provisions.

In the event that Mr. Deasey is terminated for cause or is receiving severance payments contemplated under his employment agreement Mr. Deasey shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company’s “Field of Interest” (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of one year following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Deasey knowingly make any written or oral untrue statement that disparages the Company in communications with any customer, client or the public. Mr. Deasey is also subject to confidentiality provisions in his employment agreement.

The Company also has an agreement in place with Mr. Oleck. The Company has agreed that in the event that Mr. Oleck’s employment is terminated other than for cause he will be entitled to a severance payment equal to the sum of six months of his current salary and benefits at the time of his termination. In the event that Boston Scientific Corporation exercises its option to purchase the Company’s Prolieve assets and, as a result, Mr. Oleck’s employment is terminated, Mr. Oleck will be entitled to the following payments and benefits: (a) a retention bonus of $138,750; (b) a severance payment of $144,484; and (c) company-paid heath and dental benefits for up to the earlier of one year following the date of termination or the date Mr. Oleck commences new employment. Mr. Oleck’s’ severance payment will increase by an amount equal to three months of his base salary ($48,331) in the event that Mr. Oleck is unable to find suitable employment nine months after his termination. In the event that Boston Scientific Corporation exercises its option to purchase the Company’s Prolieve assets and, as a result, Mr. Oleck’s employment is terminated, all of Mr. Oleck’s unvested option awards will vest upon his termination and those and any other option awards that have previously vested will be allowed to run to term.

The Company does not have any nonqualified deferred compensation arrangements with any of its executives.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table sets forth the potential payments to the Company’s Named Executive Officers at, following, or in connection with:

•	Resignation, severance, retirement, or other termination;

•	A change in the Named Executive Officer’s responsibilities (whether or not in connection with a change in control); or

•	A change in control of the Company.

Name	Benefit	Before Change in Control Termination w/o Cause or for for Good Reason		After Change in Control Termination w/o Cause or Good Reason		Voluntary Termination (1)		Death		Disability		Upon Change in Control
		($)		($)		($)		($)		($)		($)
Lawrence S. Olanoff (2)	Severance payment	—		—		—		—		—		—
	Accelerated vesting of options (1)	—		—		—		—		—		—
	Accelerated vesting of restricted stock	—		—		—		—		—		—

Anthony P. Deasey	Severance payment (3)	759,210		1,135,019		1,135,019		759,210		759,210		—
	Continuation of base salary	—		—		—		Note	(5)	Note	(6)	—
	Group health benefits	—		—		—		Note	(5)	Note	(6)	—
	Excise tax payment	Note	(7)	Note	(7)	Note	(7)	Note	(7)	Note	(7)	Note	(7)
	Accelerated vesting of options (1)	—		—		—		—		—		—
	Accelerated vesting of restricted stock	19,908		19,908		19,908		19,908		19,908		—

William Hahne	Severance payment	—		—		—		—		—		—
	Accelerated vesting of options (1)	—		—		—		—		—		—
	Accelerated vesting of restricted stock	9,690		9,690		9,690		9,690		9,690		—

Michael Oleck	Retention bonus (4)	—		138,750		—		—		—		—
	Severance payment (4)	96,663		144,494		—		—		—		—
	Health and dental benefits	—		Note	(4)	—		—		—		—
	Accelerated vesting of options (1)	—		—		—		—		—		—
	Accelerated vesting of restricted stock	8,614		8,614		8,614		8,614		8,614		—

Notes to 2006 Potential Payments Upon Termination or Change in Control Table

The following is a summary only and is qualified in its entirety by the definitive agreements in place between the Company and its Named Executive Officers.

(1)	The exercise prices of unvested options held by Named Executive Officer’s are greater than the Company’s stock price as of December 31, 2006. Therefore, no value has been attributed to the accelerated vesting of options that may occur in case of a change in control or termination of the Named Executive Officer’s employment contract with or without cause.

(2)	Dr. Olanoff resigned as President and Chief Executive Officer on October 6, 2006.

(3)	The employment agreement with Mr. Deasey provides that a severance payment (equal to $1,108,482, and calculated as 2.99 times the “Reference Amount” as such term is defined in his employment agreement) is payable upon a change in control if Mr. Deasey elects to terminate employment commencing with the sixth and ending with the twelfth month following a change in control.

In the event that Mr. Deasey is terminated for cause or is receiving severance payments contemplated under his employment agreement, for a period of one year after termination, Mr. Deasey shall, among other things, not provide any services, directly or indirectly to any other business or commercial entity in the Company’s “Field of Interest” (as such term is defined in his employment agreement), solicit any customers of suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of one year following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Deasey knowingly make any written or oral untrue statement that disparages the Company in communications with any customer, client or the public. Mr. Deasey is also subject to confidentiality provisions in his employment agreement.

(4)	The Company has agreed that in the event that Mr. Oleck’s employment is terminated other than for cause he will be entitled to a severance payment equal to the sum of six months of his current salary at the time of his termination and benefits. In the event that Boston Scientific Corporation exercises its option to purchase the Company’s Prolieve assets and, as a result, Mr. Oleck’s employment is terminated, Mr. Oleck will be entitled to the following payments and benefits: (a) a retention bonus of $138,750; (b) a severance payment of $144,484; and (c) company-paid heath and dental benefits for up to the earlier of one year following the date of termination or the date Mr. Oleck commences new employment. Mr. Oleck’s’ severance payment will increase by an amount equal to three months of his base salary ($48,331) in the event that Mr. Oleck is unable to find suitable employment nine months after his termination. In the event that Boston Scientific Corporation exercises its option to purchase the Company’s Prolieve assets and, as a result, Mr. Oleck’s employment is terminated, all of Mr. Oleck’s unvested option awards will vest upon his termination and those and any other option awards that have previously vested will be allowed to run to term.

(5)	In the event of Mr. Deasey’s death, his legal representatives shall be entitled to receive: (a) Mr. Deasey’s base salary through the date which is 90 days after the executive’s date of death; and (b) a pro rata performance bonus with respect to the fiscal year during which death occurs. Upon his death, stock options previously granted to him shall vest and become immediately exercisable. In addition, the Company shall continue to provide, at its cost, all benefits subject to COBRA with respect to Mr. Deasey and his dependents for the maximum period provided by COBRA.

(6)	The Company may terminate Mr. Deasey’s employment agreement upon 90 days of written notice if he becomes physically or mentally disabled and is unable substantially to perform his services for a period of 120 consecutive days, or two shorter periods aggregating 180 days within any twelve-month period. Notwithstanding such disability, the Company shall continue to pay his base salary though the date of such termination. In addition, Mr. Deasey shall be entitled to a pro rata performance bonus with respect to the fiscal year. Upon such a disability, stock options previously granted to him shall vest and become fully exercisable in accordance with their original terms. The Company shall continue to provide, at its cost, all benefits subject to COBRA with respect to Mr. Deasey and his dependents for the maximum period provided by COBRA.

(7)	Mr. Deasey’s employment agreement provides that, in the event that any payments made in respect of his employment or termination with the Company become subject to tax as described in Section 4999 of the Internal Revenue Code of 1986, the Company shall make a special payment to him sufficient, on an after-tax basis, to put him in the same position as would have been the case had no such taxes be payable.

DIRECTOR COMPENSATION

2006 DIRECTOR COMPENSATION TABLE

The following table sets for the cash and noncash compensation paid to the Company’s directors for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
Max E. Link (1)	62,000	25,000	16,601	103,601

Gary W. Pace	52,250	—	10,050	62,300

Gregory Weaver	44,000	—	9,992	53,992

Claude Tihon	7,250	—	—	7,250

Kris Venkat	58,500	—	10,050	68,550

(1)	On March 15, 2006, the Company issued 6,127 shares of common stock to Dr. Link as a retainer for his services as Chairman of the Board of Directors for the fiscal year ended December 31, 2006. The fair value of this award on the date of grant ($25,000) was recognized as an expense during fiscal 2006.
(2)	Amounts presented for option awards represent the dollar amount of compensation cost recorded in the financial statements of the Company for an individual award under SFAS 123R, Share-Based Payments. The grant date fair values of stock option awards to directors during the year ended December 31, 2006 were as follows:

	Number of Options Granted	Exercise Price	Expires	Grant Date Fair Value
Max E. Link	8,578	$4.08	3/15/2016	$30,181
Gary W. Pace	3,676	$4.08	3/15/2016	$12,934
Gregory Weaver	3,676	$4.08	3/15/2016	$12,934
Kris Venkat	3,676	$4.08	3/15/2016	$12,934
Claude Tihon	3,676	$4.08	3/15/2016	$12,934

The above option grants vest in equal tranches at March 15, 2007, 2008 and 2009.

Dr. Tihon’s options noted above, along with his other vested and non-vested stock options, expired or were forfeited 90 days after his resignation from the Board of Directors.

(3)	The following table sets forth the aggregate number of unexercised option awards held by directors as of December 31, 2006:

	Stock Options Outstanding At December 31, 2006
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Max E. Link	13,334	—	8.25	5/14/2012
	3,334	—	10.35	5/14/2012
	3,111	1,556	8.55	2/22/2015
	—	8,578	4.08	3/15/2016

Gregory Weaver	1,112	2,222	5.70	8/12/2015
	—	3,676	4.08	3/15/2016

Gary W. Pace	3,334	—	6.45	2/6/2013
	2,444	1,223	8.55	2/22/2015
	—	3,676	4.08	3/15/2016

Kris Venkat	6,667	—	13.80	5/18/2011
	20,000	—	10.20	8/1/2011
	6,667	—	12.75	8/1/2011
	6,667	—	15.30	8/1/2011
	—	6,667	17.85	8/1/2011
	—	6,667	20.40	8/1/2011
	3,334	—	10.35	5/14/2012
	2,444	1,223	8.55	2/22/2015
	—	3,676	4.08	3/15/2016

(4)	Neither Dr. Olanoff nor Mr. Deasey was separately compensated for serving on the Board of Directors.

During the year ended December 31, 2006, each director who was not also an officer of the Company received annual cash compensation in the amount of $25,000 payable quarterly, and an additional $1,000 for attendance at special meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. In addition, on March 15, 2006 the Company issued 6,127 shares of common stock to Dr. Link as a retainer for his services as Chairman of the Board of Directors for the fiscal year ended December 31, 2006 and a cash allowance of $25,000 to cover his expenses as Chairman of the Board of Directors. Each other non-executive director is reimbursed for his out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. Additionally, the Chairman of the Audit Committee received an additional annual cash fee of $8,000 and the Chairman of the Compensation Committee received an additional annual cash fee of $5,000. Additionally, during 2005, Dr. Pace was paid a fee of $11,250 and reimbursed for out-of-pocket expenses incurred as Chairman of a Special Committee of the Board of Directors assigned to provide oversight and support for management during the period from October 6, 2006 through December 31, 2006. Dr. Venkat, as a member of the Special Committee, was paid a fee of $25,500 and reimbursed for out-of-pocket expenses in performing his responsibilities as a member of that committee.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code provides for non-deductability, in certain cases, of compensation paid to certain executives in excess of $1 million per year. The Company does not have a policy limiting compensation to amounts deductible under Section 162(m). The Company’s compensation plans are designed so that qualified performance-based awards issued under the plans would not be subject to Section 162(m) limits. Section 162(m) limits would apply to salary, non-performance based bonuses, restricted stock awards that are not performance based and certain amounts included under “Other Annual Compensation” and “All Other Compensation” in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, the Compensation Committee of the Board of Directors was comprised of Drs. Gary W. Pace and Max E. Link and, from January 2006 until his resignation from the Board of Directors in June 2006, Dr. Claude Tihon. No interlocking relationships exist between any of these members of the Compensation Committee or any executive officer of the Company and any other of the members of the Company’s Board of Directors or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In August 2001, the Company entered into an advisory agreement with Dr. Kris Venkat, one of its directors, pursuant to which Dr. Venkat was to provide at least 60 days of consulting services per year to the Company for an initial term of two years. This agreement was renewed for two additional two-year terms, until August 2007. Dr. Venkat’s services under this advisory agreement are in addition to his services as a director and include providing: (i) strategic business and tactical advice to the Company regarding its development, management and personnel; (ii) assistance with the Company’s heat-activated liposome business; (iii) assistance with developing a financial and business development strategy and securing additional capital and/or financing, and (iv) identifying potential investors that meet the Company’s objectives.

As compensation for his consulting services, the Company is obligated to pay Dr. Venkat a fee of $60,000 per year during the term of the agreement. Upon prior approval by the Company, he will be paid an additional $1,000 per day for any time expended beyond 60 days. In addition to the fees, the initial agreement provided for performance-based incentive options to purchase up to 26,666 shares of common stock, exercisable only if certain business development milestones were reached. The exercise price of such options ranges from $12.75 to $20.40 per share. The agreement also granted Dr. Venkat an option, not subject to performance conditions, for the purchase of 20,000 shares of Common Stock at a price of $10.20 per share, which became fully vested on August 1, 2002.

All of Dr. Venkat’s unvested options (other than the performance-based options) would immediately vest and become exercisable if the Company terminates the agreement for any reason other than his breach of the agreement or his substantial failure to perform his duties under the agreement due to disability or his death. All of his unvested options (including the performance-based options) would also immediately vest upon a change in control of the Company. For purposes of Dr. Venkat’s agreement, a change in control is defined as: (i) the change in beneficial ownership of 25% or more of the outstanding common stock of the Company; (ii) the change in a majority of the members of the Board of Directors, with none of the new members being approved by at least 75% of the members of the Board of Directors as of August 2000; (iii) the sale of substantially all of the assets of the Company; (iv) a transfer of all or substantially all of the Company’s liposome business to a person that is not a subsidiary of the Company; or (v) the Company’s entry into a joint venture with regard to the liposome business in which the Company does not retain voting control.

As discussed in Proposal No. 4, the Company has entered into an Asset Purchase Agreement with Boston Scientific, dated April 17, 2007, which may constitute the sale of substantially all the assets of the Company.

On August 25, 2005, the Company formed Celsion (Canada) Limited (“Celsion Canada”), a wholly-owned subsidiary, to hold all the tangible and intangible assets related to its Adaptive Phase Array (“APA”) technology for the treatment of breast cancer. Such subsidiary conducted no financial transactions but was consolidated for purposes of financial reporting.

On January 16, 2006, the Company sold 100% of the outstanding shares of Celsion Canada to Dr. Augustine Y. Cheung, the Company’s founder and former President, Chief Executive Officer and Director, in exchange for a non-interest bearing promissory note of $1.5 million to be paid over 78 months. The promissory note is secured by a pledge of 100,536 shares of Celsion Common Stock owned by Dr. Cheung and his wife. The promissory note accrues interest only in the event that scheduled payments are in arrears. On January 16, 2006, the Company and Dr. Cheung also entered into a two-year consulting services agreement pursuant to which Dr. Cheung will provide certain services to the Company in exchange for an annual retainer of $100,000, payable on a quarterly basis, and additional per diem amounts of at least $60,000 per year.

In conjunction with the sale of Celsion Canada, Celsion and Celsion Canada entered into a Transition Services Agreement pursuant to which Celsion agreed to: (a) sublet space in the Company’s offices for use by Celsion Canada to carry on its business for a period of up to six months from the date of the agreement; (b) provide administrative support services as needed in the operation of Celsion Canada’s business for the period of the sublease; and (c) advance funds to pay salary and health and dental insurance for certain employees of Celsion Canada and, in addition, the Company agreed to pay expenses reasonably incurred in connection with the operation of Celsion Canada’s business of up to $100,000 for the shorter of the period ending June 30, 2006 or the date of closing by Celsion Canada of a transaction involving the merger of Celsion Canada into a newly created Canadian Capital Pool Company and a simultaneous funding through a private placement of shares under terms approved by the Toronto Stock Exchange.

The Transition Services Agreement was amended on March 28, 2006 to advance Celsion Canada an additional $200,000 to fund reasonable operating expenses. This additional advance is repayable under the same terms as the Transition Services Agreement. However, in the event of default, Dr. Cheung will forgo payments due under the above-referenced consulting agreement between Celsion and Dr. Cheung.

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company has written policies and procedures in place to identify transactions with related parties that may be reportable under Item 404(a). The Company maintains a list of known related parties, including directors, executive officers, affiliated companies and others with whom the Company may transact business from time-to-time during the year. Transactions that may be reviewed for related party treatment in the Company’s audited financial statements and proxy statement include the transactions involving the sale of business lines, financing or capital raising transactions, contracted research and development arrangements, contracts for clinical research and testing, and contracts outside of the normal course of business. The Audit Committee of the Board of Directors, which includes Mr. Gregory Weaver (Chairman) and Drs. Max Link and Gary Pace, reviews and approves transactions with related parties, if any, to ensure they were performed at arm’s length and in the best interests of the Company’s stockholders, and have been appropriately accounted for and disclosed in the Company’s audited financial statements, proxy statements and other SEC filings.

PROPOSAL NO. 2: APPROVAL OF THE CELSION CORPORATION 2007 STOCK INCENTIVE PLAN

BACKGROUND

Our stockholders are being asked to approve the Celsion Corporation 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan, which will replace the Celsion Corporation 2004 Stock Option Plan (the “2004 Plan”), is a broad-based incentive plan that provides for the grant of incentive stock options, stock options that do not constitute incentive stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, and performance awards, to employees, consultants and non-executive directors.

Taking into account stock option grants to be awarded to employees and directors in March 2007, substantially all of the 666,667 shares presently authorized under the 2004 Plan are subject to currently outstanding stock options granted under that Plan or have been issued upon the exercise of such options. In the event that our stockholders approve the 2007 Plan, to the extent that any shares remain available under the 2004 Plan or become available due to the expiration or forfeiture of currently outstanding options, such shares will become part of the pool available under the 2007 Plan and no further options will be granted under the 2004 Plan.

The purpose of the 2007 Plan is to make available additional authorized but unissued shares of Common Stock for issuance pursuant to awards to be granted to the Company’s key employees (including officers and directors), consultants and non-executive directors, to provide flexibility to the Company by permitting the grant of a range of types of equity compensation and to ensure compliance with certain newly adopted SEC and AMEX rules governing stockholder approval of equity compensation arrangements.

The 2007 Plan reserves 1,000,000 shares of Common Stock (without adjustment for any reverse stock split). Management anticipates that the shares reserved under the 2007 plan should be sufficient to meet the Company’s needs for at least the next three years. The availability of additional shares and of additional forms of equity consideration would allow the Company to provide its key employees, consultants and non-executive directors with equity compensation in lieu of cash compensation. This would help curtail the Company’s cash outlays and permit it to conserve its cash resources for the development of its products and business. The 2007 Plan is also intended to encourage and reward key contributors to the Company’s business by giving them an opportunity to share in any future success of the Company without burdening the Company’s cash resources.

REASONS FOR THE 2007 PLAN

In the discussion and analysis of compensation included earlier in this proxy statement, the Company states that it designs its executive compensation package to align the interests of executives with those of stockholders. The 2007 Plan is designed to ensure that the Company will continue to have shares of Common Stock available to provide for the equity component of executive as well as employee and director compensation packages. The 2007 Plan also would allow the Company to continue to provide its key employees, consultants and non-executive directors with equity compensation in lieu of cash compensation, thereby permitting the Company to limit its cash outlays for compensation and conserve its cash resources. The Board of Directors believes that the 2007 Plan will help the Company effectively to compete for, motivate and retain directors, executives, other key employees and consultants.

The Company presently is evolving from a development stage enterprise to an operating company. However, the Company expects to continue to incur operating losses and to place a heavy emphasis on product development and commercialization for the foreseeable future. Therefore, for the foreseeable future the Company anticipates that substantially all of the Company’s limited cash resources will be required for the commercialization of the products presently in our development pipeline and the development of new products. As a result, the Company will continue to have relatively few cash resources to apply to hiring and retaining key personnel. In the absence of cash resources, management believes that it is critically important that the Company continue to be able to grant meaningful equity-based compensation in order to ensure that it will be able to hire and retain highly qualified personnel.

DILUTIVE EFFECTS OF THE 2007 PLAN

The Company is reserving 1,000,000 shares for the 2007 Stock Plan. The number of shares was designed to fulfill compensation requirements for three years based on the average annual distribution of stock option grants. Management also compared its usage to competitive benchmarks and ensured that the absolute number of shares reserved relative to issued and outstanding shares was comparable to previous Company plans. The 1,000,000 shares of Common Stock to be reserved for issuance pursuant to the 2007 Plan (together with any residual shares that may become available under the 2004 Plan) will consist of authorized but unissued shares of our Common Stock. Celsion stockholders do not have preemptive rights. Therefore, the issuance of shares under the 2007 Plan will dilute the interests of our current stockholders in the Company. To the extent that the exercise price of any option is less than the net book value per share of the Company at the time of issuance, and to the extent of the issuance of restricted stock or restricted stock units not subject to a cash payment in excess of such net book value per share, the value of other stockholders’ interests in the Company will be diluted.

SUMMARY DESCRIPTION OF THE 2007 PLAN

The following summary provides a description of the significant provisions of the 2007 Plan. However, the summary is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is included as Appendix A to this Proxy Statement. Stockholders should read Appendix A carefully in connection with their consideration of Proposal No. 2.

NUMBER OF SHARES SUBJECT TO THE 2007 PLAN

An aggregate of 1,000,000 shares of Common Stock are reserved for issuance pursuant to the 2007 Plan. In addition, any shares reserved under the 2004 Plan that are available at the time the 2007 Plan is approved by our stockholders, or that become available due to the expiration or forfeiture of options granted under the 2004 Plan, will be added to the pool of shares available under the 2007 Plan.

ELIGIBILITY

All directors, officers, employees and consultants of the Company or any parent, subsidiary or affiliate are eligible to participate in the 2007 Plan. The selection of those directors, officers, employees and consultants, from among those eligible, who will receive awards under the 2007 Plan, is within the discretion of the Compensation Committee, provided that awards of Incentive Stock Options may be made only to employees of the Company and any parent or subsidiary of the Company. Currently there are 6 non executive directors, 4 officers and 23 employees and consultants eligible to participate in the 2007 Plan.

PLAN ADMINISTRATION

The 2007 Plan may be administered by the Board of Directors or, at the election of the Board of Directors, by a committee appointed by the Board of Directors comprised solely of two or more non-executive directors within the meaning of Rule 16b-3 under the Securities Act, who also qualify as “outside directors” (as described under Section 162(m) of the Internal Revenue Code). The Board of Directors has determined that the Compensation Committee should administer the 2007 Plan.

The Compensation Committee will have full power and authority to administer and interpret the 2007 Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the 2007 Plan it deems necessary, desirable or appropriate in accordance with the terms of the 2007 Plan and the Certificate of Incorporation and Bylaws of the Company. The Compensation Committee also will have full power and authority to take all other actions necessary to carry out the purpose and intent of the 2007 Plan, including the authority to (i) determine the participants to whom, and the time or times at which, awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares of Common Stock and/or amount of cash to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such award as the Compensation Committee shall deem appropriate; (v) modify, extend or renew outstanding awards, accept the surrender of outstanding awards and substitute new awards, provided that no such action shall be taken with respect to any outstanding award that would materially or adversely affect the grantee without the grantee’s consent, or constitute a repricing of stock options without the consent of the holders of the Company’s voting securities; (vi) reprice Incentive Stock Options and Nonqualified Stock Options either by amendment to lower the exercise price or by accepting such stock options for cancellation and issuing replacement stock options with a lower exercise price or through any other mechanism (but only with the approval of the holders of the voting securities of the Company to the extent that such approval is required by applicable law, regulation or the rules of any national securities exchange or automated quotation system to which the Company is subject); (vii) accelerate the time in which an award may be exercised or in which an award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award; (viii) establish objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period; and (ix) permit the deferral of, or require a participant to defer such participant’s receipt of, the delivery of Common Stock and/or cash under an award that would otherwise be due to a participant and establish rules and procedures for such payment deferrals.

PERMITTED AWARDS

Our Board of Directors believes that it is appropriate to adopt a flexible and comprehensive stock compensation plan that permits the granting of a variety of long-term incentive awards to eligible individuals. In keeping with the aim of providing a comprehensive and flexible plan, the 2007 Plan authorizes the following types of discretionary awards:

•	Incentive Stock Options, which are stock options that meet the definition set out in Section 422 of the Internal Revenue Code;

•	Nonqualified Stock Options, which are stock options that do not meet the definition of Incentive Stock Options under the Internal Revenue Code;

•

Stock Appreciation Rights (“SARs”), which represent the right to receive payments in cash, Common Stock or a combination of the two, of up to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the designated base price of a share of Common Stock on the grant date. SARs may be freestanding or may be granted “in tandem” with stock options;

•

Phantom Stock, which represents the right to receive payments in cash, Common Stock or other consideration, equal to the fair market value of a specified number of shares of Common Stock at such time, and subject to such conditions, as are set forth in the grant agreement;

•	Restricted Stock, which is a specified number of shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances;

•

Restricted Stock Units, which represent the right to receive shares of Common Stock without any cash payment therefor upon the satisfaction of vesting and other conditions, and may also include the right to receive dividend equivalents, in the form of additional Restricted Stock Units, equal to the amount of dividends or other distributions payable in respect of shares of Common Stock during the period from grant to satisfaction of all vesting and other conditions; and

•

Performance Awards, which are amounts payable in Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock that may be earned upon satisfaction of various performance measures.

TERM AND TERMINATION

The 2007 Plan will become effective as of the date it is approved by our stockholders. If not sooner terminated, the 2007 Plan will terminate on the business day immediately preceding the tenth anniversary of its effective date and no further awards may be granted thereafter. The Board of Directors, in its discretion, may terminate the 2007 Plan at any time with respect to any shares of Common Stock for which awards have not previously been granted.

AMENDMENT

The Board of Directors may amend or terminate the 2007 Plan at any time, except that stockholder approval will be required to increase the number of shares of Common Stock subject to the 2007 Plan or if such approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Common Stock is listed or quoted.

The Compensation Committee may make minor or administrative amendments to the 2007 Plan as well as amendments that may be dictated by requirements of applicable U.S. federal or state laws or that may be authorized or made desirable by such laws.

TERMS APPLICABLE TO ALL TYPES OF AWARDS

Term: The term of each award will be as specified by the Compensation Committee at the date of grant, but may not exceed ten years.

Maximum Annual Awards: No more than 200,000 shares of Common Stock may be issued to any one individual in any calendar year during the term of the 2007 Plan, subject to adjustment upon a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other change in the Company’s capital structure.

Changes in Control: In the event of any proposed change in control, as that term is defined in the 2007 Plan, the Compensation Committee will take such action as it deems appropriate and equitable to effectuate the purposes of the 2007 Plan and to protect the grantees of awards. Such actions may include:

•	acceleration or change of the exercise and/or expiration dates of any award to require that exercise be made, if at all, prior to the change in control;

•

cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of the change in control, less the aggregate exercise price, if any, of the award; and

•

in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Common Stock, arrangements to have such other entity replace the awards granted under the 2007 Plan with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

For purposes of the 2007 Plan, a “change in control” includes:

•

the merger or consolidation of the Company with or into another entity or other reorganization of the Company, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately thereafter is not owned directly or indirectly by persons who were holders of the Company’s voting securities immediately prior thereto;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets to an entity that is not a parent, subsidiary or affiliate of the Company;

•

any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then-outstanding voting securities; or

•

a change in the composition of the Board of Directors over a period of 24 consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose selection as a director or nominee was approved by a vote of at least a majority of the directors then comprising the Board of Directors will be considered to be a member of the Incumbent Board, except if such selection occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Amendment: The Compensation Committee may not amend an outstanding award in any manner that would materially and adversely affect the award, except with the approval of the participant to whom the award was granted. Otherwise, the Compensation Committee may amend an outstanding award to the extent that it would have had the authority initially to grant the award as so amended.

Transferability: An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. Other awards may, in the discretion of the Compensation Committee, also be transferable by gift or pursuant to a domestic relations order to certain specified family members, entities and trusts.

TERMS OF SPECIFIC TYPES OF AWARDS

Stock Options

Exercise Price: The exercise price will be determined by the Compensation Committee, in its discretion. Although it is the general policy of the Compensation Committee to grant options at not less than the fair market value of the Common Stock on the date of grant, the Compensation Committee has reserved the right, in its discretion, to grant options at a lower price as and when it deems appropriate. In no event, however, will Incentive Stock Options be granted at an exercise price of less than the fair market value of the Common Stock on the grant date.

Special Rules for Certain Stockholders: If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted. In addition, no more than 200,000 shares of Common Stock may be subject to Awards granted during any one calendar year to any one Covered Employee, as that term is defined in Section 162(m) of the Internal Revenue Code.

Status of Options: The Compensation Committee will designate the status of each option granted to an employee as either an Incentive Stock Option or a Nonqualified Stock Option at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Nonqualified Stock Options. All options granted to consultants and non-executive directors will be Nonqualified Stock Options.

Payment: The Compensation Committee may determine the method by which the option price may be paid, including in cash, check or other shares of Common Stock. The 2007 Plan also allows the Compensation Committee, in its discretion, to permit cashless exercises.

Other Terms and Conditions: The Compensation Committee may establish such other terms and conditions on the grant of stock options, not inconsistent with the terms of the 2007 Plan, as it deems appropriate.

Restricted Stock and Restricted Stock Units

Payment: Unless otherwise determined by the Compensation Committee or as may be required to comply with applicable tax withholding obligations, grantees of Restricted Stock and Restricted Stock Units will not be required to pay the Company cash consideration for such Restricted Stock or Restricted Stock Units.

Vesting Conditions and Other Conditions: The Compensation Committee, in its discretion, shall determine the vesting conditions and other restrictions applicable to each award of Restricted Stock or Restricted Stock Units, including the duration and conditions to termination of such restrictions. The Compensation Committee may, in its discretion, reduce or shorten the duration of any vesting period or other restriction applicable to any award of Restricted Stock or Restricted Stock Units.

Stock Issuance and Stockholder Rights: Certificates representing shares of Restricted Stock will be issued to the grantee, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Except as the Compensation Committee otherwise might determine, during the restricted period the grantee will have all the rights of a stockholder to receive dividends and to vote the Restricted Stock. Certificates representing shares subject to a Restricted Stock Unit will be issued at such time as the Restricted Stock Unit has vested and other restrictions have lapsed. The grantee of Restricted Stock Units will not be entitled to any of the rights of a stockholder until the time that certificates are issued, provided that the Compensation Committee, in its discretion, may provide a participant with the right to receive amounts equivalent to the dividends and other distributions that otherwise would be payable on shares subject to the Restricted Stock Unit, either currently or upon vesting and lapse of restrictions, with such amounts payable in cash or Common Stock, as determined by the Compensation Committee.

Stock Appreciation Rights

Tandem SARs: Tandem SARs, which are SARs granted in connection with an underlying stock option, will entitle the participant to surrender all or part of the option for a cash payment at such time and to the extent such option is exercisable. Any such SAR will be exercisable only to the same extent and on the same terms as the related options are exercisable. An Incentive Stock Option may only be surrendered in connection with the exercise of a tandem SAR if the fair market value of the Common Stock underlying the option is greater than the option’s exercise price.

Free-Standing SARs: Free-standing SARs, which are SARs not granted in connection with stock options, will be exercisable as and when determined by the Compensation Committee.

Form of Payment: The Company may pay amounts due upon exercise of a SAR by delivery of Common Stock, cash, or a combination of the two, as determined in the discretion of the Compensation Committee.

Other Terms: The Compensation Committee will determine at the date of grant the times at which and the circumstances under which a SAR may be exercised, the method of exercise, whether the SAR will be in combination with another award, and any other terms and conditions of any SAR.

Phantom Stock Awards

Phantom Stock Awards under the 2007 Plan will be granted on such terms and subject to such conditions, not inconsistent with the 2007 Plan, as the Compensation Committee may prescribe.

Performance Awards

Form of Grants: Performance Awards may be in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and/or Phantom Stock as the Compensation Committee, in its discretion, may determine.

Performance Period: Performance periods will be established by the Compensation Committee, in its discretion, provided that no performance period may be less than one year.

Performance Measures: The Compensation Committee will use one or more of the following criteria, which will be determined in accordance with generally accepted accounting principles and may be used in absolute or relative terms, to measure the performance of the Company, or any parent, subsidiary, affiliate or division of the Company for a performance period:

•	basic or diluted earnings per share of Common Stock;

•	earnings per share of Common Stock growth;

•	revenue;

•	operating income;

•	net income (either before or after taxes);

•	earnings and/or net income before interest and taxes;

•	earnings and/or net income before interest, taxes, depreciation and amortization;

•	return on capital;

•	return on equity;

•	return on assets;

•	net cash provided by operations;

•	free cash flow;

•	Common Stock price;

•	economic profit;

•	economic value;

•	total stockholder return; and

•	gross margins and costs.

Performance Awards Under Section 162(m) of the Internal Revenue Code: The terms of any awards granted to persons who are “Covered Employees” (within the meaning of Section 162(m) of the Internal Revenue Code) will be interpreted by the Compensation Committee consistently with Section 162(m) of the Internal Revenue Code and Treasury Regulations Section 1.162027(e)(2)(i).

NEW PLAN BENEFITS

To date, no awards have been made under the 2007 Plan. Upon stockholder approval, the Compensation Committee may elect to make awards to executive officers and directors of the Company under the 2007 Plan. Inasmuch as awards under the 2007 Plan are within the sole discretion of the Compensation Committee, at present it is not possible for us to determine what benefits, if any, any persons or groups will receive awards under the 2007 Plan. See the Summary Compensation Table on page 22 and the Grant of Plan-Based Awards Table on page 24 for information about awards made under the 2004 Stock Option Plan to the directors and executive officers named in these tables.

FEDERAL INCOME TAX ASPECTS OF THE 2007 PLAN

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2007 Plan. It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the stockholder/taxpayer. This summary also does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Incentive or Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock or Performance Award, or the shares of Common Stock underlying any of the foregoing. The discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Incentive Stock Options

Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “Holding Period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the Holding Period has been satisfied, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the Holding Period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Nonqualified Stock Options and Stock Appreciation Rights

As a general rule, no federal income tax is imposed on the optionee upon the grant of a Nonqualified Stock Option (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Nonqualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Internal Revenue Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Securities Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonqualified Stock Option or Stock Appreciation Right.

Restricted Stock

The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Internal Revenue Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect, under Section 83(b) of the Internal Revenue Code, to be taxed at the time of grant of the Restricted Stock award, based on the fair market value of the shares of Common Stock on the date of the award, in which case (i) subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction at the same time and in the same amount; (ii) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company; and (iii) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Performance Awards, Phantom Stock and Restricted Stock Units

An individual who has been granted a Performance Award, Phantom Stock or Restricted Stock Units generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock award or award of Restricted Stock Units is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Internal Revenue Code, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock or Restricted Stock Units prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Internal Revenue Code, deductible as such by the Company.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Internal Revenue Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options granted by the Compensation Committee under the 2007 Plan should not be limited by Section 162(m) of the Internal Revenue Code. Further, the Company believes that compensation income generated in connection with Performance Awards granted by the Compensation Committee under the 2007 Plan should not be limited by Section 162(m). The 2007 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Internal Revenue Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Compensation Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2007 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Compensation Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control of the Company). Compensation income generated in connection with Phantom Stock awarded under the 2007 Plan will be subject to the Section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2007 Plan to the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m).

The 2007 Plan is not qualified under Section 401(a) of the Code.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2007 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Equity Compensation Plan Information as of December 31, 2006

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	871,879	(1)	8.46	426,180	(2)
Equity compensation plans not approved by security holders	—	(2)	—	—	(2)

Total	871,879		8.46	426,180

(1)	Includes both vested and unvested options to purchase Common Stock issued to employees, officers, and directors and outside consultants under the Company’s 2001 Stock Option Plan and 2004 Stock Option Plan (the Plans). Certain of these options to purchase Common Stock were issued under the Plan in connection with employment agreements.
(2)	As discussed further in Note 8 to the Company’s financial statements included in the Annual Report on Form 10-K provided with this Proxy Statement, the Company has warrants outstanding at December 31, 2006 enabling the holders thereof to purchase 670,898 shares of the Company’s Common Stock at a weighted-average exercise price of $14.83. Certain of the warrants have price protection or anti-dilution rights that entitle the holders to reduce the exercise price of such securities if the Company issues additional stock, options, warrants or other convertible securities below the exercise price of the subject securities.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting will be required to approve Proposal No. 2. As a result, assuming the presence of a quorum, broker non-votes and abstentions will have the same effect as votes AGAINST Proposal No. 2. The Company’s directors and officers, who collectively held 232,131 shares of Common Stock, representing 2.14% of such shares outstanding, as of April 30, 2007 (the Record Date), have indicated that they intend to vote all of such shares “FOR” Proposal No. 2.

•	The BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2, THE ADOPTION OF THE 2007 CELSION CORPORATION STOCK INCENTIVE PLAN, AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Stegman & Company (“Stegman”) as the independent registered public accounting firm of the Company to audit its financial statements for the fiscal year ending December 31, 2007, and requests stockholder ratification of such selection. Stegman has served as the Company’s independent accountants since our 1993 fiscal year, and has advised the Company that neither Stegman nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants.

Representatives of Stegman are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES

The following table presents fees for professional audit services rendered by Stegman for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10Q for the fiscal years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Stegman during those periods:

	FISCAL YEAR 2006		FISCAL YEAR 2005
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$77,500	67	$45,000	52
Audit Related Fees	20,000	17	$26,500	30
Tax Fees	6,250	6	$6,000	7
All Other Fees	11,836	10	$10,000	11

Total Fees	$115,586	100	$87,500	100

Audit fees consist of fees for professional services rendered by Stegman for the audit of the Company’s annual financial statements and for reviews of the quarterly financial statements included in the Company’s Forms 10-Q. Tax fees consist of fees for preparation of the Company’s federal and state tax returns. Audit related fees pertain to the audit for compliance with Section 404 of the Sarbanes-Oxley Act. All other fees consist of fees for attendance at the Company’s annual meetings, review of registration statements and similar matters. Stegman rendered no financial information systems design and implementation services to the Company during fiscal years 2006 and 2005 and, therefore, no fees were charged for such services during those periods.

SERVICES BY EMPLOYEES OF STEGMAN & COMPANY

No part of Stegman’s engagement to audit the Company’s financial statements for the fiscal year ended December 31, 2006 was attributable to work performed by persons other than Stegman’s full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors.

All of the services of Stegman during fiscal year 2006 and 2005 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting will be required to approve Proposal No. 3 and thereby to ratify the selection of Stegman as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. As a result, broker non-votes and abstentions, if any, will be treated as votes “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3, THE PROPOSAL TO RATIFY THE SELECTION OF STEGMAN AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Stockholder ratification of the selection of Stegman as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Stegman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Stegman, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PROPOSAL NO. 4: APPROVAL OF THE SALE OF THE PROLIEVE ASSETS TO BOSTON SCIENTIFIC

You are being asked to ratify and approve the sale of the Company’s Prolieve assets to Boston Scientific Corporation (“Boston Scientific”) for an aggregate amount of $60 million, subject to reduction in accordance with the terms and conditions of the Asset Purchase Agreement between the Company and Boston Scientific, dated as of April 17, 2007 (the “Asset Purchase Agreement”). The principal terms of the Asset Purchase Agreement are described below under the heading “Summary of the Asset Purchase Agreement.” On April 17, 2007, our Board of Directors approved the Asset Purchase Agreement, determining that its terms are fair to and in the best interests of the Company and its stockholders.

Under Delaware law, a sale of all or substantially all of the assets of a corporation requires the affirmative vote of the holders of a majority of the corporation’s shares. Because the assets to be sold to Boston Scientific are the sole source of revenue and income for the Company and may represent substantially all of the Company’s assets, the Board of Directors has determined to seek the approval of our stockholders. Boston Scientific, which owns 848,838 shares of Company common stock, representing approximately 7.9% of the votes required to approve the asset sale, has indicated to the Company that it intends to vote its shares to approve the asset sale at the Annual Meeting.

If this proposal is approved and the asset sale to Boston Scientific is completed, the Company intends to apply the net proceeds of the asset sale to the development of ThermoDox. The Company estimates that the use of up to $60 million in aggregate consideration it is to receive in connection with the asset sale will include (a) approximately $17 million to repay existing indebtedness to Boston Scientific, (b) $0.4 million to pay investment banking fees incurred in connection with the asset sale and the exploration of alternative transactions, (c) retention and severance payments to certain employees, and (d) certain royalty payments to American Medical Systems, Inc. and AMS Research Corporation (together referred to as “AMS”) under the Settlement and License Agreement dated as of February 7, 2007 among AMS and the Company.

Information about the Parties

The Company was founded in 1982 as a developer of medical devices to treat cancer and any other diseases. In 1999, the Company acquired a heat activated liposome technology. In 2001, the Company changed its strategy to focus on the development and commercialization of oncology drugs, including tumor-targeting treatments using focused heat energy in combination with heat activated drug delivery systems.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices with sales of $7.8 billion in 2006. Its products are used in a broad range of interventional medical specialties.

Summary of the Asset Purchase Agreement

The following summary highlights the material terms of the Asset Purchase Agreement and is not a complete statement of all information, facts or materials to be voted on at the Annual Meeting. This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified by reference to the complete Asset Purchase Agreement. You should read this Proxy Statement and the Asset Purchase Agreement, attached as Appendix B to this Proxy Statement, in their entirety to fully understand the proposals and their consequences to you.

The Asset Purchase Agreement

The Company entered into an Asset Purchase Agreement with Boston Scientific, dated as of April 17, 2007, pursuant to which we will, subject to certain terms and conditions, including approval by our stockholders at the Annual Meeting, sell the Company’s Prolieve business to Boston Scientific. As consideration for this sale, Boston Scientific will pay the Company $60 million, which amount may be reduced by up to $10 million in the event that Boston Scientific incurs costs to resolve intellectual property disputes with third parties arising between the closing date and the second anniversary thereof, and by additional amounts to the extent necessary other indemnification claims by Boston Scientific under the Asset Purchase Agreement that have not otherwise been satisfied by Celsion.

Assets to be Sold

The assets to be sold include all of the Company’s right, title and interest in, to and under the assets used to operate its Prolieve business (other than certain excluded assets described below), including:

•	the Prolieve Business as a going concern;

•	the Company’s goodwill relating to the Prolieve business;

•

furniture, fixtures, equipment, machinery, vehicles, reusable capital equipment components of the BPH 800 product, as improved or substituted, wherever located and owned by the Company, and other tangible personal property used in the conduct of the Prolieve business;

•	inventory;

•	receivables arising from the conduct of the Prolieve business following the closing date of the asset sale;

•	copies of all books and records associated with or employed by the Company in connection with the Prolieve business;

•	intellectual property, including patents, trademarks, copyrights, trade secrets, licenses and software related to the Prolieve business;

•	all claims and causes of action related to the Prolieve business pertaining to or inuring to the benefit of the Company;

•	manufacturing information, marketing material and supplier and customer lists related to the Prolieve business, and all scientific, clinical and technical data related to the Prolieve products;

•	rights in contracts, licenses, sublicenses, agreements, lease commitments, and sales and purchase orders, and under all bids and offers, related to the Prolieve business; and

•	permits, licenses, waivers, authorizations and approvals, to the extent transferable, held or used in connection with the Prolieve business.

The assets excluded from the asset sale are receivables and insurance related to claims arising from the conduct of the Prolieve business prior to the closing date, all tax refunds and credits relating to any period, or portion thereof, ending on or prior to the closing date, damages and other payments arising from any action commenced prior to closing and all corporate minute and stock books.

Liabilities to be Assumed

Boston Scientific is only assuming liabilities with respect to the assets to be sold to it, as well as liabilities associated with the operation of the business, that are incurred or attributable to the period after the closing date. It is not assuming any liabilities that were incurred on or prior to the closing date except those resulting from breaches of any representation or warranty, covenant or agreement contained in the distribution agreement by and between the Company and Boston Scientific.

Purchase Price

Pursuant to the Asset Purchase Agreement, Boston Scientific has agreed to pay us an aggregate amount of $60 million for the Prolieve assets with $30.0 million to be paid on the day of closing, $15 million to be paid on the first anniversary of the closing, and $15 million to be paid on the second anniversary of the closing. The first payment will be reduced by the amount of principal and accrued interest on promissory notes the Company previously issued to Boston Scientific, which, as of March 31, 2007, was approximately $16.6 million. The third payment may be reduced by up to $10 million in the event that Boston Scientific incurs costs to resolve intellectual property disputes with third parties arising between the closing date and the second anniversary thereof. In addition, the second and third payments may be reduced in respect of any unpaid indemnification obligations of the Company under the Asset Purchase Agreement. In particular, the Company has agreed to indemnify Boston Scientific until the second anniversary of the consummation of the asset sale for up to $15 million of its costs in respect of any action, claim or other dispute related to whether any Prolieve intellectual property, agreements relating thereto or Prolieve products infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any third party. In the event such a dispute occurs, Boston Scientific would be entitled to withhold up to $10 million of the $15 million final installment of the purchase price to be paid on the second anniversary of the consummation of the asset sale. If the applicable costs to Boston Scientific in connection with such a dispute exceed $10 million, Boston Scientific would pay to the Company $5 million of the $15 million final installment payment and the Company would issue to Boston Scientific a promissory note in the amount of such excess. See “Indemnification” below.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties of the parties, relating to, among other things, the authority of each of the parties to execute and enter into the Asset Purchase Agreement, the lack of conflict with any organizational documents, agreements or laws and obtaining the requisite consents and approvals. The Asset Purchase Agreement also contains certain representations and warranties of the Company relating to, among other things:

•	financial reports;

•	the absence of undisclosed liabilities;

•	the absence of certain material adverse effects on the Prolieve business or certain other transactions or events out of the ordinary course of business or in excess of certain specified dollar limits;

•	the absence of any undisclosed litigation and other legal proceedings;

•	compliance with laws and governmental orders;

•	product approvals;

•	compliance with environmental laws and permits;

•	Prolieve’s material contracts;

•	intellectual property, including the Company’s right to use the intellectual property to be transferred in the ordinary course of business;

•	the Company’s ownership of or leasehold rights in the personal property to be transferred to Boston Scientific;

•	the Company’s title and ownership of the assets to be sold and the sufficiency thereof for the conduct of the Prolieve business;

•

customer and supplier lists, and the absence of any indications that any customer or supplier intends to cease doing business with the Company or materially alter the amount of business they are currently doing with the Company;

•	taxes, including the accuracy and timely filing of returns with respect thereto and payment thereof; and

•	insurance, including consistency with customary practices and standards.

Certain Covenants

The Asset Purchase Agreement contains certain covenants and agreements of the Company and Boston Scientific regarding the relationship prior to and after closing of the asset sale. These covenants include agreements by the parties to use reasonable efforts to do all things necessary to consummate the asset sale.

The covenants also include agreements by the Company, among others things, to:

•

with certain exceptions, between the date of the Asset Purchase Agreement and the closing date of the asset sale, not conduct the Prolieve business other than in the ordinary course of business and consistent with the Company past practice and to refrain from certain actions specified in the Asset Purchase Agreement;

•	between the date of the Asset Purchase Agreement and the closing date of the asset sale, provide Boston Scientific with access to certain information and to facilities;

•

for a period five (5) years after the closing of the asset sale, to retain the books and records relating to the Prolieve business for the periods prior to the closing and afford Boston Scientific reasonable access to such books and records;

•

cause its agents, employees, representatives, affiliates, officers and directors to hold certain information confidential, including intellectual property, customer and supplier lists, pricing and marketing plans, certain contracts, operational and product information, strategies and policies, and other proprietary information, and to follow certain procedures when legally compelled to disclose such information;

•	use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals;

•

for the period prior to the closing of the asset sale, promptly notify Boston Scientific of any events which could result in a breach of a representation or warranty or covenant under the Asset Purchase Agreement or certain other material developments relating to the Prolieve business;

•

for a period of five (5) years after the closing of the asset sale or in the European Union, for a period of three (3) years, not to (i) engage in the activities performed by the Prolieve business at the time of the closing of the asset sale or to own an interest in (other than a 5% or less interest in an entity listed on a national securities exchange), control, manage, operate, join, assist, or to be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person or entity that competes with the Prolieve business or (ii) call upon, solicit or advise any customer of the Prolieve business at any time prior to the close of the asset sale, for the purpose of competing with the Prolieve business;

•	provide transition services pursuant a separate transition services agreement; and

•	use reasonable best efforts to take all action necessary to obtain the requisite approval of the Company’s stockholders.

Conditions to Closing

The obligations of the parties to consummate the asset sale are subject to the fulfillment (or waiver) of certain conditions, including that:

•

the representations and warranties of the other party are true and correct, subject to certain materiality exceptions, and that the other party has performed and complied in all material respects with all the covenants and agreements applicable to it;

•

any applicable waiting period has expired or been terminated, and Celsion and Boston Scientific have received all consents, approvals and authorizations of all governmental authorities, that no order, decree or injunction or other governmental action restraining, enjoining or otherwise prohibiting the transactions is in effect, and that no action has been commenced or threatened by a governmental authority seeking to restrain or materially and adversely alter the transactions contemplated by the asset sale, that is likely to render it impossible or unlawful to consummate the transactions or which could have a material adverse effect on the consummation of the transactions contemplated by the Asset Purchase Agreement;

•	the Asset Purchase Agreement has been approved by Celsion’s stockholders;

•	Boston Scientific has received any consents which Boston Scientific deems necessary for the consummation of the asset sale;

•

there shall not have occurred, or be likely to occur, any event or change that would reasonably be expected to have a material adverse effect, whether individually or in the aggregate, on the transactions contemplated by the asset sale;

•	any agreements ancillary to the Asset Purchase Agreement shall have been executed and delivered; and

•

the Company has made all payments required or permitted to be made by it in respect of all royalties payable by or on behalf of the Company under the Settlement and License Agreement dated as of February 7, 2007 among AMS and the Company.

Indemnification

Under the Asset Purchase Agreement, the Company has agreed to indemnify and hold harmless Boston Scientific, its affiliates and other related parties against any liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties, including reasonable legal fees and expenses, actually suffered or incurred by them, in connection with or arising from:

•	any breach of any representation or warranty of the Company;

•	any breach of any covenant or agreement of the Company;

•	the excluded liabilities (i.e., all liabilities other than those liabilities that Boston Scientific specifically agrees to assume);

•

any losses of Boston Scientific resulting from (i) any and all actions or written claims relating to whether any of the Prolieve intellectual property, agreements relating thereto or Prolieve products conflicts with, infringe, misappropriate, dilute or otherwise violate the intellectual property or other proprietary rights of any third party and (ii) the payments or royalties that Boston Scientific or any of its affiliates are required to make as a result of the settlement, judicial determination or resolution of any third party infringement claims which arise out of or relate to any event or condition occurring or existing on or prior to the closing date of the asset sale, in an aggregate amount of up to $15 million; and

•	any liabilities which may be asserted by third parties against Boston Scientific resulting from the Company’s noncompliance with bulk transfer laws.

Termination

The Asset Purchase Agreement can be terminated:

•	by mutual written consent of the parties;

•	by either party if our stockholders do not approve the Asset Purchase Agreement;

•	by either party if any governmental agency or authority shall have issued a final and non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the asset sale;

•

by either party if the closing of the asset sale shall not have occurred on or before October 17, 2007, provided that if such failure is due to a party’s failure to fulfill any of its obligations under the agreement, said party cannot terminate the agreement;

•

by Boston Scientific if between the date of the execution of the Asset Purchase Agreement and the closing thereof: (i) a material adverse event occurs; (ii) the Company materially breaches any of its representations and warranties; (iii) the Company fails to materially comply with any of its covenants or agreements; or (iv) the Company makes a general assignment for the benefit of creditors or any proceeding is instituted against the Company seeking to adjudicate it bankrupt or seeking liquidation, winding up or reorganization under the laws of bankruptcy, insolvency or reorganization; and

•

by the Company if it obtained the requisite stockholder approval and fulfilled all its closing commitments but Boston Scientific fails to close within 60 days of the Annual Meeting provided that the Company was not the cause of such failure.

Termination Payment and Expenses

In the event the Asset Purchase Agreement is terminated as described in the second or fifth bullets above and, at any time prior to such termination a proposal is made by any person other than Boston Scientific involving the acquisition of not less than a majority of the outstanding shares of voting stock of the

Company or all or any substantial portion of the Company’s assets, the Company is obligated to pay $2.4 million to Boston Scientific upon the earlier to occur of (i) the Company entering into a definitive agreement with respect to such proposal and (ii) the closing of such transaction. In addition, all parties to the Asset Purchase Agreement have agreed that each party will pay its own expenses, except if the parties determine that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required in connection with the asset sale, the applicable filing fees will be split equally.

Regulatory Approvals

The Company believes that the only state or federal regulatory approval that may be required in connection with the asset sale is the expiration or termination of a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Appraisal Rights in Respect of the Asset Sales

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights in connection with the asset sale.

Closing of Asset Sale Not Conditioned on Boston Scientific Obtaining Financing

Boston Scientific has indicated that it plans to fund the three installments of the purchase price from cash on hand.

Certain Federal Income Tax Consequences

The sale of the Prolieve assets pursuant to the Asset Purchase Agreement will be a taxable transaction with respect to the Company. The Company will realize a gain or loss measured by the difference between the proceeds from the sale and the Company’s tax basis in the assets. For purposes of calculating the gain or loss, the proceeds received by the Company will include the cash received by it, the amount of its indebtedness that is cancelled or assumed, and any other consideration received by it for the assets. It is estimated that the Company will have sufficient losses (including net operating loss carry-forwards) to offset the gain expected to be realized from the asset sale for regular income tax purposes, subjecting the Company only to federal alternative minimum tax.

The Company may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant.

The Company does not expect that the asset sale will result in any federal income tax consequences to our stockholders.

Bridge Financing; Risk Insurance

The Company has determined that the purchase price installment terms agreed upon for the sale of the Prolieve assets to Boston Scientific, depending on future decisions to accelerate clinical and/or new product programs, may require the Company to seek bridge financing between payments. To ensure continuity of operations, the Company intends to seek such financing.

The Company also is currently pursuing risk insurance to underwrite its obligation to indemnify Boston Scientific for future, unforeseen intellectual property infringement claims related to the Prolieve assets. While the availability of insurance is not assured, based on discussions with insurers to date, the Company believes that it may be able to cover a major portion of its indemnification obligation through insurance.

Background of and Reasons for the Asset Sale

Founded in 1982 as Cheung Laboratories, with a vision of using thermotherapy to treat cancer and other diseases, the Company initially focused research efforts on the treatment of breast cancer. The Company’s core business activity is the development of products to treat cancer and other diseases and to commercialize those products to generate a return on investment for its stockholders through one of several means including: (a) selling products directly to end users; (b) selling products through a distributor (as is the case with its Prolieve product); and (c) licensing its technology to third parties and generating income through royalties and milestone payments.

In 2001, management and the Board determined that stockholder value was most likely to be maximized through the development of cancer drugs based on its heat activated liposome technology. They further determined that monetization of its BPH treatment technology could be the source of funding for the Company’s drug development program. In 2002, the Board engaged the investment banking firm of Legg Mason to assist the Company’s management in the monetization of the Prolieve product. Management and Legg Mason implemented a process to explore strategic options for monetizing the BPH assets. In December 2003, management and Legg Mason completed the process and, having considered all the options available, as well as Celsion’s financial position at the time, concluded that a transaction with Boston Scientific pursuant to which Boston Scientific would distribute and market the BPH products and, beginning when the Prolieve product was approved for distribution by the FDA, have a five-year option to purchase the assets, provided the best opportunity to monetize the Prolieve assets. As part of its deliberations leading to the decision to monetize the Prolieve assets, the Board had also concluded that the operating income generated by the Prolieve product would be insufficient to fund the Company’s drug development program. As a result the Board of Directors authorized management to encourage Boston Scientific to exercise its option at the earliest possible date. As of October 2006, Boston Scientific had not exercised its option. As a contingency, the Board then engaged an investment banking firm to explore funding options for the drug development business. On February 22, 2007, Boston Scientific presented the terms pursuant to which it would agree to exercise its option to purchase the Prolieve assets. The Board of Directors considered this offer at a meeting on March 12, 2007 at which it authorized management to negotiate with Boston Scientific. At a Board meeting on April 2, 2007, it reviewed the final terms. At a meeting of the Board of Directors on April 11, 2007, the terms were reviewed with its investment banking firm in the context of funding alternatives. Given the fact that the purchase price had been determined in January 2003, the Board of Directors determined that no formal fairness opinion was required in relation to the asset sale. After discussing alternatives as presented by the investment banking firm, the Board of Directors approved the sale on the terms disclosed in this Proxy Statement.

The Company and Boston Scientific entered into a Transaction Agreement on January 20, 2003 pursuant to which Boston Scientific agreed to purchase Common Shares of the Company’s upon attainment of specified milestones by the Company. On January 21, 2003, Boston Scientific purchased 625,023 shares of the Company’s Common Stock for $5,000,000. On March 2, 2004, Boston Scientific purchased 138,889 shares of the Company’s Common Stock for $4,000,000. On April 7, 2004, Boston Scientific purchased 84,926 shares of the Company’s Common Stock for $2,000,000. As of the record date for the Annual Meeting, Boston Scientific owned outright approximately 7.9% of the Company’s Common Stock.

As part of the consideration in the Transaction Agreement, the Company initially granted Boston Scientific an exclusive option to purchase the Prolieve assets for a price equal to the greater of $60 million or a multiple of sales. This option is exercisable for a period of five years, expiring in February 2009.

The Prolieve Thermodilatation system for the treatment of BPH was approved by the FDA in 2004 and since that date has been exclusively marketed by Boston Scientific. As of December 31, 2006, the Prolieve product has generated sales for the Company exceeding $25 million. The funds generated to date from sales of the Prolieve product have been used in the development of the Company’s first drug, ThermoDox. The Company is currently engaged in three Phase I dose escalation studies in the treatment of primary liver cancer and in the treatment of recurrent chest wall breast cancer.

On August 8, 2005, the Company and Boston Scientific entered into the First Amendment to the Transaction Agreement pursuant to which Boston Scientific agreed to lend the Company up to $15 million to be evidenced by one or more convertible secured promissory notes (the “Notes”). The first installment of $6 million was disbursed on August 17, 2005, the second installment of $4.5 million was disbursed on February 2, 2006, and the third disbursement of $4.5 million was disbursed on July 28, 2006.

The Notes are repayable on February 28, 2009, and accrue interest at a rate of prime rate plus one percent. The maturity date of the Notes is accelerated in the event Boston Scientific exercises its option to purchase the Prolieve assets. The Company’s obligations under the Notes are secured by a continuing security interest in the Company’s right, title and interest in the Prolieve assets, consisting of substantially all of the trade accounts receivable, inventories and intellectual property owned by the Company at December 31, 2006.

Boston Scientific may, at any time, convert in whole or in part the principal plus accrued interest on the Notes into shares of the Company’s common stock at a minimum conversion price of $9.15 per share. Additionally, as Boston Scientific has elected to do in connection with the asset sale, it may apply the outstanding principal plus accrued interest on the Notes toward the purchase price for the Prolieve assets.

The Company has the right to prepay the principal and accrued interest on the Notes at any time without penalty.

On June 14, 2006 and on September 6, 2006, the Company received notice from the AMEX that the Amex had determined that the Company was not in compliance with certain conditions of the continued listing standards of Section 1003 of the AMEX Company Guide. Specifically, AMEX noted that the Company’s stockholders’ equity continues to be less than $4 million and losses from continuing operations and/or net losses were incurred in three of the last four fiscal years, and that stockholders’ equity was less than $6 million and losses from continuing operations and/or net losses were incurred in each of the last five fiscal years. Additionally, the Company’s stockholders’ equity was less than $2 million and losses from continuing operations and/or net losses were incurred in two of its three most recent fiscal years. Pursuant to the notice dated June 14, 2006, the Company was afforded the opportunity to submit a plan of compliance to AMEX, and on July 14, 2006, it presented its plan to Amex. On August 31, 2006, AMEX notified the Company that it had accepted the Company’s plan of compliance and granted the Company an extension until December 14, 2007 to regain compliance with the continued listing standards. The Company will be subject to periodic review by the AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from AMEX.

As part of its plan to return to compliance with AMEX listing requirements, in August 2006 the Company approached Boston Scientific with a request that Boston Scientific consider the early exercise of its option to purchase the Prolieve assets. The Company indicated that it was prepared to amend the terms of Boston Scientific’s option to purchase the Prolieve assets in consideration of such an early exercise. An early exercise of the option would generate a gain on the sale of the Prolieve assets, increase stockholder equity above the listing requirement threshold and return the Company to compliance. Boston Scientific declined to exercise the option at that time.

On April 27, 2006, AMS filed suit in the U.S. District Court for the District of Minnesota alleging infringement of two patents of AMS resulting from our manufacture, use and sale of the Prolieve Thermodilatation system. On February 7, 2007, the Company entered into an agreement with AMS that settled the patent dispute. The agreement ended litigation between the two parties. The agreement was also reached with the concurrence of Boston Scientific in accordance with the Transaction Agreement, which required that the Company obtain Boston Scientific’s approval prior to entering into agreements related to the Prolieve business. On February 22, 2007, Boston Scientific presented the Company with a proposal to amend the Transaction Agreement whereby the consideration of $60 million would be paid in three installments. The first installment in the amount of $30 million would be paid on closing of the asset sale. The Company would be required to repay the $15 million principal and the accrued interest thereon outstanding under the Notes at the initial closing. A second installment in the amount of $15 million would be disbursed on the first anniversary of the closing and the third installment in the amount of $15 million on the second anniversary. In addition to customary representations and warranties the Company would indemnify Boston Scientific until the second anniversary of the consummation of the asset sale for, among other matters, up to $15 million in respect of any action, claim or other dispute related to whether any Prolieve intellectual property, agreements relating thereto or Prolieve products infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any third party. In the event such a dispute occurs, Boston Scientific would be entitled to withhold up to $10 million of the $15 million final installment of the purchase price to be paid on the second anniversary of the consummation of the asset sale. If the applicable costs to Boston Scientific in connection with such a dispute exceed $10 million, the Company would issue to Boston Scientific a promissory note in the amount of such excess.

The Board of Directors discussed the proposal at a meeting on March 12, 2007 and authorized management to engage in further dialogue with Boston Scientific. On April 11, 2007 the transaction was discussed with counsel and the Company’s investment bankers. After considering the fact that the Company was contractually committed to sell the business to Boston Scientific for $60 million, the cost of alternative sources of capital, its strategic impact on the Company’s drug development program, the transaction’s role in returning the Company to full compliance with listing AMEX listing requirements and the Company’s stated focus in the area of drug development, the Board approved the transaction subject to stockholder vote.

Pro Forma Financial Information

The Company’s unaudited consolidated balance sheet at December 31, 2006 and the Company’s unaudited consolidated statements of operations for the years ended December 31, 2006, 2005 and 2004 (collectively, the “Pro Forma Financial Statements”) are annexed to this Proxy Statement as Appendix C. The Pro Forma Financial Statements give effect to the sale of the Prolieve assets. The unaudited Pro Forma Balance Sheet gives effect to this transaction as if it had taken place on December 31, 2006. The unaudited Pro Forma Statements of Operations for the years ended December 31, 2006, 2005 and 2004 reflect this transaction as if it had taken place prior to January 1, 2004.

The Pro Forma Financial Statements should be read in conjunction with the related notes in this proxy statement and our audited financial statements as of and for the periods ended December 31, 2006, 2005 and 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Copies of the Company’s annual report on Form 10-K for the year ended December 31, 2006 are being delivered with this proxy statement.

The Pro Forma Financial Statements are not necessarily indicative of what actual financial results would have been had the transaction taken place prior to January 1, 2004 or on December 31, 2006 and do not purport to indicate the results of future operations.

VOTE REQUIRED AND RECOMMENDATION

The Board of Directors has concluded that the Asset Purchase Agreement and the asset sale are in the best interests of our stockholders and recommends that you approve the Asset Purchase Agreement and the asset sale and that you vote “FOR” the approval of Proposal No. 4. The affirmative vote, whether in person or by proxy, of a majority of the outstanding Common Stock is required to approve the sale of the Prolieve assets to Boston Scientific.

If the Company does not obtain the requisite stockholder approval for the asset sale, Boston Scientific has a right to terminate the Asset Purchase Agreement, which could have several adverse effects on our business. First, we would continue to be out of compliance with AMEX listing requirements. Second, we would be in need of working capital to fund the business in the very short term. This capital could be difficult to obtain, expensive and dilutive to existing stockholders. Additionally, Boston Scientific would continue to operate as our distributor until the end of the seven-year term of the exclusive distribution agreement the Company entered into with Boston Scientific, with a potential decreased incentive to market the asset.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE THE SALE OF THE PROLIEVE ASSETS TO BOSTON SCIENTIFIC.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2006 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

10220-L Old Columbia Road

Columbia, Maryland 21046-2364

Attention: Corporate Secretary

(410) 290-5390

If you would like to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set out above.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If a stockholder wants the Company to include a proposal in the Company’s proxy statement for presentation at our 2008 annual meeting of stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than January 9, 2008. Such proposals should be directed to Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland, 21046-2364 Attention: Anthony P. Deasey, Secretary.

A stockholder may also nominate directors or have other business brought before the 2008 annual meeting by submitting the nomination or proposal to the Company no later than January 9, 2008. The nomination or proposal must be delivered to the Company’s executive offices at 10220-L Old Columbia Road, Columbia, Maryland, 21046-2364, Attention: Anthony P. Deasey, Secretary. Any stockholder considering submitting a proposal for action at our 2008 annual meeting is directed to the Company’s Bylaws, which contain additional requirements as to submission of matters for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary.

OTHER BUSINESS

The directors of the Company are not aware of any business to be acted upon at the Annual Meeting, other than described herein. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their discretion.

COMPANY REPORTS

The Company’s 2006 Annual Report on Form 10-K, which contains audited financial statements for that fiscal year is being sent to stockholders along with this Proxy Statement.

Additional copies of the Company’s 2006 Annual Report on Form 10-K, as filed with the SEC (but excluding exhibits), may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland 21046-2364.

By Order of the Board of Directors

/s/ Anthony P. Deasey
Secretary

Appendix A

CELSION CORPORATION

2007 STOCK INCENTIVE PLAN

Effective:                           , 2007

CELSION CORPORATION

2007 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

Celsion Corporation, a Delaware corporation (the Company), hereby establishes the Celsion Corporation 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the “Company” by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2. Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly not less than fifty percent (50%) of such entity.

(b) “Awards” shall mean Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock, and Performance Awards, and any combination of the foregoing.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change in Control” shall mean:

(i) The consummation of an amalgamation, merger or consolidation of the Company with or into another entity or any other corporate reorganization of the Company, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such amalgamation, merger, consolidation or other reorganization (or, if applicable, more than fifty percent (50%) of the combined voting power of the ultimate parent company that directly or indirectly has beneficial ownership of the securities of such continuing or surviving entity) is not owned directly or indirectly by persons who were holders of the Company’s then-outstanding voting securities immediately prior to such amalgamation, merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets to an entity that is not a Parent, a Subsidiary or an Affiliate of the Company;

(iii) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities. For purposes of this subsection, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) any Parent, Subsidiary or Affiliate of the Company, (B) any employee benefit plan (or related trust) sponsored or maintained by the Company, a Parent, or any Subsidiary or Affiliate, and (C) any underwriter temporarily holding securities pursuant to an offering of such securities; or

(iv) A change in the composition of the Board over a period of twenty four (24) consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose election, or nomination for election by the Company’s Stockholders, was approved by a vote of at least a majority of the directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(f) “Committee” shall mean the Board or a committee of the Board appointed pursuant to Section 3 of the Plan to administer the Plan.

(g) “Committee Delegate” shall mean the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(c).

(h) “Covered Employee” shall mean an employee of the Company or any Parent, Subsidiary or Affiliate who is subject to Code Section 162(m).

(i) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

(j) “Fair Market Value” of the Stock for any purpose on a particular date shall mean:

(i) if the Stock is traded on a public securities exchange or a national automated quotation system, the closing price for Stock on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee; or

(ii) if the Stock is not traded on a public securities exchange or a national quotation system on such date, the price determined in a manner such as the Committee shall in good faith determine to be appropriate.

(k) “Grant Agreement” shall mean a written agreement between the Company and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(l) “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(m) “Incentive Stock Options” shall mean Stock options that meet the requirements of Code Section 422.

(n) “Nonqualified Stock Options” shall mean Stock options that do not meet the requirements of Code Section 422.

(o) “Parent” shall mean a company, whether now or hereafter existing, within the meaning of the definition of “parent company” provided in Section 424(e) of the Code, or any successor thereto of similar import.

(p) “Participant” shall mean a director, officer, employee or consultant of the Company, or any Parent, Subsidiary or Affiliate, who is granted an Award under the Plan.

(q) “Performance Award” shall mean an Award under Section 9 hereof.

(r) “Performance Measure” shall mean one or more of the following criteria selected by the Committee to measure performance of the Company or any Parent, Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income; net income (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price;

economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, if so determined by the Committee and, in the case of a Performance Award to a Covered Employee, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

(s) “Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

(t) “Phantom Stock” shall mean Awards under Section 9.

(u) “Restricted Stock” and “Restricted Stock Units” shall mean Awards under Section 7.

(v) “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(w) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

(x) “Stock” shall mean common stock of the Company, par value $0.01 per share.

(y) “Stock Appreciation Rights” shall mean Awards under Section 8(a) to (d).

(z) “Subsidiary” and “Subsidiaries” shall mean only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

(aa) “2001 Plan” shall mean the 2001 Celsion Corporation Stock Option Plan.

(bb) “2004 Plan” shall mean the Celsion Corporation 2004 Stock Incentive Plan.

3. Administration

(a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may delegate authority to a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Such Committee shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import, and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board.

Members of the Board or Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Board hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers), or delegate all of its duties and powers hereunder to a single Committee. Additionally, if permitted by applicable law, the Board or Committee may delegate any or all of its duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may designate and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate schemes, for the purpose of establishing schemes which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants to whom, and the time or times at which, Awards shall be granted,

(ii) determine the types of Awards to be granted,

(iii) determine the number of shares of Stock and/or amount of cash to be covered by or used for reference purposes for each Award,

(iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a grantee’s termination of employment or service with the Company or any Parent, Subsidiary or Affiliate during which the Award shall remain exercisable,

(v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the grantee without the grantee’s consent, or constitute a repricing of stock options without the consent of the holders of the Company’s voting securities under (vi) below,

(vi) only with the approval of the holders of the voting securities of the Company to the extent that such approval is required by applicable law, the regulation or the rules of an national securities exchange or automated quotation system to which the Company is subject, reprice Incentive Stock Options and Nonqualified Stock Options either by amendment to lower the exercise price or by accepting such stock options for cancellation and issuing replacement stock options with a lower exercise price or through any other mechanism,

(vii) accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award,

(viii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period, and

(ix) permit the deferral of, or require a Participant to defer such Participant’s receipt of, the delivery of Stock and/or cash under an Award that would otherwise be due to such Participant and establish rules and procedures for such payment deferrals, provided the requirements of Code Section 409A are met with respect to any such deferral.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation, as a matter of law, or otherwise.

(f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

(g) Apprising the Board. The Committee will inform the Board regarding its activities under the Plan not less frequently than at each scheduled Board meeting and at such other times as the Board may request. .

4. Stock Available Under the Plan; Maximum Awards

(a) Stock Available Under the Plan.

(i) Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased or used for reference purposes (with respect to Stock Appreciation Rights, or Phantom Stock) with respect to Awards granted under the Plan, including with respect to Incentive Stock Options, shall not exceed an aggregate of one million (1,000,000) shares of Stock, plus the number of shares of Stock available from the 2001 Plan and 2004 Plan as provided in Subsection 4(a)(ii) below. Stock available under the Plan may be, in any combination, authorized but unissued Stock, treasury Stock and Stock that is repurchased, in the market, and canceled by the Company. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Shares, without vesting) of Stock or other consideration, the Stock subject to such Award shall thereafter be available for further Awards under the Plan.

(ii) There shall be available for issuance under the Plan the sum of (A) the number of shares of Stock remaining available for issuance under the 2004 Plan at the effective date of this Plan, plus (B) shares of Stock subject to any stock options issued under the 2001 Plan or 2004 Plan to the extent such stock options subsequently expire or terminate unexercised, become unexercisable or are forfeited or otherwise terminated, surrendered or canceled, without delivery of shares of Stock or other consideration to the holder.

(b) Maximum Awards to Covered Employees. The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any one Covered Employee shall be limited to two hundred thousand (200,000). To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

5. Participation

Participation in the Plan shall be open to all directors, officers, employees and consultants of the Company, or of any Parent, Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company.

Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6. Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Nonqualified Stock Options and/or Incentive Stock Options. The stock option Awards granted shall be subject to the following terms and conditions.

(a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Company and the grantee, stating the number of shares of Stock subject to the stock option evidenced thereby, the exercise price and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

(b) Exercise Price. The price per share payable upon the exercise of each stock option shall be determined by the Committee, but shall not be less than the Fair Market Value of the shares on the Grant Date, unless the stock option complies with Section 409A of the Code.

(c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by grantee for at least six (6) months, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of stock options shall be determined as of the date of exercise.

If the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d) Term of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten years from the date it is granted. Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

(e) Restrictions on Incentive Stock Options. Incentive Stock Option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i) Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

(ii) Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Parent or Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

(iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or any other plan of the Company and its Parent and Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

(iv) Grantee. Incentive Stock Options shall only be issued to employees of the Company or of a Parent, Subsidiary or Affiliate of the Company.

(v) Designation. No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(vi) Stockholder Approval. No stock option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7. Restricted Stock and Restricted Stock Units

(a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for removal of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b) Vesting Conditions and Other Restrictions. Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any vesting or other restriction applicable to any Restricted Stock or Restricted Stock Units awarded to any grantee under the Plan.

(c) Stock Issuance and Stockholder Rights.

(i) Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the grantee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the grantee shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

(ii) Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, upon vesting and lapse of any other restrictions with respect to the issuance of

Stock under such Award. The grantee will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, which payments may, in the Committee’s discretion, either be made currently or credited to an account for the Participant, and may be settled in cash or Stock, all as determined by the Committee. Unless otherwise determined by the Committee with respect to a particular Award, each outstanding Restricted Stock Unit shall accrue such dividend equivalents, deferred as equivalent amounts of additional Restricted Stock Units, which amounts will be paid only when and if the Restricted Stock Unit (on which such dividend equivalents were accrued) vests and becomes payable. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend equivalents shall be forfeited.

8. Stock Appreciation Rights

(a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Company and the grantee, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a stockholder with respect to any Stock represented by a SAR.

(b) Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c) Amount of Payment upon Exercise of SARs. A SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair

Market Value on the exercise date of one share of Stock over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose). The base price per share under a SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date, unless the SAR complies with Section 409A of the Code.

(d) Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in Stock, the number of shares of Stock shall be determined by dividing such portion by the Fair Market Value of a share of Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

9. Phantom Stock

The grant of Phantom Stock shall be evidenced by a Grant Agreement, executed by the Company and the grantee, that incorporates the terms of the Plan and states the number of shares of Phantom Stock evidenced thereby and the terms and conditions of such Phantom Stock in such form as the Committee may from time to time determine. Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. Each share of Phantom Stock shall represent the value of one share of Stock. Phantom Stock shall become payable in whole or in part in such form, at such time or times and pursuant to such conditions in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a stockholder with respect to any shares represented by Phantom Stock as a result of the grant of Phantom Stock to the grantee. Phantom Stock may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine desirable or appropriate from time to time.

10. Performance Awards

(a) In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b) Covered Employee Targets. After the Company is subject to Code Section 162(m), in connection with any Performance Awards granted to a Covered Employee, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards with respect to Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in interpreting the Plan shall be guided by such provisions.

11. Withholding and Reporting of Taxes

The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for shares of Stock issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement, that the grantee pay to the Company, in cash or, if approved by the Company, in Stock, including Stock acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to any taxable event under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to the grant, vesting, exercise or payment of or under any Award under the Plan or a Grant Agreement, or to retain or sell a sufficient number of the shares of Stock to be issued to such grantee to cover any such taxes. The Company or any Parent, Subsidiary or Affiliate shall comply with any applicable tax reporting requirements of any jurisdiction imposed on it by law with respect to the granting, vesting, exercise and/or payment of Awards.

12. Transferability

No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Notwithstanding the foregoing, an Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a company, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the grantee and/or Family Members, or (iii) a trust in which the Grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13. Adjustments; Business Combinations

(a) Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

(b) Change in Control. In the event of any proposed Change in Control under Section 2(d)(i), (ii) or (iii), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Awards, which action may include, without limitation, any one or more of the following, provided such action is in compliance with Code Section 409A if applicable: (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change in Control; (ii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

(c) Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of amalgamation, merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award, provided such action is in compliance with Code Section 409A if applicable: (i) each grantee shall have the right to exercise his stock option, Stock Appreciation Right, or Phantom Stock or to require delivery of Stock certificates, and/or registration of the Stock, representing any such Restricted Stock or Restricted Stock Unit Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any stock option, Stock Appreciation Right or Phantom Stock not so exercised, canceled or surrendered shall terminate on the last day for exercise prior to such effective date; and any Restricted Stock or Restricted Stock Units as to which there has not been such delivery of Stock certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date. The Committee shall give to each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Company and the grantee’s rights with respect to his outstanding Award.

(d) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14. Termination and Amendment

(a) Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

(b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Sections 3(c) and (d) and to the extent that the Committee would have had the authority to make such Award as so amended.

(c) Approval of Grantees. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the grantee. Further, no amendment to the Plan or an Award shall be made which would cause any Award to fail to either comply with or meet an exception from Code Section 409A.

15. Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Parent, Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Parent, Subsidiary or Affiliate to terminate an employee at any time.

16. Termination of Employment

For purposes of maintaining a grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Parent, Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

17. Written Agreement

Each Grant Agreement entered into between the Company and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18. Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19. Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20. Listing and Registration

If the Company determines that the listing, registration or qualification upon any securities exchange or upon any listing or quotation system established by the National Association of Securities Dealers, Inc. or under any law of Stock subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Stock thereunder, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

21. Compliance with Securities Law

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any Stock certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Company may also require that a grantee submit other written representations that will permit the Company to comply with applicable federal and state securities laws in connection with the issuance of the Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee’s ability to bear the economic risk of the grantee’s investment. The Company may require that the grantee obtain a “purchaser representative” as that term is defined in applicable federal and state securities laws. Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

22. No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

23. No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Parent, Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of stock options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Phantom Stock Units otherwise than under the Plan.

24. No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Parent, Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to amalgamate, merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Parent, Subsidiary or Affiliate as a result of such action.

25. Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Maryland. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or local courts of the State of Maryland, to resolve any and all issues that may arise out of or relate to the Plan or any related Grant Agreement. The Awards under the Plan are intended to either comply with or meet an exception from Code Section 409A and shall be so interpreted.

26. Plan Subject to Charter and Bylaws

This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

27. Effective Date; Termination Date

The Plan is effective as of the date on which the Plan is approved by the stockholders of the Company. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: March 12, 2007

Date Approved by the Stockholders:

Appendix B

ASSET PURCHASE AGREEMENT

between

CELSION CORPORATION

and

BOSTON SCIENTIFIC CORPORATION

Dated as of

April 17, 2007

EXHIBITS

1.01(b)	Forms of Assignment of Intellectual Property

1.01(c)	Form of Assumption Agreement

1.01(d)	Form of Bill of Sale and Assignment

2.10	Form of Purchaser Amounts Note

5.09	Form of Transition Services Agreement

PURCHASE DISCLOSURE SCHEDULE

The Purchase Disclosure Schedule shall include the following Sections:

3.02	No Conflict

3.03	Governmental Consents and Approvals

3.05	Undisclosed Liabilities

3.06	Inventories

3.07	Absence of Certain Changes, Events and Conditions

3.08	Litigation

3.09(b)	Governmental Orders

3.10(a)	Product Approvals

3.10(j)	Products in Development

3.11(a)	Environmental Permits and Related Matters

3.12(a)	BPH Material Contracts

3.12(b)	Validity of BPH Material Contracts

3.12(c)	Third Party Default under BPH Material Contracts

3.13(a)	Intellectual Property

3.13(b)	Infringement of Intellectual Property

3.13(c)	Rights to Intellectual Property

3.13(d)	Restrictions on Intellectual Property

3.13(e)	Intellectual Property Material to the Conduct of BPH Business

3.13(f)	Intellectual Property Litigation

3.13(g)	Third Party Infringement

3.13(h)	Confidential BPH Intellectual Property

3.14(a)	Owned Real Property

3.14(b)	Leased Real Property

3.14(c)	Subleases of Real Property

3.15(a)	Tangible Personal Property

3.15(b)	Leases and Subleases of Tangible Personal Property

3.16(b)	Maintenance of BPH Assets

3.17	Customers

3.18	Suppliers

5.01(a)	Conduct of BPH Business Prior to the Closing

5.01(b)	Absence of Certain Changes, Events and Conditions prior to the Closing Date

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of April 17, 2007, between CELSION CORPORATION, a Delaware corporation (the “Seller”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser”).

WHEREAS, the Seller is engaged in, among other things, the manufacture (for itself and on behalf of others), marketing, sale, distribution and/or research and development of products using thermal therapy for the treatment of BPH and prostatitis, including the Products (the “BPH Business”);

WHEREAS, the Seller and the Purchaser have entered into that certain Transaction Agreement, dated as of January 20, 2003 (the “Original Transaction Agreement”), the First Amendment to Transaction Agreement, dated as of August 8, 2005 (the “First Amendment”) and the Second Amendment to Transaction Agreement, dated as of April 17, 2007 (the “Second Amendment” and together with the Original Transaction Agreement, the First Amendment and all exhibits and schedules thereto, the “Transaction Agreement”), pursuant to which the Seller granted to the Purchaser the Option, which gives the Purchaser the right to acquire the BPH Business;

WHEREAS, pursuant to the First Amendment, the Purchaser has loaned to the Seller an aggregate amount of $15,000,000 (the “Loan”), which is evidenced by convertible secured promissory notes dated August 18, 2005, February 2, 2006 and July 28, 2006 (collectively, the “Notes”);

WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the BPH Business, including all right, title and interest of the Seller in and to certain property and assets of the BPH Business, and in connection therewith, the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Documents” means this Agreement, the Ancillary Agreements, and any certificate, or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

“Action” means any Claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“AMS Proceeding” means the patent infringement claims filed on April 27, 2006 in the United States District Court for the District of Minnesota (Civil Action No. 06-1606 JMR/FLN) and September 28, 2006 in the United States District Court for the District of Delaware (Civil Action No. 06-606-SLR) by American Medical Systems and AMS Research Corporation against the Seller.

“AMS Settlement and License Agreement” means the Settlement and License Agreement among American Medical Systems, AMS Research Corporation and the Seller dated as of February 7, 2007, a copy of which is attached hereto as Exhibit 1.01(a).

“Ancillary Agreements” means the Bill of Sale, the Assignments of Intellectual Property, the Transition Services Agreement and the Assumption Agreement.

“Assignments of Intellectual Property” means the assignments of Intellectual Property to be executed by the Seller on the Closing Date, substantially in the form of Exhibit 1.01(b).

“Assumption Agreement” means the Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date, substantially in the form of Exhibit 1.01(c).

“Bill of Sale” means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date, substantially in the form of Exhibit 1.01(d).

“BPH” means benign prostatic hyperplasia.

“BPH 800” means the Microwave BPH 800 System, consisting of the Control Unit and the Catheter Kit.

“BPH Intellectual Property” means all Intellectual Property used in or related to the BPH Business.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Columbia, Maryland or Boston, Massachusetts.

“Catheter Kit” means the single-use disposable components of the Product.

“Claims” means any and all administrative, regulatory or judicial actions and all suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Control Unit” means the reusable capital equipment component of the Product.

“Copyrights” means copyrights in works of authorship of any type, including mask works, computer software, programs and databases, registrations and applications for registrations thereof throughout the world, all rights therein provided by international treaties and conventions, all moral and common law rights thereto, and all other rights associated therewith.

“Distribution Agreement” means that certain Distribution Agreement between the Seller and the Purchaser referred to in the Transaction Agreement.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environment” means surface waters, groundwaters, soil, subsurface strata and ambient air.

“Environmental Claims” means any Claims relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

“Environmental Laws” means all Laws, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

“Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

“FDA” means the United States Food and Drug Administration, or any successor entity.

“First Payment” means $30,000,000, less the sum of the aggregate outstanding principal and accrued interest payable under the Notes as of the Closing Date.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency, department, bureau, council or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Improvements” means any additions, developments, enhancements, updates and other changes in the Products or any components thereof, including any extensions of the label claims for any Products and any new designs for any Product.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person and (h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

“Indemnifying Party” means the Seller pursuant to Section 7.02 and the Purchaser pursuant to Section 7.03, as the case may be.

“Intellectual Property” means (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets and (e) Software.

“Inventories” means all raw materials, work-in-process, finished goods, goods in transit, packaging, labels and supplies related to the BPH Business and maintained, held or stored by or for the Seller on the Closing Date, and any prepaid deposits for any of the same.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” means the knowledge of the directors and officers of the Seller, after due inquiry.

“Law” means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

“Leased Real Property” means the real property leased by the Seller that is primarily used in the BPH Business, as tenant, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller primarily used in the BPH Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” means all BPH Intellectual Property licensed to the Seller pursuant to the Seller IP Agreements.

“Material Adverse Effect” means any circumstance, change or effect that, individually or in the aggregate with all other circumstances, changes or effects: (a) is materially adverse to the business, assets, results of operations, financial condition or prospects of the BPH Business or (b) is materially adverse to the ability of the Seller to consummate the transactions contemplated by this Agreement, except (i) any change resulting from the announcement or pendency of any transactions contemplated by this Agreement or (ii) any change resulting from conditions generally affecting the industry in which the Seller operates provided such conditions do not disproportionately affect the Seller or from changes in general economic conditions.

“Net Present Value” means the present value of any Purchaser Amounts calculated using an annual discount rate of 10%. In the event that any Purchaser Amounts are to be based upon future product sales or other similar measures, the Net Present Value of such future Purchaser Amounts shall be calculated using the most recent projections of the Purchaser for the applicable product and the applicable periods that were not prepared for the purposes of making such calculations. In the event that the Purchaser has not prepared projections required by the preceding sentence, the Purchaser shall prepare the applicable projections based upon its own good faith estimates.

“Option Exercise Price” has the meaning given such term in the Transaction Agreement.

“Owned Intellectual Property” means all BPH Intellectual Property owned by the Seller.

“Owned Real Property” means the real property owned by the Seller that is primarily used in the BPH Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are primarily used in the BPH Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Patents” means United States and non-United States patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable, (b) Encumbrances imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $25,000 in the aggregate at any time, (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Product” means BPH 800, any of its component products (including, without limitation, the Control Unit and the Catheter Kit) and all Improvements or substitutes for any of the foregoing.

“Product Approvals” means, for any country or other jurisdiction, those regulatory approvals and licenses required for manufacture, importation, exportation, promotion, pricing, marketing and/or sale of the Products in such country or other jurisdiction.

“Purchaser Amounts” means any (i) Losses of the Purchaser or any of its Affiliates resulting from any and all Actions or written Claims relating to whether any BPH Intellectual Property, Licensed Intellectual Property, Seller IP Agreements or Product conflicts with, infringes, misappropriates, dilutes or otherwise violates the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party (collectively, “Third Party Infringement Claims”), and (ii) payments or royalties that the Purchaser or any of its Affiliates are required to make as a result of the settlement (whether voluntary or otherwise), judicial determination or other resolution of any Third Party Infringement Claims, including the Net Present Value of any such payments to be made after the date of the first anniversary of the Closing or the second anniversary of the Closing, as applicable, which, in the case of either subsection (i) or (ii), arise out of or relate to any event or condition occurring or existing on or prior to the Closing Date, provided, however, that Purchaser Amounts shall not include or apply to any Third Party Infringement Claims to the extent related solely to Improvements to Products made by Purchaser after the Closing Date, and provided further, however, that in no event shall Purchaser Amounts in the aggregate exceed $15,000,000.

“Purchase Disclosure Schedule” means the Purchase Disclosure Schedule attached hereto delivered by the Seller to the Purchaser pursuant to Section 7.02 of the Transaction Agreement.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Receivables” means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the BPH Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

“Remedial Action” means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment, (b) prevent the Release of Hazardous

Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

“Second Payment” means $15,000,000, subject to reduction/offset in accordance with Section 7.07.

“Seller IP Agreements” means (a) licenses by the Seller to third parties of BPH Intellectual Property, (b) licenses by third parties to the Seller of BPH Intellectual Property, including the AMS Settlement and License Agreement, (c) agreements between the Seller and third parties relating to the development or use of Intellectual Property used in or related to the BPH Business, including the BPH Intellectual Property, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of BPH Intellectual Property.

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Third Payment” means $15,000,000, subject to reduction in accordance with Section 2.08(a).

“Trade Secrets” means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, scientific, clinical and technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

“Trademarks” means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

SECTION 1.02 Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Agreement”	Preamble
“Assumed Liabilities”	2.02(a)
“Board Recommendation”	5.12
“BPH Assets”	2.01(a)
“BPH Business”	Recitals
“BPH Material Contracts”	3.12(a)
“Closing”	2.04
“Closing Date”	2.04
“Conditional Amounts”	2.08(a)(ii)
“Excluded Assets”	2.01(b)
“Excluded Liabilities”	2.02(b)
“Financial Statements”	3.04(a)(i)
“Interim Financial Statements”	3.04(a)(ii)
“Loss”	7.02
“Prime Rate”	2.09
“Proxy Statement”	5.12(b)
“Purchaser”	Preamble
“Purchaser Amounts Note”	2.10
“Purchase Price”	2.03(a)
“Purchaser Indemnified Party”	7.02
“Recommendation”	5.12(a)
“Requisite Stockholder Approval”	3.01
“Restricted Period”	5.06(a)
“Returns”	3.19(a)
“Seller”	Preamble
“Seller Indemnified Party”	7.03
“Seller Stockholder Meeting”	5.12(a)
“Tangible Personal Property”	3.15(a)
“Third Party Claims”	7.04
“Transition Services Agreement”	5.09

SECTION 1.03 Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h) references to a Person are also to its permitted successors and assigns;

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(j) all references to the Seller are also to its Affiliates; and

(k) all references to “$” are references to United States dollars..

ARTICLE II

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of BPH Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller the following assets, rights, claims, properties, goodwill and business, other than the Excluded Assets (collectively, the “BPH Assets”):

(i) the BPH Business as a going concern;

(ii) the goodwill of the Seller relating to the BPH Business;

(iii) all the Owned Real Property, if any, and all leasehold rights in respect of the Leased Real Property, if any;

(iv) all furniture, fixtures, equipment, machinery, vehicles and other tangible personal property primarily used in the conduct of the BPH Business and not otherwise included in clause (iii) above;

(v) all Control Units, wherever located (including at customer sites), owned by the Seller;

(vi) all Inventories;

(vii) all Receivables arising from the conduct of the BPH Business following the Closing Date;

(viii) all prepaid items, including any ad valorem Taxes, leases and rentals, related to the BPH Business;

(ix) all books of account, general, financial, Tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller in connection with the BPH Business, including all correspondence records related to the Product Approvals;

(x) all the Seller’s right, title and interest in, to and under the BPH Intellectual Property and the Seller IP Agreements, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages, costs and attorney’s fees for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

(xi) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof) related to the BPH Business pertaining to or inuring to the benefit of the Seller; provided, that, all damages, awards, payments and reimbursements of costs inuring to the benefit of the Seller (including all structured settlement or deferred payment awards and rights to insurance proceeds) arising out of any Action commenced prior to the Closing shall be owned by the Seller, subject to (A) any rights, pursuant to the Distribution Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Distribution Agreement) and (B) any rights, pursuant to the Transaction Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Transaction Agreement), in each case, in such Action;

(xii) all manufacturing information, sales and promotional literature, lists of former and present suppliers and customers and other sales-related materials related to the BPH Business, including the Products, owned, used, associated with or employed by the Seller at the Closing Date;

(xiii) all scientific, clinical, technical and other data related to the Products;

(xiv) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers (to the extent such offers are transferable), in each case, related to the BPH Business;

(xv) all permits, licenses, agreements, waivers, authorizations and approvals, including all Product Approvals, owned, held or used by the Seller in connection with, or required for, the BPH Business, to the extent transferable; and

(xvi) all the Seller’s right, title and interest on the Closing Date in, to and under all other assets, rights, claims, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller related to the BPH Business.

(b) Notwithstanding anything in Section 2.01(a) to the contrary, the BPH Assets shall exclude the following assets and properties owned by the Seller (the “Excluded Assets”):

(i) all Receivables arising from the conduct of the BPH Business on or prior to the Closing Date;

(ii) all insurance policies related to claims by the Seller for Losses arising on or prior to the Closing Date;

(iii) all refunds related to Taxes now or hereafter paid by the Seller or any Affiliate of the Seller, or attributable to the BPH Assets or the BPH Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

(iv) all minute and stock books of the Seller and any other documents relating to the organization, maintenance and existence of the Seller as a corporation;

(v) all damages, awards, payments and reimbursements of costs inuring to the benefit of the Seller (including all structured settlement or deferred payment awards and rights to insurance proceeds) arising out of any Action commenced prior to the Closing, other than (A) any rights, pursuant to the Distribution Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Distribution Agreement) and (B) any rights, pursuant to the Transaction Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Transaction Agreement), in each case, in such Action; and

(vi) all rights of the Seller under this Agreement and the Ancillary Agreements.

SECTION 2.02 Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of the Seller, except for the Excluded Liabilities (the “Assumed Liabilities”):

(i) all Liabilities with respect to, arising out of or relating to the ownership, possession or use of the BPH Assets or the operation of the BPH Business, in each case, by the Purchaser after the Closing Date, including all Claims or Losses related in whole or in part to injuries and losses from products or services manufactured, produced, filled, packaged, marketed, sold or otherwise distributed by or on behalf of the Purchaser after the Closing Date;

(ii) all Liabilities under all contracts, licenses (including Seller IP Agreements), sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers, in each case, related to the BPH Business, transferred to the Purchaser and to the extent attributable to the period after the Closing Date (other than Liabilities or obligations attributable to any failure by the Seller to comply with the terms thereof);

(iii) all Claims or Losses arising out of or resulting from the breach of any representation or warranty, covenant or agreement by BSC contained in the Distribution Agreement or resulting from the performance by BSC of its obligations under Sections 2.02 and 2.05 of the Distribution Agreement; and

(iv) all Liabilities arising after the Closing Date relating to the employment by the Purchaser of any employees of the Seller arising in the course of such employment.

(b) Notwithstanding subsection (a) above, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing Date other than the Assumed Liabilities (the “Excluded Liabilities”), including, without limitation:

(i) all Indebtedness of the Seller;

(ii) all Liabilities relating to employees of the Seller, including all Liabilities under any of the Seller’s employee benefits agreements, plans or other arrangements;

(iii) all accounts payable and other accrued liabilities with respect to the BPH Business incurred on or prior to the Closing Date;

(iv) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the BPH Assets or the BPH Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

(v) all Liabilities pursuant to Environmental Law arising from or related to any action, event, circumstance or condition related to the BPH Business or the Real Property, in each case occurring or existing on or prior to the Closing Date;

(vi) all Claims or Losses related in whole or in part to injuries and losses from products or services manufactured, produced, filled, packaged, marketed, sold or otherwise distributed by or on behalf of the Seller on or prior to the Closing Date;

(vii) all Liabilities arising out of any action, suit, proceeding or investigation pending or threatened as of, or arising out of or relating to any event or condition occurring or existing on or prior to, the Closing Date;

(viii) all Liabilities under all contracts, licenses, sublicenses, agreements, leases, subleases, commitments, and sales and purchase orders, and under all bids and offers, in each case related to the BPH Business to the extent arising on or prior to the Closing Date or otherwise attributable to any failure by the Seller to comply with the terms thereof;

(ix) all Liabilities relating to or arising out of the Excluded Assets; and

(x) all other Liabilities with respect to, arising out of or relating to the ownership, possession or use of the BPH Assets or the operation of the BPH Business by the Seller or any Affiliate of the Seller prior to the Closing Date.

SECTION 2.03 Purchase Price; Allocation of Purchase Price. (a) The aggregate purchase price for the BPH Assets shall be the sum of the First Payment, the Second Payment and the Third Payment (the “Purchase Price”), payable in accordance with Sections 2.06, 2.07 and 2.08.

(b) The Purchaser shall prepare and deliver to the Seller (at least three Business Days prior to the Closing Date) a schedule allocating, as of the Closing Date, the sum of the Purchase Price and the Assumed Liabilities, among the BPH Assets, the Purchaser’s rights under this Agreement and the Ancillary Agreements, in conformity with Section 1060 of the Code and the regulations thereunder. The Purchaser and the Seller shall thereafter, in good faith, mutually agree to such allocation on or prior to the Closing Date. The Purchaser and the Seller in connection with their respective U.S. federal, state and local Tax returns and other filings (including Internal Revenue Service Form 8594) shall not take any position inconsistent with such treatment and allocation.

SECTION 2.04 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the BPH Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 6.01, 6.02 and 6.03 (other than those which by their nature are to be satisfied at the Closing) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

SECTION 2.05 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

(a) the Bill of Sale, the Assignment of Intellectual Property and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the BPH Assets to the Purchaser or evidence such transfer on the public records;

(b) executed counterparts of the Assumption Agreement and the Transition Services Agreement;

(c) a receipt for the First Payment and the Notes; and

(d) the certificate and other documents required to be delivered pursuant to Section 6.02.

SECTION 2.06 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

(a) the First Payment less the amount of principal and accrued interest outstanding under the Notes by wire transfer in immediately available funds to an account designated by the Purchaser at least two Business Days prior to the Closing Date;

(b) the Notes for cancellation;

(c) executed counterparts of the Assumption Agreement and the Transition Services Agreement; and

(d) the certificate required to be delivered pursuant to Section 6.01.

SECTION 2.07 Second Payment. On the first anniversary of the Closing Date:

(a) the Purchaser shall deliver to the Seller the Second Payment by wire transfer in immediately available funds to an account designated by the Purchaser at least two Business Days prior to the first anniversary of the Closing Date;

(b) the Seller shall deliver to the Purchaser a receipt for the Second Payment; and

(c) for the avoidance of doubt, Purchaser shall have no right to withhold the Second Payment or otherwise offset against the Second Payment with respect to any Purchaser Amounts or Conditional Amounts.

SECTION 2.08 Third Payment. On the second anniversary of the Closing Date:

(a) the Purchaser shall deliver to the Seller the Third Payment less the amount of the sum of (i) the Purchaser Amounts and (ii) any amounts that are the subject of Third Party Infringement Claims of the type described in the definition of Purchaser Amounts but which have not become Losses of the Purchaser (“Conditional Amounts”) prior to the date of the second anniversary of the Closing Date, by wire transfer in immediately available funds to an account designated by the Purchaser at least two Business Days prior to the second anniversary of the Closing Date; provided that the aggregate amounts deducted from the Third Payment under this Section 2.08(a) shall not exceed $10,000,000; and

(b) the Seller shall deliver to the Purchaser a receipt for the Third Payment.

SECTION 2.09 Release of Excess Deductions. Following the final resolution of any matter in respect of which the Purchaser deducted a Conditional Amount from the Third Payment pursuant to Section 2.08(a)(ii), any portion of such Conditional Amount that is in excess of the Purchaser Amounts actually incurred by the Purchaser in connection with the resolution of such matter shall be paid, together with interest accrued thereon from the second anniversary of the Closing Date at a rate per annum equal to 1% above that rate of interest that The Bank of America publicly announces as, and declares to be, the regular commercial prime rate of interest of such bank that such bank uses as a guideline for, and a standard in determining, actual interest rates charged commercial borrowers (the “Prime Rate”), by the Purchaser to the Seller as soon as reasonably practicable after such final resolution by wire transfer in immediately available funds to an account designated by the Seller. Changes in the interest rates applicable in determining the interest due hereunder shall be made daily as of and immediately upon the occurrence of changes in the Prime Rate.

SECTION 2.10 Purchaser Amounts Note. From and after the second anniversary of the Closing Date and subject to the limitation set forth in Section 7.05, upon receipt of a written request from the Purchaser including reasonable supporting detail evidencing Purchaser’s calculation of the Purchaser Amounts or Conditional Amounts, the Seller shall deliver one or more duly executed original promissory notes having an aggregate principal amount of not more than $5 million, in the form of Exhibit 2.10 hereto (the “Purchaser Amounts Note”), evidencing the Seller’s obligation to pay, upon the terms and subject to the conditions set forth in the Purchaser Amounts Note, an amount equal to any Purchaser Amounts in respect of which the Purchaser is entitled to be indemnified under Section 7.02(e) and for which the Purchaser has not previously received payment as a result of a deduction from the Third Payment pursuant to Section 2.08(a), Section 7.02(e) or otherwise. If the Purchaser Amounts actually paid by Purchaser to third parties are less than the Conditional Amounts estimated by Purchaser in establishing the initial principal amount of a Purchaser Amounts Note, the principal amount of such Purchaser Amounts Note shall be reduced on a dollar-for-dollar basis to reflect such reduced Purchaser Amounts effective as of the date such final Purchaser Amounts are calculable. If the Purchaser has effected a Conversion (as defined in the Purchaser Amounts Note) or the Purchaser Amount Note has been repaid by the Seller prior to any such reduction in principal, the Purchaser shall pay to the Seller the amount of such reduction, together with interest accrued thereon calculated in the manner set forth in Section 2.09, as soon as reasonably practicable after the date such final Purchaser Amounts are calculable by wire transfer in immediately available funds to an account designated by the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

SECTION 3.01 Organization, Authority and Qualification of the Seller. (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not (a) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements, (b) adversely affect the ability of the Seller to conduct the BPH Business or (c) otherwise have a Material Adverse Effect. The entering into of this Agreement by the Seller and the execution and delivery of the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and, subject to the approval of the transactions contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of the Seller (the “Requisite Stockholder Approval”), the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and its stockholders. This Agreement has been duly entered into by the Seller, and upon their execution, the Ancillary Agreements shall have been duly executed and delivered by the Seller, and this Agreement constitutes, and (assuming due authorization, execution and delivery by the Purchaser) upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent conveyance laws) and (ii) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, or injunctive relief.

(b) The Board of Directors of the Seller, by resolutions duly adopted by unanimous written consent or unanimous vote of those voting at a meeting duly called and held (and not subsequently rescinded or modified in any way), has duly (i) determined that it is advisable and in the best interests of the Seller to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) resolved to recommend that the stockholders of the Seller approve the transactions contemplated by this Agreement, and directed that this Agreement be submitted for consideration by such stockholders, at the Seller Stockholder Meeting.

SECTION 3.02 No Conflict. Except as set forth in Section 3.02 of the Purchase Disclosure Schedule, assuming compliance with the notification requirements of the HSR Act and satisfaction of the condition set forth in Section 6.01(c), the entering into and performance of this Agreement and the execution, delivery and performance of the Ancillary Agreements by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller or any of its assets, properties or businesses including, without limitation, the BPH Business, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the BPH Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which any of the such assets or properties is bound or affected.

SECTION 3.03 Governmental Consents and Approvals. Except as set forth in Section 3.03 of the Purchase Disclosure Schedule, the performance of this Agreement and the execution, delivery and performance of each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except in connection with attaining the Requisite Stockholder Approval and the notification requirements of the HSR Act.

SECTION 3.04 Financial Information; Books and Records. (a) True and complete copies of (i) the unaudited statement of net assets of the BPH Business for the two fiscal years ended immediately prior to the date hereof and the related unaudited statements of income and cash flows, together with all related notes and schedules thereto (all such financial statements being the “Financial Statements”) and (ii) the unaudited statement of net assets of the BPH Business as of the quarter ended immediately prior to the date hereof and the related unaudited statements of income and cash flows (all such financial statements being the “Interim Financial Statements”) have been delivered by the Seller to the Purchaser. The Financial Statements and the Interim Financial Statements (A) were prepared in accordance with the books of account and other financial records of the Seller, (B) present fairly the financial condition and results of operations of the BPH Business as of the dates thereof or for the periods covered thereby, (C) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Seller in the preparation of its audited financial statements and (D) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and the results of operations of the BPH Business as of the dates thereof or for the periods covered thereby, subject in the case of the Interim Financial Statements to normal recurring year-end adjustments and the absence of footnotes.

(b) The books of account and other financial records of the Seller related to the BPH Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Seller in the preparation of its audited financial statements, (ii) are in all material respects complete and accurate, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

SECTION 3.05 Absence of Undisclosed Liabilities. Except as set forth in Section 3.05 of the Purchase Disclosure Schedule, there are no Liabilities of the BPH Business, other than Liabilities (a) reflected or reserved against the Interim Financial Statement, or (b) incurred since the date of the Interim Financial Statement in the ordinary course of business, consistent with past practice, of the Seller and which do not and could not have a Material Adverse Effect.

SECTION 3.06 Inventories. The values at which all Inventories are carried on the Interim Financial Statement reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost or market value. Except as set forth in Section 3.06 of the Purchase Disclosure Schedule, (a) the Seller has good and marketable title to the Inventories free and clear of all Encumbrances, (b) the Inventories do not consist of, in any material amount, items that are obsolete or damaged, (c) the Inventories do not consist of any items held on consignment and (d) the Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the BPH Business consistent with past practice.

SECTION 3.07 Absence of Certain Changes, Events and Conditions. (a) Since the date of the Interim Financial Statements through the date hereof, the BPH Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as set forth in Section 3.07 of the Purchase Disclosure Schedule, since such date, the Seller has not:

(i) permitted or allowed any of the BPH Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

(ii) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the BPH Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

(iii) made any change in any method of accounting or accounting practice or policy used by the Seller, other than such changes required by GAAP;

(iv) amended, terminated, cancelled or compromised any material claims of the Seller (related to the BPH Business) or waived any other rights of substantial value to the Seller (related to the BPH Business);

(v) sold, transferred, leased, subleased, licensed, sublicensed or otherwise disposed of, any properties or assets, real, personal or mixed, of the BPH Business (including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property or the Seller IP Agreements), other than the sale of Inventories in the ordinary course of business consistent with past practice;

(vi) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets, in each case with respect to the BPH Business;

(vii) made any capital expenditure or commitment for any capital expenditure with respect to the BPH Business in excess of $150,000 individually or $500,000 in the aggregate;

(viii) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $50,000 individually or $150,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

(ix) made any material changes in the customary methods of operations of the BPH Business, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

(x) failed to pay any creditor any material amount owed to such creditor when due;

(xi) permitted to lapse or become abandoned any BPH Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller has any right, title, interest or license;

(xii) failed to maintain the Seller’s plant, property and equipment related to the BPH Business in good repair and operating condition, ordinary wear and tear excepted;

(xiii) suffered any casualty loss or damage with respect to any of the BPH Assets which in the aggregate have a replacement cost of more than $50,000, whether or not such loss or damage shall have been covered by insurance;

(xiv) amended, modified or consented to the termination of any BPH Material Contract or the Seller’s rights thereunder;

(xv)(i) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property or Seller IP Agreements, including, without limitation, failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees, royalties and taxes, to maintain and protect its interest in such Owned Intellectual Property, Licensed Intellectual Property or Seller IP Agreements, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, (iii) developed, created or invented any BPH Intellectual Property jointly with any third party with respect to which the Seller would not retain full ownership in such BPH Intellectual Property, or (iv) disclosed, or allow to be disclosed, any confidential BPH Intellectual Property, unless such BPH Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

(xvi) made, revoked or changed any express or deemed election, changed any method of Tax accounting or settled or compromised any liability with respect to Taxes relating to the BPH Business; or

(xvii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.07 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.07, except as expressly contemplated by this Agreement and the Ancillary Agreements.

(b) Since the date of the Financial Statement for the fiscal year immediately preceding the date hereof through the date hereof, the BPH Business has not suffered a Material Adverse Effect.

SECTION 3.08 Litigation. Except as set forth in Section 3.08 of the Purchase Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date commenced, status, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any Affiliate thereof relating to the BPH Business or affecting any of the BPH Assets or the BPH Business pending before any Governmental Authority (or, to the Knowledge of the Seller, threatened to be brought by or before any Governmental Authority). The Seller is not, with respect to either the BPH

Business or any of the BPH Assets, subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 3.09 Compliance with Laws. (a) The Seller has conducted and continues to conduct the BPH Business in compliance, in all material respects, with all Laws and Governmental Orders applicable to the Seller or any of the BPH Assets or the BPH Business, and the Seller is not in violation of any such Law or Governmental Order.

(b) Section 3.09(b) of the Purchase Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Seller (related to the BPH Business), the BPH Assets or the BPH Business.

SECTION 3.10 Product Approvals. (a) Schedule 3.10(a) of the Purchase Disclosure Schedule sets forth, as of the date thereof, a list of all Product Approvals.

(b) The Seller has not sold or otherwise distributed any Products prior to receiving any required Product Approval. The Seller has obtained, in all countries or jurisdictions where the Seller is marketing the Products, all applicable licenses, registrations, approvals, consents, clearances and authorizations required by any Governmental Authority regulating the safety, effectiveness and market clearance of the Products to sell, promote and market the Products.

(c) The Seller is the sole and exclusive owner of the Product Approvals and has not granted any right of reference with respect thereto.

(d) All manufacturing operations conducted by the Seller and its Affiliates (or, to the Knowledge of the Seller, by third parties on behalf of the Seller and its Affiliates) relating to the manufacturing and testing of the Products are being conducted in compliance with good manufacturing practices and quality system regulations.

(e) All of the Products are designed, manufactured, labeled, tested and inspected in accordance with the specifications and standards contained in the Product Approvals.

(f) All clinical trials with respect to the Products have been and are conducted with reasonable care and in accordance with all applicable Laws and the stated protocols for such clinical trials.

(g) Neither the Seller nor any of its Affiliates has received any notice that any Governmental Authority (including the FDA) has commenced or is threatening to initiate any action to withdraw any Product Approval to limit the ability of the Seller to manufacture (or to have manufactured for it by a third party) or market any Product or to request or recommend the recall or withdrawal of any Product, or commenced or, to the Knowledge of the Seller, threatened to initiate any action to enjoin production of such Products at any facility.

(h) All of the Seller’s submissions to the FDA and any other Governmental Authority, whether oral, written or electronically delivered, were true, accurate and complete as of the date made, and remain true, accurate and complete as of the date hereof, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading.

(i) The Seller owns or has the right to use all material regulatory documents, including all material marketing applications, clinical trial applications and other correspondence and reports made to Governmental Authorities, necessary to market and sell the Products as currently marketed and sold, and the consummation of the transactions contemplated hereby will not impair any such rights in any material respect.

(j) Schedule 3.10(j) of the Purchase Disclosure Schedule lists, in each case with respect to the BPH Business, (i) all products and technologies in development, (ii) current pre-clinical projects and line extension projects, (iii) each clinical trial in progress or pending, including site, phase and indication and (iv) the current product pipeline.

SECTION 3.11 Environmental Permits and Related Matters. (a) (i) The BPH Business is in compliance with all applicable Environmental Laws and all Environmental Permits; (ii) there has been no Release of any Hazardous Material on any of the Real Property or, during the period of the Seller’s ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Seller and primarily used in the BPH Business; and (iii) there are no Environmental Claims pending or, to the Knowledge of the Seller, threatened against the Seller relating to the BPH Business or the Real Property.

(b) Neither entering into of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

SECTION 3.12 BPH Material Contracts. (a) Section 3.12(a) of the Purchase Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Seller or any of its Affiliates relating to the BPH Business (such contracts and agreements, being the “BPH Material Contracts”):

(i) any purchase, production, sales, agency, distribution, advertising, consulting or outsourcing contract with annual payments in excess of $25,000;

(ii) any contract related to the manufacturing of the Products;

(iii) any Seller IP Agreement, including patent, copyright and trademark licenses and co-ownership, cooperation and coexistence agreements;

(iv) any collaboration, research and development contract and any other contract relating to scientific and clinical relationships;

(v) all contracts and agreements with any Governmental Authority;

(vi) any contract limiting the freedom of the Seller to engage in any line of business or to compete with any other Person or restricting or purporting to restrict the ability of the Seller to engage in any type of business or to operate in any geographic area;

(vii) other than the Transaction Agreement, any contract granting to any Person a right of first refusal or option or similar right to purchase or acquire any asset, right or property that would constitute a BPH Asset;

(viii) any contract containing termination, consent or other provisions triggered by the transactions contemplated by this Agreement;

(ix) all contracts, leases and subleases concerning the use, occupancy, management or operation of any Real Property;

(x) all contracts with independent contractors or consultants (or similar arrangements) to which the Seller is a party (related to the BPH Business) and which are not cancellable without penalty or further payment and without more than 30 days’ notice;

(xi) all contracts and agreements related to the BPH Business between the Seller, on one hand, and any Affiliate of the Seller, on the other hand;

(xii) any other contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property primarily used in the BPH Business, with any supplier or for the furnishing of services to the Seller (related to the BPH Business) under the terms of which the Seller: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the current calendar year, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days’ notice;

(xiii) any other contract, agreement, invoice, sales order and other arrangement, for the sale of Products or other personal property, or for the furnishing of services by the Seller relating to the BPH Business which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the current calendar year, (B) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days’ notice;

(xiv) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the BPH Business, or the absence of which would have a Material Adverse Effect.

(b) Except as set forth in Section 3.12(b) of the Purchase Disclosure Schedule, each BPH Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, (ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents required to be obtained under Section 6.02(d)

are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Seller nor any of its Affiliates is in breach of, or default under, any BPH Material Contract.

(c) Except as set forth in Section 3.12(c) of the Purchase Disclosure Schedule, to the Knowledge of the Seller, no other party to any BPH Material Contract is in breach thereof or default thereunder and the Seller has received no notice of termination, cancellation, breach or default under any BPH Material Contract.

(d) The Seller has made available to the Purchaser true and complete copies of all BPH Material Contracts.

SECTION 3.13 Intellectual Property. (a) Section 3.13(a) of the Purchase Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Seller IP Agreements, other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses that is not material to the BPH Business and (iii) other Owned Intellectual Property material to the BPH Business.

(b) Except as set forth in Section 3.13(b) of the Purchase Disclosure Schedule, to the Knowledge of the Seller, the operation of the BPH Business as previously conducted or as currently conducted and the use of the Owned Intellectual Property and Licensed Intellectual Property in connection therewith, do not conflict with, infringe, misappropriate, dilute or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or, to the Knowledge of the Seller, threatened against the Seller alleging any of the foregoing.

(c) Except as set forth in Section 3.13(c) of the Purchase Disclosure Schedule, the Seller is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property and has the exclusive, unencumbered right to all benefits under the Seller IP Agreements, and the Seller has a valid right to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of the BPH Business as presently conducted, subject only to the terms of the Seller IP Agreements in the case of the Licensed Intellectual Property.

(d) Except as set forth in Section 3.13(d) of the Purchase Disclosure Schedule, no Owned Intellectual Property, or to the Knowledge of the Seller, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Owned Intellectual Property or Licensed Intellectual Property or that would impair the validity or enforceability of such Owned Intellectual Property or Licensed Intellectual Property.

(e) Except as set forth in Section 3.13(e) of the Purchase Disclosure Schedule, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in or related to the conduct of the BPH Business, and there are no other items of Intellectual Property that are material to the conduct of the BPH Business. The Owned Intellectual

Property and, to the Knowledge of the Seller, the Licensed Intellectual Property, are existing, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

(f) Except as set forth in Section 3.13(f) of the Purchase Disclosure Schedule, no Actions or Claims have been asserted or are pending or, to the Knowledge of the Seller, threatened against the Seller (i) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Owned Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Seller (in connection with the BPH Business) infringe or misappropriate any Intellectual Property right of any third party or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

(g) Except as set forth in Section 3.13(g) of the Purchase Disclosure Schedule, to the Knowledge of the Seller, no person is engaging in any activity that infringes the Owned Intellectual Property or Licensed Intellectual Property. The Seller has granted no license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the termination or impairment of any of the Owned Intellectual Property or the Seller IP Agreements.

(h) The Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Trade Secrets and other confidential BPH Intellectual Property. Except as set forth in Section 3.13(h) of the Purchase Disclosure Schedule, to the Knowledge of the Seller, (i) there has been no misappropriation of any material Trade Secrets or other material confidential BPH Intellectual Property by any person; (ii) no employee, independent contractor or agent of the Seller has misappropriated any Trade Secrets of any other person in the course of performance as an employee, independent contractor or agent of the BPH Business; and (iii) no employee, independent contractor or agent of the Seller has materially defaulted or breached any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Owned Intellectual Property or the Licensed Intellectual Property.

SECTION 3.14 Real Property. (a) Section 3.14(a) of the Purchase Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property, (ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each parcel of Owned Real Property, (iv) information relating to the recordation of the deed pursuant to which each parcel of Owned Real Property was acquired, and (v) the current use of each parcel of Owned Real Property.

(b) Section 3.14(b) of the Purchase Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property.

(c) The Seller is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used. Except as set forth in Section 3.14(c) of the Purchase Disclosure Schedule, the Seller has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller assigned its interest under any lease or sublease listed in Section 3.14(b) of the Purchase Disclosure Schedule to any third party.

SECTION 3.15 Tangible Personal Property. (a) Section 3.15(a) of the Purchase Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the “Tangible Personal Property”) primarily used in the BPH Business.

(b) Section 3.15(b) of the Purchase Disclosure Schedule sets forth a true and complete list of all leases and subleases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).

SECTION 3.16 BPH Assets. (a) The Seller owns, leases or has the legal right to use all the BPH Assets and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements relating to the conduct of the BPH Business. The Seller has good and marketable title to, or, in the case of leased or subleased BPH Assets, valid and subsisting leasehold interests in, all the BPH Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

(b) The BPH Assets constitute all the properties, assets and rights forming a part of, used or held, and all such properties, assets and rights as are necessary in the conduct of the BPH Business. Except as set forth in Section 3.16(b) of the Purchase Disclosure Schedule, the Seller has caused the BPH Assets to be maintained in accordance with good business practice, and all the BPH Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

(c) The Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the BPH Assets or the right to use the BPH Assets, as applicable, to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the BPH Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

SECTION 3.17 Customers. Listed in Section 3.17 of the Purchase Disclosure Schedule are the names and addresses of all the Seller’s customers of the BPH Business which ordered Products or any other goods or services from the Seller in any Excluded Market (as such term is defined in the Distribution Agreement) for the twelve-month period ended on the last day of the month immediately preceding the date of the Purchase Disclosure Schedule and the amount for which each such customer was invoiced during such period. The Seller has not received any notice and does not have any Knowledge that any significant customer of the BPH Business has ceased, or will cease, to use the Products, goods or services of the Seller, or has substantially reduced, or will substantially reduce, the use of such Products, goods or services at any time.

SECTION 3.18 Suppliers. Listed in Section 3.18 of the Purchase Disclosure Schedule are the names and addresses of all the suppliers of the BPH Business from which the Seller ordered raw materials, supplies, merchandise and other goods for the BPH Business for the twelve-month period ended on the last day of the month immediately preceding the date of the Purchase Disclosure Schedule and the amount for which each such supplier invoiced the Seller during such period. The Seller has not received any notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Purchaser at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the BPH Business, subject only to general and customary price increases. Except as set forth in Section 3.18 of the Purchase Disclosure Schedule, none of the raw materials, supplies, merchandise or other goods supplied to the BPH Business are such that they are not generally available in the market from more than one source.

SECTION 3.19 Taxes. (a) (i) All material returns, reports and forms (“Returns”) in respect of Taxes required to be filed with respect to the BPH Business have been timely filed, taking into account all applicable extensions; (ii) all Taxes shown as due on such Returns or otherwise payable with respect to the BPH Business have been paid; (iii) all such Returns are accurate and complete in all material respects; (iv) no adjustment relating to such Returns has been proposed in writing by any Tax authority; and (v) there are no Tax liens on any assets of the BPH Business, except with respect to Taxes being contested in good faith or Taxes for which payment is not yet due and for which adequate reserves have been established on the Financial Statements.

(b)(i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to the assessment or collection of any Tax to which the BPH Business may be subject; and (ii) there are no requests for information from any relevant Tax authorities currently outstanding that involve the Taxes of the BPH Business.

SECTION 3.20 Insurance. All material assets, properties and risks of the BPH Business are, and for the past three years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers’ compensation insurance) issued in favor of the Seller, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller.

SECTION 3.21 Full Disclosure. (a) To the Knowledge of the Seller, there is no fact or facts pertaining to the Seller or the BPH Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Purchase Disclosure Schedule, the Financial Statements, the Interim Financial Statement or otherwise disclosed to the Purchaser by the Seller in writing.

(b) No representation or warranty of the Seller in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.22 Brokers. Other than Legg Mason Wood Walker Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for any amounts payable to Legg Mason Wood Walker Incorporated.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PURCHASER

As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

SECTION 4.01 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The entering into of this Agreement by the Purchaser and the execution and delivery by the Purchaser of the Ancillary Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly entered into by the Purchaser, and upon their execution, the Ancillary Agreements to which the Purchaser is a party shall have been duly executed and delivered by the Purchaser, and this Agreement constitutes, and (assuming due authorization, execution and delivery by the Seller) upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent conveyance laws) and (ii) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, or injunctive relief.

SECTION 4.02 No Conflict. Assuming compliance with the notification requirements of the HSR Act, the entering into and performance by the Purchaser of this Agreement and the execution, delivery and performance by the Purchaser of the Ancillary Agreements to which the Purchaser is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements.

SECTION 4.03 Governmental Consents and Approvals. The performance by the Purchaser of this Agreement and the execution, delivery and performance by the Purchaser of each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except the notification requirements of the HSR Act.

SECTION 4.04 Litigation. No Action by or against the Purchaser is pending or, to the knowledge of the Purchaser after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. The Purchaser is not subject to any Government Order (nor, to the knowledge of the Purchaser after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of BPH Business Prior to the Closing. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Purchase Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not conduct the BPH Business other than in the ordinary course and consistent with the Seller’s prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Purchase Disclosure Schedule, the Seller shall (as it relates to the BPH Business) (i) continue its pricing and purchasing policies, in accordance with past practice; (ii) use its best efforts to (A) preserve intact the business organization of the BPH Business, (B) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the BPH Business and (C) preserve its current relationships with customers, suppliers and other persons with which it has significant business relationships; (iii) not cancel, suspend or delay the funding of any development programs with respect to the Products; (iv) maintain the level, mix and quality of the Inventories consistent with past practice; (v) not grant any rebates, discounts, advances or allowances to any customers of the BPH Business, except in the ordinary course of business and consistent with its past practice and (vi) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement.

(b) Except as described in Section 5.01(b) of the Purchase Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser, the Seller will not do any of the things enumerated in the second sentence of Section 3.07 (including, without limitation, clauses (i) through (xvii) thereof).

SECTION 5.02 Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller relating to the BPH Business, and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the BPH Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the BPH Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

(b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of five years after the Closing, the Purchaser shall (i) retain the books and records relating to the BPH Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller’s expense, photocopies), during normal business hours, to such books and records.

(c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of five years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the BPH Business and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the expense of the Purchaser), during normal business hours, to such books and records.

(d) Each of the Seller and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of another in filing any Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Any information obtained under this Section 5.02(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

SECTION 5.03 Confidentiality. The Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (a) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to Trade Secrets, Copyrights, processes, Patent and Trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans and all other confidential or proprietary information with respect to the BPH Business, (b) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, (c) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (d) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

SECTION 5.04 Regulatory and Other Authorizations; Notices and Consents. (a) The Seller shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement or its execution and delivery of, and the performance of its obligations pursuant to, the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

(b) The Seller shall give promptly such notices to third parties and use all commercially reasonable efforts to obtain such third party consents as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

(c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its reasonable discretion may deem adverse to the interests of the Purchaser or the BPH Business.

(d) The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the BPH Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder to the extent that such obligations and burdens constitute Assumed Liabilities.

SECTION 5.05 Notice of Developments. Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, projections or prospects of the BPH Business.

SECTION 5.06 Non-Competition. (a) For a period of five years after the Closing or, in the European Union, for a period of three years after the Closing (in either case, the “Restricted Period”), the Seller shall not engage, directly or indirectly, in any business anywhere in the world that manufactures, markets, distributes, sells and/or researches and develops products or services of the kind manufactured, marketed, distributed, sold and/or researched and developed by the BPH Business as of the Closing Date or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the BPH Business in the manufacture, marketing, distribution, sale and/or research and development of products or services of the kind manufactured, marketed, distributed, sold and/or researched and developed by the BPH Business as of the Closing Date; provided, however, that, for the purposes of this Section 5.06, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange shall not be deemed to be in violation of this Section 5.06 as long as the Person owning such securities has no other connection or relationship with such competitor.

(b) As a separate and independent covenant, the Seller agrees with the Purchaser that, for a period of five years following the Closing, the Seller will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that manufactures, markets, distributes, sells and/or researches and develops products or services of the kind manufactured, marketed, distributed, sold and/or researched and developed by the BPH Business as of the Closing Date, call upon, solicit, advise or otherwise do, or attempt to do, business with any Person who was a customer of the BPH Business at any time prior to the Closing Date or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the BPH Business.

(c) The Restricted Period shall be extended by the length of any period during which the Seller is in breach of the terms of this Section 5.06.

(d) The Seller acknowledges that the covenants of the Seller set forth in this Section 5.06 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section 5.06 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.06 are reasonable and proper.

SECTION 5.07 Excluded Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

SECTION 5.08 Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the BPH Assets to the Purchaser (other than any obligations with respect to the application of the proceeds therefrom). Pursuant to Article VII, the Seller has agreed to indemnify the Purchaser against any and all liabilities (including, but not limited to, any liabilities for Taxes of Seller as a transferee or otherwise) which may be asserted by third parties against the Purchaser as a result of the Seller’s noncompliance with any such law.

SECTION 5.09 Transition Services. Following the Closing Date, the Seller shall provide, or cause to be provided, to the BPH Business those services that are currently provided by the Seller and its Affiliates to the BPH Business, at cost, all as more fully set forth in a transition services agreement substantially in the form attached hereto as Exhibit 5.09 (the “Transition Services Agreement”) to be entered into by the Seller and the Purchaser as of the Closing Date. Not less that ten days following the date hereof, the Seller shall provide to the Purchaser a comprehensive list of all services currently provided by the Seller and its Affiliates to the BPH Business and a list of the personnel of the Seller and its Affiliates performing services for the BPH Business. Thereafter, the Purchaser shall determine, at its discretion, which services and personnel it will require to be provided pursuant to the terms of the Transition Services Agreement and shall complete Exhibit A and Exhibit B of the Transition Services Agreement accordingly.

SECTION 5.10 Public Announcements. No press release related to this Agreement or the transactions contemplated herein, or any other announcement or communication relating to the subject matter of any Acquisition Document shall be issued or made without the consent of the other party, except any public disclosure which the Seller or the Purchaser in its good faith judgment believes is required by Law (in which case the party making the disclosure will use its commercially reasonable efforts to consult with the other party prior to making any such disclosure).

SECTION 5.11 License. Subject to the terms and conditions herein, the Purchaser hereby grants (to the extent permitted in the Seller IP Agreements) to the Seller a royalty-free, worldwide, non-transferable (except as provided below) right and license to use the Software (as it exists as of the Closing Date) utilized in the Products in connection with the Seller’s business other than any business that may reasonably compete with the BPH Business in the manufacture, marketing, distribution, sale and/or research and development of products or services of the kind manufactured, marketed, distributed, sold and/or researched and developed by the BPH Business as of the Closing Date. The Seller may sublicense the right and license granted hereunder to third parties, subject to the limitations contained herein, and the Seller agrees that it shall be solely responsible for any actions of its sublicensees in contravention of such limitations.

SECTION 5.12 Stockholder Meeting; Proxy Materials. (a) As promptly as practicable after the execution of this Agreement, the Seller shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (which may be held in conjunction with its 2007 annual stockholder meeting) for the purpose of obtaining the Requisite Stockholder Approval (such meeting, the “Seller Stockholder Meeting”), (ii) include in the Proxy Statement the recommendation of the Board of Directors of the Seller that the stockholders of the Seller approve the consummation of the transactions contemplated by this Agreement (the “Recommendation”) and (iii) use its reasonable best efforts to take all action necessary to obtain the Requisite Stockholder Approval, including postponing or adjourning the Seller Stockholder Meeting to obtain a quorum or to solicit additional proxies or calling, giving notice of, convening and holding additional stockholders’ meetings, it being understood by the Purchaser that the outcome of any vote taken at the Seller Stockholder Meeting shall not in and of itself be dispositive as to whether the Seller has complied with its obligations under this clause (iii). Neither the Board of Directors of the Seller nor any committee thereof shall directly or indirectly (x) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, the Recommendation or (y) take any other action or make any other public statement in connection with the Seller Stockholder Meeting inconsistent with such Recommendation.

(b) In connection with the Seller Stockholder Meeting, the Company will (i) as promptly as reasonably practicable, prepare and file with the Securities and Exchange Commission the proxy statement (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”), (ii) thereafter mail to its stockholders as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Seller Stockholder Meeting, (iii) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the stockholders of the Seller any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Seller Stockholder Meeting and (iv) otherwise use its reasonable best efforts to comply with all requirements of Law applicable to the Seller Stockholder Meeting. The

Seller will provide the Purchaser with a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, prior to filing any such documents with the Securities and Exchange Commission.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01 Mutual Conditions to the Closing. The respective obligations of the Seller and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the BPH Assets contemplated by this Agreement shall have expired or shall have been terminated;

(b) Other Governmental Approvals. Any waiting period required under any applicable Laws (other than the HSR Act) shall have expired or shall have been terminated, and the Seller and the Purchaser shall have received, each in form and substance satisfactory to the Purchaser, all consents, approvals and authorizations of all Governmental Authorities; and

(c) No Injunction. No court of competent jurisdiction or other competent Governmental Authority shall have issued an order, decree or injunction or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

(d) Stockholder Approval. The Seller shall have obtained the Requisite Stockholder Approval.

SECTION 6.02 Conditions to Obligations of the Seller. In addition to Section 6.01, the obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date (other than such representations and warranties that are made as of another date, which shall be true and correct in all material respects as of such date), the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof; and

(b) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party.

SECTION 6.03 Conditions to Obligations of the Purchaser. In addition to Section 6.01, the obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by “materiality” or Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, (other than such representations and warranties that are made as of another date, which shall be true and correct in all material respects as of such date), the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

(b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the sole discretion of the Purchaser, the consummation of the transactions contemplated by this Agreement;

(c) Consents and Approvals. Any waiting period required under any applicable Laws (other than the HSR Act) shall have expired or shall have terminated, and the Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and all third party consents which the Purchaser in its sole discretion deems necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all third party consents required under any BPH Material Contracts;

(d) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect;

(e) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

(f) Distribution Agreement. The Distribution Agreement shall have been terminated in accordance with Section 8.03 and Section 8.04 thereof; and

(g) AMS Settlement and License Agreement Payments. The Seller shall have made all payments required or permitted to be made by it in respect of all royalties payable by or on behalf of the Seller under the AMS Settlement and License Agreement, including Section 3.03 thereof.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01 Survival of Representations and Warranties.

(a) The representations and warranties of the Seller contained in this Agreement and the Ancillary Agreements shall survive the Closing until 18 months after the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01, 3.16 and 3.22 shall survive indefinitely, (ii) the representations and warranties dealing with Tax matters shall survive the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof), (iii) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by the Purchaser, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims, and (iv) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing until the tenth anniversary of the Closing Date. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing until 18 months after the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 4.01 and 4.05 shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

SECTION 7.02 Indemnification by the Seller. The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Purchaser Indemnified Party”) shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(a) the breach of any representation or warranty made by the Seller contained in the Acquisition Documents (it being understood that such representations and warranties shall be interpreted without giving effect to (i) any limitations or qualifications as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein or (ii) any exception set forth in the Purchase Disclosure Schedule to the extent that any such exception constitutes an Excluded Liability);

(b) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents;

(c) Liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement (notwithstanding the waiver contained in Section 5.08);

(d) the Excluded Liabilities; and

(e) the Purchaser Amounts.

To the extent that the Seller’s undertakings set forth in this Section 7.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

SECTION 7.03 Indemnification by the Purchaser. The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Seller Indemnified Party”) shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

(a) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents;

(b) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents; and

(c) the Assumed Liabilities.

To the extent that the Purchaser’s undertakings set forth in this Section 7.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

SECTION 7.04 Enforcing Claims Under Indemnity. Unless otherwise provided in this Article VII, an Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the Section of this Agreement in respect of which it elects to seek and recover indemnification. The obligations and liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from Claims of any third party which are subject to the indemnification provided for in this Article VII (“Third Party Claims”) shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it acknowledges its obligation to indemnify the Indemnified Party in respect of such Third Party Claim and of its intention to assume and control the defense thereof within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its reasonable discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; provided further that, in respect of any matter relating to Intellectual Property, the Purchaser shall be entitled to retain its own counsel and fully control the defense of, and prosecution of counterclaims related to, any such Third Party Claim. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party; provided, however, that the foregoing expenses and costs when added to the financial obligations of the Indemnifying Party under this Section 7.04 shall not exceed $15,000,000 with respect to indemnification claims pursuant to Section 7.02(e). Neither the Indemnifying Party nor the Indemnified Party may settle any such Third Party Claim without the prior written consent of the other party, unless such settlement (a) does not subject the other party to any monetary liability (other than any monetary liability the Indemnifying Party may have to the Indemnified Party under the terms of this Agreement, including Sections 7.02 and 7.03) or impose any restriction on the other party’s future activity or conduct and (b) includes a complete, unconditional release of the other party from all liabilities with respect to such Third Party Claim. The Indemnifying Party or the Indemnified Party, as the case may be, shall keep the other party reasonably apprised of material developments related to the settlement of any such

Third Party Claim, including providing the other party with copies of correspondence with third parties that the Indemnifying or Indemnified Party, as the case may be, determines is material to the settlement of such Third Party Claim, and shall provide the other party with advance notice of any such settlement. Nothing contained herein shall be construed as to release the Indemnified Party from its obligations under any other provision contained in this Article VII.

SECTION 7.05 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement: (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Sections 7.02 or 7.03, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $500,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $500,000; and (b) the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 7.02(a) or 7.03(a), as the case may be, shall be an amount equal to the Purchase Price; provided, that the limitations in (a) shall not apply to Purchaser Amounts, Conditional Amounts or representations and warranties made pursuant to Section 3.19 and the limitations in (b) shall not apply to representations and warranties made pursuant to Section 3.19; provided further that the maximum amount of indemnifiable Losses which the Purchaser may recover from the Seller solely under Section 7.02(e) shall be $15,000,000. Notwithstanding anything to the contrary contained in this agreement, the foregoing limitations shall not apply in respect of any claim for indemnification arising out of or resulting from fraud or intentional misrepresentation on the part of the Indemnifying Party.

SECTION 7.06 Treatment of Indemnity Payments. The Seller and the Purchaser agree (to the extent permitted by applicable Law) to treat all payments made by either party to or for the benefit of the other party under any indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for all purposes hereof.

SECTION 7.07 Set-off Rights. In addition to any other rights and remedies it may have under this Agreement and applicable Law, but subject to the limitations set forth in Sections 2.08 and 7.05, the Purchaser may exercise a right of set-off against the Second Payment or the Third Payment as a result of any Losses arising out of or resulting from the matters set forth in clauses (a) through (d) of Section 7.02. The Purchaser shall promptly notify the Seller of any such set-off; provided, however, that the Purchaser’s failure to so notify the Seller shall not affect the validity of any such set-off.

ARTICLE VIII

TERMINATION

SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the Purchaser if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of the Seller contained in this Agreement (1) that are not qualified by

“materiality” or “Material Adverse Effect” shall not have been true and correct in all material respects when made or (2) that are qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct when made, (iii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

(b) by either the Seller or the Purchaser if the Closing shall not have occurred by six months after the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(d) by either the Purchaser or the Seller in the event that the Requisite Stockholder Approval is not obtained at the Seller Stockholder Meeting;

(e) by the Seller, if the Requisite Stockholder Approval is obtained at the Seller Stockholder Meeting and Closing has not occurred within sixty (60) days of the Seller Stockholder Meeting; provided, however, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to the Seller if the failure of the Closing to occur on or prior to such date shall have been caused by, or shall have resulted from, any action or inaction of the Seller; or

(f) by the mutual written consent of the Seller and the Purchaser.

SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 8.03 and Article IX and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

SECTION 8.03. Termination Fee. In the event of the termination of this Agreement as provided in Section 8.01(a) or 8.01(d) and at any time following the date of this Agreement and prior to such termination a proposal is made by any Person (other than the Purchaser), and, in the case of the termination of this Agreement as provided in Section 8.01(d), publicly announced, involving the acquisition of not less than a majority of the outstanding shares of voting stock of the Seller or all or any substantial portion of the assets of the Seller, then immediately upon the earlier to occur of (a) the Seller and any Person entering into a definitive agreement with respect to such a proposal and (b) the closing of such a transaction by Seller with any Person, the Seller shall pay to the Purchaser by wire transfer in immediately available funds to an account designated by the Purchaser a fee of $2.4 million.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Expenses; Transfer Taxes. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b) Each of the Seller and the Purchaser shall pay one-half of (i) all filing and/or application fees required of the parties under the HSR Act and (ii)all real property transfer or gains, sales, use, transfer, value added, goods and services, stock transfer, stamp taxes, and any similar Taxes which become payable in connection with the transactions contemplated hereby, and the parties shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a) if to the Seller:

Celsion Corporation

10220-I Old Columbia Road

Columbia, Maryland 21046-1705

Attention: President and Chief Executive Officer

Facsimile No: (410) 290-5394

with a copy to:

Venable, Baetjer and Howard, LLP

Two Hopkins Plaza, Suite 1800

Baltimore, Maryland 21201

Attention: Michael J. Baader, Esq.

Facsimile: 410-244-7742

(b) if to the Purchaser:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: Lawrence C. Best, Chief Financial Officer

Facsimile No: (508) 650 8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: General Counsel

Facsimile No: (508) 650 8956

with a copy to:

Shearman & Sterling

599 Lexington Avenue

New York, NY 10022

Attention: Clare O’Brien, Esq.

Facsimile No: (646) 848 8966

SECTION 9.03 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 9.05 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

SECTION 9.06 Further Action. Each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

SECTION 9.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigned. Neither party may assign this Agreement without the prior written consent of the other party, provided that the Purchaser may assign its rights and obligations under this Agreement without the approval of the Seller to an Affiliate of the Purchaser or to the purchaser of all or substantially all of the BPH Assets. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.

SECTION 9.08 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 9.10.

SECTION 9.09 Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

SECTION 9.10 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.11 No Third Party Beneficiaries. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

SECTION 9.12 Agreement. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein.

SECTION 9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Name:	Michael H. Tardugno
Title:	President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
Name:	Lawrence C. Best
Title:	Executive Vice President-Finance and Administration and Chief Financial Officer

EXHIBIT 1.01(a)

FORMS OF ASSIGNMENT OF INTELLECTUAL PROPERTY

PATENT ASSIGNMENT

This PATENT ASSIGNMENT (this “Assignment”) is made and entered into this      day of             , 2007 by and between Celsion Corporation, a Delaware corporation (“Assignor”), and Boston Scientific Corporation, a Delaware corporation (“Assignee”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, Assignor is the owner of the patents and patent applications set forth on Schedule A hereto (the “Patents”);

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated April 17, 2007 (the “Purchase Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, Assignee agreed to purchase the BPH Business from Assignor, including all of Assignor’s right, title and interest in and to the Patents; and

WHEREAS, the execution and delivery of this Assignment is a condition to Closing.

NOW THEREFORE, for the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Effective upon the Closing, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Patents, including all rights therein provided by international conventions and treaties, and the right to sue for past, present and future infringement thereof.

2. No Warranties. Except as expressly provided in the Purchase Agreement, Assignor makes no warranties, express or implied, with respect to the Patents.

3. Further Assurances. Assignor hereby covenants that Assignor shall, at the cost and expense of Assignee, take all actions and execute all documents necessary or desirable to record and perfect the interest of Assignee in and to the Patents, and shall not enter into any agreement in conflict with this Assignment.

IN WITNESS WHEREOF, each Party has caused this Assignment to be executed as of the date first written above by its duly authorized officer.

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

SCHEDULE A

Country	Application No.	Patent No.	Filing Date	Issue Date

TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT (this “Assignment”) is made and entered into this      day of             , 2007 by and between Celsion Corporation, a Delaware corporation (“Assignor”), and Boston Scientific Corporation, a Delaware corporation (“Assignee”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, Assignor is the owner of the trademarks, trademark registrations and trademark applications set forth on Schedule A hereto (the “Trademarks”);

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated April 17, 2007 (the “Purchase Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, Assignee agreed to purchase the BPH Business from Assignor, including all of Assignor’s right, title and interest in and to the Trademarks and any and all goodwill of the business symbolized by the Trademarks; and

WHEREAS, the execution and delivery of this Assignment is a condition to Closing.

NOW THEREFORE, for the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Effective upon the Closing, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Trademarks and any and all goodwill of the business symbolized by the Trademarks, including all rights therein provided by international conventions and treaties, and the right to sue for past, present and future infringement thereof.

2. No Warranties. Except as expressly provided in the Purchase Agreement, Assignor makes no warranties, express or implied, with respect to the Trademarks.

3. Further Assurances. Assignor hereby covenants that Assignor shall, at the cost and expense of Assignee, take all actions and execute all documents necessary or desirable to record and perfect the interest of Assignee in and to the Trademarks, and shall not enter into any agreement in conflict with this Assignment.

IN WITNESS WHEREOF, each Party has caused this Assignment to be executed as of the date first written above by its duly authorized officer.

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

SCHEDULE A

Mark	Application No.	Filing Date

COPYRIGHT ASSIGNMENT

This COPYRIGHT ASSIGNMENT (this “Assignment”) is made and entered into this      day of             , 2007 by and between Celsion Corporation, a Delaware corporation (“Assignor”), and Boston Scientific Corporation, a Delaware corporation (“Assignee”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, Assignor is the owner of the copyrights, copyright registrations and copyright applications set forth on Schedule A hereto (the “Copyrights”);

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated April 17, 2007 (the “Purchase Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, Assignee agreed to purchase the BPH Business from Assignor, including all of Assignor’s right, title and interest in and to the Copyrights; and

WHEREAS, the execution and delivery of this Assignment is a condition to Closing.

NOW THEREFORE, for the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Effective upon the Closing, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Copyrights, including all rights therein provided by international conventions and treaties, and the right to sue for past, present and future infringement thereof.

2. No Warranties. Except as expressly provided in the Purchase Agreement, Assignor makes no warranties, express or implied, with respect to the Copyrights.

3. Further Assurances. Assignor hereby covenants that Assignor shall, at the cost and expense of Assignee, take all actions and execute all documents necessary or desirable to record and perfect the interest of Assignee in and to the Copyrights, and shall not enter into any agreement in conflict with this Assignment.

IN WITNESS WHEREOF, each Party has caused this Assignment to be executed as of the date first written above by its duly authorized officer.

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

SCHEDULE A

Copyright	Application No.	Filing Date

EXHIBIT 1.01(b)

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                  , 2007 (this “Agreement”), by and between CELSION CORPORATION, a Delaware corporation (the “Seller”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser”).

WHEREAS, the Seller and the Purchaser have entered into an Asset Purchase Agreement, dated as of April 17, 2007 (the “Asset Purchase Agreement”), providing, among other things, for the assumption by the Purchaser of certain liabilities of the Seller relating to the BPH Business;

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

2. Assumption of Liabilities. Subject to Section 3 hereof, the Purchaser hereby assumes and agrees to pay, perform and discharge when due the following and no other Liabilities of the Seller as of the date hereof (the “Assumed Liabilities”):

(i) all Liabilities with respect to, arising out of or relating to the ownership, possession or use of the BPH Assets or the operation of the BPH Business, in each case, by the Purchaser after the Closing Date, including all Claims or Losses related in whole or in part to injuries and losses from products or services manufactured, produced, filled, packaged, marketed, sold or otherwise distributed by or on behalf of the Purchaser after the Closing Date;

(ii) all Liabilities under all contracts, licenses (including Seller IP Agreements), sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers, in each case, related to the BPH Business, transferred to the Purchaser and to the extent attributable to the period after the Closing Date (other than Liabilities or obligations attributable to any failure by the Seller to comply with the terms thereof);

(iii) all Claims or Losses arising out of or resulting from the breach of any representation or warranty, covenant or agreement by BSC contained in the Distribution Agreement or resulting from the performance by BSC of its obligations under Sections 2.02 and 2.05 of the Distribution Agreement; and

(iv) all Liabilities arising after the Closing Date relating to the employment by the Purchaser of any employees of the Seller arising in the course of such employment.

3. Excluded Liabilities. Notwithstanding the provisions of Section 2 hereof, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the date hereof or at any time thereafter, other than the Assumed Liabilities (the “Excluded Liabilities”), including, without limitation:

(i) all Indebtedness of the Seller;

(ii) all Liabilities relating to employees of the Seller, including all Liabilities under any of the Seller’s employee benefits agreements, plans or other arrangements;

(iii) all accounts payable and other accrued liabilities with respect to the BPH Business incurred on or prior to the Closing Date;

(iv) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the BPH Assets or the BPH Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

(v) all Liabilities pursuant to Environmental Law arising from or related to any action, event, circumstance or condition related to the BPH Business or the Real Property, in each case occurring or existing on or prior to the Closing Date;

(vi) all Claims or Losses related in whole or in part to injuries and losses from products or services manufactured, produced, filled, packaged, marketed, sold or otherwise distributed by or on behalf of the Seller on or prior to the Closing Date;

(vii) all Liabilities arising out of any action, suit, proceeding or investigation pending or threatened as of, or arising out of or relating to any event or condition occurring or existing on or prior to, the Closing Date;

(viii) all Liabilities under all contracts, licenses, sublicenses, agreements, leases, subleases, commitments, and sales and purchase orders, and under all bids and offers, in each case related to the BPH Business to the extent arising on or prior to the Closing Date or otherwise attributable to any failure by the Seller to comply with the terms thereof;

(ix) all Liabilities relating to or arising out of the Excluded Assets; and

(x) all other Liabilities with respect to, arising out of or relating to the ownership, possession or use of the BPH Assets or the operation of the BPH Business by the Seller or any Affiliate of the Seller prior to the Closing Date.

4. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5. Assignment; Binding upon Successors and Assigns. Except as provided in this Section 5, neither the Seller nor the Purchaser may assign any of its rights or obligations hereunder without the express written consent of the other party (which consent may be granted or withheld in the reasonable discretion of such party); provided that the Purchaser may assign its rights and obligations under this Agreement without the approval of the Seller to an Affiliate of the Purchaser or to the purchaser of all or substantially all of the BPH Assets. In the event of such an assignment pursuant to the preceding sentence, the assignee shall receive the benefit of this Agreement and shall succeed to all of the rights of the assigning party hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.

6. No Rights in Third Parties. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than the Purchaser and the Seller and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

8. Further Action. Each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CELSION CORPORATION

By
Name:
Title:

BOSTON SCIENTIFIC CORPORATION

By
Name:
Title:

EXHIBIT 1.01(c)

FORM OF BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT, dated as of                  , 2007, from CELSION CORPORATION, a Delaware corporation (the “Seller”) to BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Purchaser”).

WHEREAS, the Seller and the Purchaser have entered into an Asset Purchase Agreement, dated as of April 17, 2007 (the “Asset Purchase Agreement”), providing, among other things, for the sale to the Purchaser of certain assets of the Seller; and

WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the Closing.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, the Seller, intending to be legally bound, does hereby agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

2. Sale and Assignment of Assets. The Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby purchases from the Seller, free and clear of all liens, claims, interests and Encumbrances (other than Permitted Encumbrances), all of the Seller’s right, title and interest in and to the following:

(i) the BPH Business as a going concern;

(ii) the goodwill of the Seller relating to the BPH Business;

(iii) all the Owned Real Property, if any, and all leasehold rights in respect of the Leased Real Property, if any;

(iv) all furniture, fixtures, equipment, machinery, vehicles and other tangible personal property primarily used in the conduct of the BPH Business and not otherwise included in clause (iii) above;

(v) all Control Units, wherever located (including at customer sites), owned by the Seller;

(vi) all Inventories;

(vii) all Receivables arising from the conduct of the BPH Business following the Closing Date;

(viii) all prepaid items, including any ad valorem Taxes, leases and rentals, related to the BPH Business;

(ix) all books of account, general, financial, Tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller in connection with the BPH Business, including all correspondence records related to the Product Approvals;

(x) all the Seller’s right, title and interest in, to and under the BPH Intellectual Property and the Seller IP Agreements, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages, costs and attorney’s fees for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

(xi) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof) related to the BPH Business pertaining to or inuring to the benefit of the Seller; provided, that, all damages, awards, payments and reimbursements of costs inuring to the benefit of the Seller (including all structured settlement or deferred payment awards and rights to insurance proceeds) arising out of any Action commenced prior to the Closing shall be owned by the Seller, subject to (A) any rights, pursuant to the Distribution Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Distribution Agreement) and (B) any rights, pursuant to the Transaction Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Transaction Agreement), in each case, in such Action;

(xii) all manufacturing information, sales and promotional literature, lists of former and present suppliers and customers and other sales-related materials related to the BPH Business, including the Products, owned, used, associated with or employed by the Seller at the Closing Date;

(xiii) all scientific, clinical, technical and other data related to the Products;

(xiv) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers (to the extent such offers are transferable), in each case, related to the BPH Business;

(xv) all permits, licenses, agreements, waivers, authorizations and approvals, including all Product Approvals, owned, held or used by the Seller in connection with, or required for, the BPH Business, to the extent transferable; and

(xvi) all the Seller’s right, title and interest on the Closing Date in, to and under all other assets, rights, claims, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller related to the BPH Business.

3. Excluded Assets. Notwithstanding the provisions of Section 2 hereof, the BPH Assets shall not include, and the Seller shall not sell, assign, transfer or deliver to the Purchaser, the Seller’s right, title and interest in and to the following:

(i) all Receivables arising from the conduct of the BPH Business on or prior to the Closing Date;

(ii) all insurance policies related to claims by the Seller for Losses arising on or prior to the Closing Date;

(iii) all refunds related to Taxes now or hereafter paid by the Seller or any Affiliate of the Seller, or attributable to the BPH Assets or the BPH Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

(iv) all minute and stock books of the Seller and any other documents relating to the organization, maintenance and existence of the Seller as a corporation;

(v) all damages, awards, payments and reimbursements of costs inuring to the benefit of the Seller (including all structured settlement or deferred payment awards and rights to insurance proceeds) arising out of any Action commenced prior to the Closing, other than (A) any rights, pursuant to the Distribution Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Distribution Agreement) and (B) any rights, pursuant to the Transaction Agreement, of BSC or any other BSC Indemnified Party (as such term is defined in the Transaction Agreement), in each case, in such Action; and

(vi) all rights of the Seller under this Agreement and the Ancillary Agreements.

4. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Purchaser’s request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Purchaser any of the BPH Assets.

5. Obligations and Liabilities Not Assumed. The terms and provisions of the assumption of liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser and the Seller. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any liabilities of the Seller. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

6. Assignment; Binding upon Successors and Assigns. This Bill of Sale and Assignment shall not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided that the Purchaser may assign its rights and obligations under this Agreement without the approval of the Seller to an Affiliate of the Purchaser or to the purchaser of all or substantially all of the BPH Assets. In the event of such an assignment pursuant to the preceding sentence, the assignee shall receive the benefit of this Bill of Sale and Assignment and shall succeed to all of the rights of the Purchaser hereunder. This Bill of Sale and Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Bill of Sale and Assignment.

7. No Rights in Third Parties. Nothing expressed or implied in this Bill of Sale and Assignment is intended to confer upon any person, other than the Purchaser and the Seller and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale and Assignment.

8. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Seller or the Purchaser.

9. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the parties hereto as of the date first above written.

CELSION CORPORATION

By:
Name:
Title:

BOSTON SCIENTIFIC CORPORATION

By:
Name:
Title:

Exhibit 2.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.

FORM OF

CONVERTIBLE PROMISSORY NOTE

$[ ]	[ ], 200[ ]

1. Promise to Repay. Celsion Corporation, a Delaware corporation (the “Borrower”), promises to pay to Boston Scientific Corporation, a Delaware corporation (“Lender”; capitalized terms used but not defined herein have the meanings given to them in the Asset Purchase Agreement, dated as of April 17, 2007, between Borrower and Lender (the “Asset Purchase Agreement”)), or its registered assigns, the principal sum of [            ] and [            ]/100 Dollars ($[            ]) together with interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing to Lender in accordance with the terms contained herein as repayment of the $[            ] loan Lender has made to Borrower on the date hereof in respect of Purchaser Amounts under Section 2.10 of the Asset Purchase Agreement. If the Purchaser Amounts ultimately actually paid by Lender to third parties are less than originally estimated by Purchaser in establishing the initial principal amount of this Note, the principal amount of this Note shall be reduced on a dollar-for-dollar basis to reflect such reduced Purchaser Amounts effective as of the date such final Purchaser Amounts are calculable.

2. Interest. Borrower shall pay interest from the date of this Note on the principal amount outstanding from time to time at a rate per annum equal to one percent (1%) above that rate of interest that The Bank of America publicly announces as, and declares to be, the regular commercial prime rate of interest of such bank that such bank uses as a guideline for, and a standard in determining, actual interest rates charged commercial borrowers (the “Prime Rate”). Changes in the interest rate applicable in determining the interest due hereunder shall be made daily as of and immediately upon the occurrence of changes in the Prime Rate. Notwithstanding any other provision contained in this Note, the maximum rate of interest hereunder at any time shall not exceed the maximum rate then permitted by law. The interest shall be due on the first to occur of (i) the Maturity Date (as defined below), (ii) upon repayment of the Note in full or (iii) upon conversion of the principal amount plus accrued interest, if any, of the Note to shares of Borrower’s common stock, par value $.01 (the “Common Stock”), as provided in Section 6 below.

3. Calculation of Interest. Interest on the principal amount of this Note shall be calculated on the basis of a 360 day per year factor applied to the actual days on which there exists an unpaid principal balance due under this Note.

4. Maturity. The principal balance of this Note, together with all then unpaid and accrued interest, shall be due and payable in full on the earlier to occur of (a) the consummation of a Change in Control Transaction, (b) five Business Days following the first date that the “net sales,” calculated in a manner consistent with the calculation thereof for Borrower’s audited financial statements contained in its most recent Annual Report on Form 10-K, generated by Borrower and its Subsidiaries for the immediately preceding twelve-month period exceed $20 million, (c) three Business Days following the day on which Borrower or any of its Subsidiaries receives at least $20 million of proceeds from the sale of any equity securities or securities convertible into equity securities of Borrower or any of its Subsidiaries, or (d) three Business Days following the occurrence of a default of the sort described in Section 9 (the earlier of such dates, the “Maturity Date”).

For purposes of this Note, “Change of Control Transaction” means:

(i) the sale, lease, exchange, conveyance, disposition or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower or any Subsidiary to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates thereof;

(ii) the consolidation or merger of Borrower or any Subsidiary with or into any Person as a result of which the beneficial owners of the Capital Stock of Borrower or such Subsidiary immediately prior to such consolidation or merger cease to beneficially own, in the aggregate, 50% or more of the outstanding shares of Capital Stock of Borrower or such Subsidiary as a result of such consolidation or merger;

(iii) any Person or Group, together with any Affiliates thereof (other than the Permitted Holders) becoming the beneficial owner or owner of record (by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Borrower; or

(iv) any Person or Group, together with any Affiliates or related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of Borrower after such election who was a nominee of or is an Affiliate or related Person of such Person or Group, will constitute a majority of the Board of Directors of Borrower.

5. Prepayment. Borrower may prepay this Note, together with all then unpaid and accrued interest, in whole or in part at any time or from time to time without penalty or additional interest; provided, however, that Borrower may not prepay any Conversion Amount (as defined below) that is the subject of a Conversion Notice (as defined below). Any amounts prepaid hereunder shall be applied as provided in Section 7 below.

6. Conversion. Lender may convert the principal balance plus accrued interest, if any, in whole or in part, into shares of Common Stock, at its election at any time beginning (a) on the earlier of (x) the Business Day following the day on which the Company enters into a definitive agreement with respect to a Change in Control Transaction and (y) the occurrence of a Change of Control Transaction, (b) five Business Days following the first date that the “net sales”, calculated in a manner consistent with the calculation thereof for Borrower’s audited financial statements contained in its most recent Annual Report on Form 10-K, generated by Borrower and its Subsidiaries for the immediately preceding twelve-month period exceed $20 million, (c) three Business Days following the day on which Borrower or any of its Subsidiaries receives at least $20 million of proceeds from the sale of any equity securities or securities convertible into equity securities of Borrower or any of its Subsidiaries, or (d) three Business Days following the occurrence of a default of the sort described in Section 9 (the “Conversion”). The conversion price for this Note shall be (x) the average closing price per share of Common Stock on the American Stock Exchange (or such other stock exchange, interdealer quotation system or other market as then may be the primary market for transaction in the Common Stock of Borrower) as reported on www.Bloomberg.com (or, if unavailable, as reported by Reuters) for the fifteen consecutive trading days ending on the second trading day prior to the date on which Lender delivers the Conversion Notice or (y) if the Common Stock is not traded on the American Stock Exchange or any other stock exchange, interdealer quotation system or other market, at a price per share to be mutually agreed upon by Borrower and Lender or, if Borrower and Lender are unable to agree, at a price per share indicative of the fair market value of a share of Common Stock as determined by an independent investment bank selected by Lender and reasonably acceptable to Borrower (as applicable, the “Conversion Price”).

If Lender undertakes the Conversion, Lender shall notify Borrower of the Conversion (the “Conversion Notice”) including the amount of the principal balance of the Note plus accrued interest up to, but not including, the Note Conversion Date (as defined below) to be converted. The effective date of the Conversion shall be the date of the Conversion Notice (the “Note Conversion Date”). Any amounts so converted to shares of Common Stock of Borrower shall reduce on a dollar for dollar basis the outstanding principal balance and accrued interest, if any, of this Note.

On full conversion of the Note, Lender shall surrender this Note at Borrower’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Lender shall deliver an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in the case of mutilation, Lender shall surrender and cancel this Note. Any fractional shares to be issued upon the Conversion shall be rounded down to the nearest whole share, and Borrower shall pay to Lender a cash amount equal to such fractional share. On conversion, Lender will be entitled to any accrued but unpaid interest on the converted principal amount of this Note which has not been converted into shares of Common Stock as described above through the Note Conversion Date. Borrower warrants that Common Stock issuable on the Conversion will, upon Conversion, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

7. Payments. Payments will be applied first to interest and then to principal. Payments of interest must be made in such coin or currency of the United States of America as at the time of payment is legal tender of the payment of public and private debts. Payments received after 2:00 P.M. will be treated as being received on the next banking day. If any interest is paid on this Note that is deemed to exceed the then legal maximum rate, that portion of the interest payment representing an amount in excess of the then legal maximum rate will be deemed a payment of principal and applied to the principal balance of this Note.

8. Events of Default and Remedies. Any failure to make any payment due under this Note when due or upon the failure to comply with any other terms and provisions of this Note shall be a default under this Note and shall entitle Lender to all of the rights and remedies specified herein or otherwise available under applicable law, without notice, any right to cure, or obligation to make demand for payment. Upon a default, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and other sums due hereunder, shall immediately become due and payable in full and Lender shall have the right to bring suit for such amount and to exercise any other remedies available.

9. Negative Covenants. So long as any amount under this Note shall remain unpaid, and unless Borrower shall have otherwise obtained the prior written consent of Lender, Borrower will not, and will not permit any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by Borrower directly or indirectly through one or more intermediaries (each a “Subsidiary”) to (a) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of Borrower or any Subsidiary or (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Borrower or any Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of Borrower or any Subsidiary, except (i) as required pursuant to an instrument existing on the date of the Asset Purchase Agreement or (ii) to the extent that the aggregate amount of funds used to effect any such purchase, redemption, other acquisition or retirement is equal to or less than the aggregate proceeds to Borrower or any of its Subsidiaries from the sale of any equity securities or securities convertible into equity securities of Borrower or any of its Subsidiaries during the period between the date of this Note and the date of such event.

10. Costs of Collection. If at any time the Indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, Borrower hereby agrees to pay all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in collecting or attempting to collect such indebtedness.

11. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Confession of Judgment. Upon any default hereunder and to the extent permitted by law, Borrower authorizes any attorney admitted to practice before any court of record in the United States on behalf of Borrower to confess judgment against Borrower in the full amount due under this Note, including outstanding principal, accrued and unpaid interest and all other sums due hereunder. Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Borrower any right or privilege, stay of execution, or supplementary proceeding or other relief from the immediate enforcement of a judgment or related proceedings on a judgment. The authority granted herein shall not be exhausted by any one or more exercises or be extinguished by any judgment entered and may be exercised on one or more occasions and in one or more jurisdictions.

13. No Waiver. The delay or failure of Lender to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of Lender shall be effective unless in writing and signed by Lender and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

14. Notices. Any notices or other communication required hereunder shall be deemed properly given if delivered in person or if mailed by registered or certified mail, postage prepaid, return receipt requested to the parties at the following addresses:

if to Borrower, to:

Celsion Corporation

10220-L Old Columbia Road

Columbia, Maryland 21046-1705

Attention: President and Chief Executive Officer

Facsimile No: (410) 290-5394

with a copy to:

Venable LLP

Two Hopkins Plaza, Suite 1800

Baltimore, Maryland 21201

Attention: Michael J. Baader, Esq.

Facsimile: (410) 244-7742

if to Lender:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: Lawrence C. Best

Facsimile No: (508) 650-8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: General Counsel

Facsimile No: (508) 650-8956

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Clare O’Brien, Esq.

Facsimile No: (646) 848-8966

IN WITNESS WHEREOF, Borrower has caused this Note to be executed on its behalf by its duly authorized officer as of the day and year first above written.

CELSION CORPORATION,
a Delaware corporation

By
Name:
Title:

EXHIBIT 5.09

FORM OF TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT, dated as of                          , 2007 (this “Agreement”), between CELSION CORPORATION, a Delaware corporation (“Celsion”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSC”).

W I T N E S S E T H:

WHEREAS, Celsion and BSC have entered into an Asset Purchase Agreement, dated as of April 17, 2007, (the “Purchase Agreement”; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement), pursuant to which Celsion agreed to sell to BSC and BSC agreed to purchase from Celsion, certain assets of Celsion, all as more particularly set forth in the Purchase Agreement;

WHEREAS, it is contemplated under Section 5.09 of the Agreement that Celsion will provide to BSC and its subsidiaries at a cost to BSC equal to Celsion’s fully allocated cost those services reasonably necessary for the conduct of the Business during the transitional period following the date hereof, all as more particularly set forth herein;

WHEREAS, Celsion is willing to provide, or cause to be provided, such services to BSC on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Celsion and BSC hereby agree as follows:

1. Provision of Transition Services; Reimbursement of Expenses. (a) Celsion agrees to provide, or cause to be provided (upon the written request of the BSC entity for which such services will be provided identifying in reasonable detail the specifics of each Line Item of Service to be performed by Celsion) to BSC and its subsidiaries for a period ending on the 12 months anniversary of the date hereof, unless otherwise specified herein (the “Term”), each line item of service set forth on Exhibit A hereto (each such item, a “Line Item of Service”, and, collectively, all services provided hereunder being the “Transition Services”). Celsion shall provide, or cause to be provided, the Transition Services pursuant to this Agreement in a commercially reasonable manner consistent with the manner and level of care with which such services were previously conducted by or provided to Celsion. During the Term, Celsion shall assist BSC in the transfer of responsibility for the Transition Services to BSC and BSC shall use all commercially reasonable efforts to assume the responsibility for the Transition Services as promptly as practicable. Celsion’s obligation to deliver a Line Item of Service shall be conditional upon Celsion obtaining the consent, where necessary, of any relevant third party provider; provided, however, that if such consent cannot be obtained, the parties shall use their respective reasonable efforts to arrange for alternative methods of delivering such Line Item of Service.

(b) Each BSC entity shall reimburse each Celsion entity promptly upon the receipt by that BSC entity of a reasonably detailed written invoice from the Celsion entity providing the particular Transition Services for each Line Item of Service rendered hereunder. Each BSC entity shall reimburse the billing Celsion entity for Celsion’s fully allocated cost for each Line Item of Service. All invoices sent by a Celsion entity hereunder shall be sent to the BSC entity for which a particular Line Item of Service has been requested. Any payments pursuant to this Agreement shall be made in the currency of the billing Celsion entity, within thirty (30) days after the date of receipt by each BSC entity of Celsion’s invoice. Celsion reserves the right to charge interest on any amount which has been due from any particular BSC entity for more than thirty (30) days, at a rate equal to the prime lending rate in the billing country plus 1% per annum, and to suspend performance under this Agreement upon failure of any particular BSC entity to make three or more consecutive payments as to each BSC entity pursuant to this Agreement. BSC hereby guarantees the performance of all BSC entities. Celsion hereby guarantees the performance of all Celsion entities.

(c) Subject to its obligations to make payments pursuant to this Agreement for services previously rendered, BSC, or any appropriate BSC entity, may terminate any or all Line Items of Service, either in whole or in part, under this Agreement upon 30 business days’ written notice.

(d) With respect to a particular Line Item of Service, Celsion, or any appropriate Celsion entity, shall be responsible for selecting the employees who will perform any particular Line Item of Service and administering such employees, i.e. setting such employees’ hours of work, establishing compensation structure, work load balancing, etc., subject to Section 1(a) of this Agreement. BSC, or any appropriate BSC entity, shall have the right to assist Celsion, or any appropriate Celsion entity, in directing the employees assigned to perform specific Line Items of Service with respect to the substance of their work and for determining authorization levels governing each particular Line Item of Service and funds that employees will have the right to commit to each Line Item of Service.

(e) For a period ending on the earlier of (i) such date as BSC can independently manufacture three lots of the Product on a consistent reproducable basis and (ii) the 12 months anniversary of the date hereof (the “Assistance Term”), Celsion shall make available to BSC, on a full-time basis, the personnel that are listed on Exhibit B attached hereto for the purposes of rendering Transition Services hereunder; provided, however, that if an employee has joint responsibilities with respect to the BPH Business and non-BPH Business aspects of Celsion’s business, the amount of time such employee shall be committed to provide to BSC shall be mutually agreed upon by BSC and Celsion. Celsion’s obligation to BSC under this Section 1(e) shall expire with respect to any personnel that are listed on Exhibit B on the earliest of: (i) the date on which such person resigns (or retires) from Celsion or is terminated by Celsion (which termination may only be for good cause, as determined by Celsion in good faith); (ii) the point in time after which BSC no longer requires the services of such person and terminates such services on 30 days’ written notice to Celsion, and (iii) the expiration of the Assistance Term. BSC shall pay Celsion for the services provided in this Section 1(e) in accordance with Section 1(b).

(f) Celsion shall, and shall cause its employees to, observe and comply in all material respects with any and all Laws bearing on the performance of the Transition Services, including but not limited to (as applicable), the Occupational Safety & Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act, the Americans with Disability

Act and Executive Order 11246, as amended (including Equal Opportunity and Nondiscrimination provisions thereof), FIFRA and all Environmental Laws pertinent to the performance of the Transition Services.

(g) Celsion shall maintain any facility, office or other space which is provided under this Agreement in compliance in all material respects with all applicable Laws and regulations and in reasonable repair consistent with past practice, and shall maintain all material licenses and permits necessary or desirable with respect to such properties. Celsion shall also maintain appropriate property, casualty and general liability insurance with respect to any such space occupied or shared by Celsion and BSC, including coverage for damage to or destruction of any personal property located on such premises; provided, however, that BSC shall maintain personal property insurance with respect to its personal property.

(h) Celsion agrees to indemnify BSC and its Affiliates, officers, directors, employees, agents, successors and assigns for and hold them harmless from any liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) incurred by them arising out of the provision by Celsion or any of its Affiliates of Transition Services, except where such liabilities, losses, damages, costs and expenses arise out of the gross negligence, willful misconduct or bad faith of, or the violation of any Law by, any of such persons, or willful breach of any of BSC’s obligations under this Agreement. Notwithstanding the foregoing, in no event shall Celsion be liable to BSC for any consequential, incidental or special damages suffered by BSC arising out of this Agreement.

2. Force Majeure. Subject to the last sentence of this Section 2, any delay in the performance of any of the duties or obligations of either Celsion or BSC hereunder (except for payment obligations) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any of the following: acts of God; acts of the public enemy; insurrections; riots; embargoes; labor disputes, such as strikes, lockouts or boycotts; fires; explosions; floods; earthquakes; and mud slides, provided that any of such events must be (a) beyond the reasonable control of the party declaring a force majeure event and (b) not owing to the negligence or willful misconduct of the party declaring a force majeure event. The party declaring a force majeure event shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. If the force majeure event continues for a consecutive 90-day period, the delay in the performance of any of the duties or obligations of the party declaring the force majeure event shall cease to be protected by this Section 2 and the other party may terminate this Agreement immediately upon notice to the party declaring the force majeure event.

3. Confidentiality. (a) Each of Celsion and BSC hereby acknowledges that such party’s Confidential Information may be exposed to the other parties’ employees and agents as a result of the activities contemplated by this Agreement. During the term of this Agreement and for the period of five years thereafter, the Receiving Party shall maintain Confidential Information in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement. The Receiving Party hereby shall exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, or agents. Upon termination of this Agreement, Celsion and BSC hereby shall return to the other, upon demand, all Confidential Information in its possession or, upon demand, to destroy such Confidential Information and provide a certificate to the other of such destruction. For the purposes of this Section 3, “Confidential Information” means all nonpublic proprietary information and materials (whether or not patentable), disclosed by Celsion or BSC (the “Disclosing Party” to the other (the “Receiving Party”), irrespective of the manner in which the Disclosing Party disclosed such information, in furtherance of this Agreement.

(b) The provisions of Section 3(a) shall not apply to any Confidential Information disclosed hereunder that:

(i) is lawfully disclosed to the Receiving Party by an independent, unaffiliated Person rightfully in possession of the Confidential Information and under no confidentiality or fiduciary obligation not to make disclosure;

(ii) becomes published or generally known to the public through no fault or omission on the part of the Receiving Party;

(iii) is developed independently by the Receiving Party without access to the Confidential Information of the Disclosing Party;

(iv) a Receiving Party is legally compelled to disclose; provided, however, that the Receiving Party shall provide prompt written notice of such requirement to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy or waive compliance with Section 3(a); and provided further that in the event that such protective order or other remedy is not obtained or the Disclosing Party does not waive compliance with Section 3(a), the Receiving Party shall be permitted to furnish only that portion of such Confidential Information that is legally required to be provided and the Receiving Party shall exercise its reasonable best efforts to obtain assurances that confidential treatment shall be accorded such information.

4. Right to Audit. For a period of six (6) months after BSC receives an invoice from Celsion for the provisions of Transition Services, BSC shall be provided, subject to the provision contained in Section 3 above, reasonable access to and the right to audit, at its cost and expense, by a mutually acceptable nationally recognized accounting firm all of Celsion’s books and records principally relating to the provision of the Transition Services hereunder; provided, however, that neither BSC nor any agent of BSC shall have access to proprietary technology of Celsion by virtue of this Section 4.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a)	if to Celsion:

Celsion Corporation

10220-I Old Columbia Road

Columbia, Maryland 21046-1705

Attention: President and Chief Executive Officer

Facsimile No: (410) 290-5394

with a copy to:

Venable, Baetjer and Howard, LLP

Two Hopkins Plaza, Suite 1800

Baltimore, Maryland 21201

Attention: Michael J. Baader, Esq.

Facsimile: (410) 244-7742

(b)	if to the Purchaser:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention:

Facsimile No: (508) 650-8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: General Counsel

Facsimile No: (508) 650-8956

6. Independent Contractor. Celsion shall act as an independent contractor and not as the agent of BSC in performing the Transition Services, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign. No employee of Celsion performing Transition Services shall be considered an employee of BSC or any of its affiliates until such time, if ever, as they accept BSC’s offer of employment. Furthermore, Celsion shall not subcontract any of the Transition Services without the prior written approval of BSC; provided, however, that Celsion may subcontract the Transition Services to the extent subcontracted on the date hereof. Any such approval or subcontracting of the Transition Services shall not relieve Celsion of its obligations under this Agreement.

7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

8. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

9. Further Action. Each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party, provided that BSC may assign its rights and obligations under this Agreement without the approval of Celsion to an Affiliate of BSC or to the purchaser of all or substantially all of the BPH Assets. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.

11. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Celsion and BSC or (b) by a waiver in accordance with Section 15.

12. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

14. Specific Performance. The parties hereto acknowledge and agree that remedies at law would be an inadequate remedy for the breach of any agreement contained herein and that in addition thereto, the parties hereto shall be entitled to specific performance of the terms hereof or other equitable remedies in the event of any such breach.

15. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CELSION CORPORATION

By:
Name:
Title:

BOSTON SCIENTIFIC CORPORATION

By:
Name:
Title:

EXHIBIT A

TRANSITION SERVICES

1.	Customer, Marketing and Supply Chain Activities

2.	Information Technology (I.T.) Support

3.	Regulatory Services

4.	Laboratory Services/Testing/Trials

5.	Office/Operational Space

6.	Miscellaneous

Any additional Transition Services, reasonably requested by BSC, to the extent such services are necessary or appropriate for the conduct of the BPH Business by BSC and of a nature previously performed by Celsion for the BPH Business.

EXHIBIT B

PERSONNEL

Appendix C

CELSION CORPORATION

PRO FORMA BALANCE SHEET

(UNAUDITED)

	December 31, 2006
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$1,032,674	$11,150,222	(1)	$12,182,896
Short term investments	8,000,000	—		8,000,000
Accounts receivable - trade	1,882,373	(1,882,373	)(2)	—
Other receivables	21,675	14,980,021	(2),(3)	15,001,696
Inventories	2,830,549	(2,830,549	)(2)	—
Prepaid Expenses	430,494	(246,918	)(4)	183,576
Escrow account - license fee	1,824,740	(1,824,740	)(2)	—

Total current assets	16,022,505	19,345,663		35,368,168

Property and equipment - at cost
Furniture and office equipment	185,877	—		185,877
Computer hardware and software	317,390	—		317,390
Laboratory and shop equipment	755,482	(423,945	)(2)	331,537
Leasehold improvements	132,148	—		132,148

	1,390,897	(423,945)		966,952
Less: Accumulated depreciation	875,834	(218,326	)(2)	657,508

Net value of property and equipment	515,063	(205,619)		309,444

Other assets
Advances - Celsion Canada, Ltd. transition agreement	583,322	—		583,322
Note receivable	1,038,416	—		1,038,416
Note receivable - accrued interest	43,190	—		43,190
Deposits	653,931	—		653,931
Patent licensing fee (net of accum. Amort. of $1,875)	73,125	—		73,125

Total other assets	2,391,984	—		2,391,984

Total assets	$18,929,552	$19,140,044		$38,069,596

CELSION CORPORATION

PRO FORMA BALANCE SHEET

(UNAUDITED)

	December 31, 2006
	As Reported	Prolieve		Proforma
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable - trade	$2,135,605	$(1,599,898	)(5)	$535,707
Other accrued liabilities	1,291,469	(724,274	)(5)	567,195
Accrued non-cash compensation	9,500	—		9,500
Current portion of deferred revenue	571,428	(571,428	)(6)	—

Total current liabilities	4,008,002	(2,895,600)		1,112,402

Long-term liabilities
Deferred revenue - license fee	1,809,524	(1,809,524	)(6)	—
Loan payable - principal	15,000,000	(15,000,000	)(7)	—
Loan payable - interest	1,277,698	(1,277,698	)(7)	—
Other liabilities	35,152	—		35,152

Total long-term liabilities	18,122,374	(18,087,222)		35,152

Total liabilities	22,130,376	(20,982,822)		1,147,554

Stockholders’ (deficit) equity
Common stock - $0.01 par value (250,000,000 shares authorized; 10,739,804 shares issued and outstanding).	107,398	—		107,398
Additional paid-in capital	87,178,592	—		87,178,592
Accumulated deficit	(90,486,814)	40,122,866		(50,363,948)

Total stockholders’ (deficit) equity	(3,200,824)	40,122,866		36,922,042

Total liabilities and stockholders’ (deficit) equity	$18,929,552	$19,140,044		$38,069,596

Notes to unaudited Pro Forma Statement of Operations

(1)	Record net proceeds of first installment of asset sale.
(2)	To remove the assets conveyed in the sale of Prolieve.
(3)	Record second and third installment of proceeds from Prolieve asset sale due on the first and second anniversary of closure, less reserve of $15 million for possible indemnity loss.
(4)	Write off of assets that will not be realized after the sale of Prolieve.
(5)	Record payment of Prolieve accounts payable and accrued liabilities.
(6)	Recognition of deferred income accelerated by asset sale.
(7)	Record repayment of loan and accrued interest.

CELSION CORPORATION

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2006
	As Reported	Pro Forma Adjustments		Proforma
Revenues:
Sales of equipment and parts	$11,624,676	$(11,624,676	)(1)	$—
Returns and allowances	373,859	(373,859	)(2)	—

Total revenues	11,250,817	(11,250,817)		—
Cost of sales	6,669,075	(6,669,075	)(3)	—

Gross profit	4,581,742	(4,581,742)		—

Operating expenses:
Research and development	9,345,381	(2,914,200	)(4)	6,431,181
General and administrative	3,722,991	—		3,722,991

Total operating expenses	13,068,372	(2,914,200)		10,154,172

Loss from operations	(8,486,630)	(1,667,542)		(10,154,172)

Other income (expense):
Gain on the sale of Celsion (Canada) Ltd.	1,011,923	—		1,011,923
License fee income amortization	571,429	(571,429	)(5)	—
Other expense, net	(213,869)	—		(213,869)
Interest income	636,561	—		636,561
Interest expense	(1,103,644)	—		(1,103,644)

Loss before income taxes	(7,584,230)	(2,238,971)		(9,823,201)

Income taxes	—	—		—

Net loss	$(7,584,230)	$(2,238,971)		$(9,823,201)

Net loss per common share (basic and diluted)	$(0.71)	$(0.21)		$(0.92)

Weighted average shares outstanding	10,728,435	10,728,435		10,728,435

Notes to unaudited Pro Forma Statement of Operations

(1)	To eliminate remove revenues related to the Prolieve business.
(2)	To eliminate the returns and allowances related to the Prolieve business.
(3)	To eliminate the cost of sales related to the Prolieve business.
(4)	To eliminate research and development expenses related to the Prolieve business.
(5)	To eliminate license fee amortization related to the Prolieve business.

CELSION CORPORATION

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2005
	As Reported	Pro Forma Adjustments		Proforma
Revenues:
Sales of equipment and parts	$12,458,863	$(12,458,863	)(1)	$—
Returns and allowances	138,722	(138,722	)(2)	—

Total revenues	12,320,141	(12,320,141)		—
Cost of sales	8,112,760	(8,112,760	)(3)	—

Gross profit	4,207,381	(4,207,381)		—

Operating expenses:
Research and development	10,081,483	(3,114,175	)(4)	6,967,308
General and administrative	3,405,409	—		3,405,409

Total operating expenses	13,486,892	(3,114,175)		10,372,717

Loss from operations	(9,279,511)	(1,093,206)		(10,372,717)

Other income (expense):
License fee income amortization	571,429	(571,429	)(5)	—
Other expense, net	(96,891)	—		(96,891)
Interest income	299,245	—		299,245
Interest expense	(179,591)	—		(179,591)

Loss before income taxes	(8,685,319)	(1,664,635)		(10,349,954)

Income taxes	—	—		—

Net loss	$(8,685,319)	$(1,664,635)		$(10,349,954)

Net loss per common share (basic and diluted)	$(0.81)	$(0.16)		$(0.97)

Weighted average shares outstanding	10,725,091	10,725,091		10,725,091

Notes to unaudited Pro Forma Statement of Operations

(1)	To eliminate revenues related to the Prolieve business.
(2)	To eliminate the returns and allowances related to the Prolieve business.
(3)	To eliminate the cost of sales related to the Prolieve business.
(4)	To eliminate research and development expenses related to the Prolieve business.
(5)	To eliminate license fee amortization related to the Prolieve business.

CELSION CORPORATION

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended December 31, 2004
	As Reported	Pro Forma Adjustments		Proforma
Revenues:
Sales of equipment and parts	$2,506,228	$(2,506,228	)(1)	$—
Returns and allowances	—	—		—

Total revenues	2,506,228	(2,506,228)		—
Cost of sales	2,100,888	(2,100,888	)(2)	—

Gross profit	405,340	(405,340)		—

Operating expenses:
Research and development	11,533,421	(3,671,538	)(3)	7,861,883
General and administrative	3,470,869	—		3,470,869

Total operating expenses	15,004,290	(3,671,538)		11,332,752

Loss from operations	(14,598,950)	3,266,198		(11,332,752)

Other income (expense):
License fee income amortization	476,191	(476,191	)(4)	—
Other expense, net	(92,203)	—		(92,203)
Interest income	229,914	—		229,914
Interest expense	—	—		—

Loss before income taxes	(13,985,048)	2,790,007		(11,195,041)

Income taxes	—	—		—

Net loss	$(13,985,048)	$2,790,007		$(11,195,041)

Net loss per common share (basic and diluted)	$(1.32)	$0.26		$(1.06)

Weighted average shares outstanding	10,583,772	10,583,772		10,583,772

Notes to unaudited Pro Forma Statement of Operations

(1)	To eliminate revenues related to the Prolieve business.
(2)	To eliminate the cost of sales related to the Prolieve business.
(3)	To eliminate research and development expenses related to the Prolieve business.
(4)	To eliminate license fee amortization related to the Prolieve business.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The foregoing Pro Forma Financial Statements give effect to the sale of our Prolieve assets to Boston Scientific for $60 million. The unaudited Pro Forma Balance Sheet gives effect to this transaction as if it had taken place on December 31, 2006. The unaudited Pro Forma Statements of Operations for the years ended December 31, 2006, 2005 and 2004 reflect this transaction as if it had taken place on January 1, 2004.

The unaudited Pro Forma Financial Statements give effect to the following pro forma adjustments:

1. Sale of Prolieve assets to Boston Scientific

Under the asset sale agreement, we are selling our Prolieve assets to Boston Scientific for $60 million subject to certain indemnification provisions for a period of two years from the closing, in an amount up to $15 million of incurred costs, in the event of unforeseen intellectual property claims related to the Prolieve product.

Purchase price	$60,000,000
Reserve for unforeseen intellectual property claims	(15,000,000)
Closing costs and adjustments	(4,221,918)
Inventory sold to Boston Scientific	(2,830,549)
Property, plant and equipment sold to Boston Scientific	(205,619)
Recognition of deferred income	2,380,952

Gain on Sale	$40,122,866

April 30, 2007

PROXY CARD

IN CONNECTION WITH 2007 ANNUAL MEETING OF STOCKHOLDERS

CELSION CORPORATION

10220-L OLD COLUMBIA ROAD

COLUMBIA, MARYLAND 21046-2364

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION

The undersigned stockholder of CELSION CORPORATION (the “Company”) hereby appoints Michael H. Tardugno and Anthony P. Deasey, and each of them, as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all shares of the Common Stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Annual Meeting of the Stockholders of the Company to be held at 10:00 a.m., local time, on Wednesday, June 13, 2007 at the Four Points by Sheraton BWI Hotel, located at 7032 Elm Road, Baltimore, MD 21240, or at any adjournment, postponement or rescheduling thereof (collectively, the “Annual Meeting”). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting and acknowledges receipt of Notice of the Annual Meeting and the Proxy Statement in connection therewith.

PROPOSAL NO. 1:	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY for all nominees listed below

Nominees: Dr. Max Link, Dr. Kris Venkat and Mr. Michael H. Tardugno

INSTRUCTION: To withhold authority to vote for a nominee, strike through the nominee’s name listed above. To withhold authority as to all nominees, check the appropriate box set forth above.

PROPOSAL NO. 2:	TO APPROVE THE CELSION CORPORATION 2007 STOCK INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL NO. 3:	TO RATIFY THE SELECTION OF STEGMAN & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL NO. 4:	TO RATIFY AND APPROVE THE SALE BY THE COMPANY OF ITS PROLIEVE ASSETS TO BOSTON SCIENTIFIC CORPORATION

FOR	AGAINST	ABSTAIN
☐	☐	☐

DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.

Date	Signature of Owner

Additional Signature of Joint Owner (if any)

If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, JUST SIGN, DATE AND RETURN THIS PROXY—NO BOXES NEED BE CHECKED.

CELSION
CORPORATION 10220-L OLD COLUMBIA ROAD COLUMBIA, MARYLAND 21046-2364

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for election and delivery information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Celsion Corporation, c/o Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717.